UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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Pfizer Inc.
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Pfizer

Breakthroughs that change patients' lives

Proxy Statement for 2025 Annual Meeting of Shareholders

2024 Annual Report on Form 10-K[1]

(1) The 2024 Annual Report on Form 10-K is not included in this filing. The 2024 Annual Report on Form 10-K is included in Appendix A to the Notice of 2025 Annual Meeting and Proxy Statement being mailed to our shareholders beginning on or about March 13, 2025. The Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 13, 2025, is not included in this filing.

Purpose Blueprint

Our Purpose
Breakthroughs that change patients' lives

Our Values

Courage

Excellence

Equity

Joy

Our 2027 Ambition
Change a billion lives a year

Our Core Business Principles

Trust is Everything

Science Will Win

Disruption Calls for Innovation

Time is Life

Execution Makes the Difference

A Letter from Pfizer’s Chairman & Chief Executive Officer			i

A Message from Pfizer’s Lead Independent Director			iv

Notice of 2025 Annual Meeting and Proxy Statement			vi

Our Business and Strategy			1

Item 1 — Election of Directors			6
Criteria for Board Membership	6	Our 2025 Director Nominees	8
Selection of Candidates	6	Director Nominees	11
Director Independence	7

Governance			18
Overview	18	Governance Committee Report	24
Governance Materials Available on Our Website	18	Regulatory and Compliance Committee Report	25
The Board’s Leadership Structure	18	Investor Outreach	26
The Board’s Role in Risk Oversight	19	Public Policy Engagement and Political Participation	29
The Board’s Role in Succession Planning	20	Pfizer Policies on Business Conduct	31
Evaluation of Board Effectiveness	21	Other Governance Practices and Policies	32
Board and Committee Information	21

Non-Employee Director Compensation			33
2024 Director Compensation Table	34

Securities Ownership			35
Beneficial Owners	36	Delinquent Section 16(a) Reports	36

Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm			37
Audit and Non-Audit Fees	38

Audit Committee Report			39

Item 3 — 2025 Advisory Approval of Executive Compensation			40
2024 Advisory Vote on Executive Compensation	40	2025 Advisory Vote on Executive Compensation	41
2024 Pay-for-Performance	40

Compensation Committee Report			42

Executive Compensation			43
Compensation Discussion and Analysis	43	Compensation Tables	70
Executive Summary	44	Financial Measures	92

Shareholder Proposals			93
Item 4 — Shareholder Vote Regarding Golden Parachutes	93	Item 5 — Issue a Report Evaluating the Risks Related to Religious Discrimination Against Employees	96

Annual Meeting Information			98
Annual Meeting	98	Other Business	103
Voting	99	Submitting Proxy Proposals and Director Nominations for the 2026 Annual Meeting	104
Proxy Materials	102
Other Questions	103

A Letter from Pfizer’s Chairman & Chief Executive Officer

Dear Shareholders,
2024 was a strong year of performance and positive impact for Pfizer. Our more than 80,000 global colleagues showed tremendous dedication as they worked to improve lives around the world, advance new breakthroughs and move our company forward. Through our disciplined execution, we achieved or exceeded our goals for each of our five strategic priorities for 2024:

•Achieve world-class Oncology leadership
•Deliver the next wave of pipeline innovation
•Maximize performance of our new products
•Expand margins by realigning our cost base
•Allocate capital to enhance shareholder value.
Delivering for patients and executing on our priorities is how we continue to earn and maintain trust as we advance our purpose. This included expanding global access to medicines and vaccines with our robust and diverse commercial portfolio. We also achieved a series of notable regulatory approvals and pipeline advancements.
PATIENT IMPACT
In 2024, our medicines and vaccines reached more than 414 million patients around the world(¹).
We will continue working to discover, develop and bring forward innovative medicines and vaccines to help address some of the most significant global health challenges.
PERFORMANCE
For full-year 2024, we reported total revenues of $63.6 billion, reflecting 7% year-over-year operational growth. Our operational revenue growth when excluding contributions from our COVID-19 products was 12%(²). With strong contributions across our product portfolio, our performance reinforced the effectiveness of our commercial approach that we refined at the start of 2024 to focus on key products and geographies with optimized resources.
Additionally, cost reduction programs helped us advance work to expand our operating margin and improve operational efficiency. Our cost realignment program is expected to deliver total net cost savings of approximately $4.5 billion by the end of 2025, most of which was achieved by year-end 2024. Our capital allocation strategy is designed to enhance long-term shareholder value with priorities that include: maintaining and growing our dividend over time, reinvesting in our business at an appropriate level of financial return and making share repurchases after de-levering our balance sheet. In 2024, we returned $9.5 billion to shareholders via our quarterly dividend, invested $10.8 billion in internal R&D and paid down approximately $7.8 billion in debt.
HELPING PATIENTS
With 14 approvals received in 2024 from the U.S. Food and Drug Administration or the European Medicines Agency, we advanced new treatment and vaccine options addressing significant areas of patient need.
Highlights included medicines offering renewed hope for patients with metastatic colorectal cancer, advanced urothelial cancer, cervical cancer and several types of prostate cancer, as well as vaccines protecting against respiratory syncytial virus (RSV) and pneumococcal disease.

2025 Proxy Statement Pfizer	i

A Letter from Pfizer’s Chairman & Chief Executive Officer
EXPANDING ACCESS
We’re proud of our strong and innovative partnerships with governments, non-profit organizations and the private sector to help expand access to medicines and vaccines for people in the United States and around the world who face challenges in obtaining treatments they need.
Last year we achieved the milestone delivery of the one billionth dose of our pneumococcal conjugate vaccine for children in lower-income countries through Gavi, the Vaccine Alliance. This was the result of 15 years of partnership contributing to protecting millions of children. We also continue to make meaningful progress with Accord for a Healthier World, our first-of-its-kind initiative working to enable access to our full portfolio of patented and off-patent medicines and vaccines for which Pfizer holds global rights on a not-for-profit basis to 1.2 billion people living in 45 lower-income countries.
FUTURE BREAKTHROUGHS
We had a strong year of R&D pipeline performance in 2024. In addition to more than a dozen major market approvals, we had 7 pivotal study starts and 8 key Phase 3 readouts.
In 2024, we made significant strides toward realizing our vision for accelerating breakthroughs that help people with cancer live better and longer lives. We drove a very successful integration with Seagen, a transformational deal and our largest acquisition in many years. Pfizer is the third largest biopharmaceutical company in oncology in the U.S. by revenue as of December 31, 2024, and we believe we now have one of the most experienced and capable oncology teams in the industry.
Looking forward, we intend to continue advancing our oncology strategy aiming to deliver best-in-class or first-in-class small molecules, antibody drug conjugates (ADCs), and non-ADC biologics, including bispecific and other next-generation antibodies. We are prioritizing the cancer types where we have specific capabilities and deep expertise across research and development, medical and commercial, including breast cancer, genitourinary cancer, hematology and thoracic cancer.
Our R&D teams are also pursuing breakthroughs in other important areas, such as advancing our leadership in protecting against pneumococcal disease and developing a potential therapy for patients with cancer cachexia who lack treatment options for this life-threatening wasting condition.
We are working to further increase the value of our pipeline. Chris Boshoff, MD, Ph.D., has been appointed as our new Chief Scientific Officer. While serving as our Chief Oncology Officer, Dr. Boshoff guided our team in delivering a series of important new therapies. With his leadership, along with the addition last year of Andrew Baum, MA, BM ChB, as our new Chief Strategy and Innovation Officer, we are bringing a sharpened focus to directing our R&D investments toward the most impactful opportunities.
HARNESSING THE POWER OF AI
Artificial Intelligence (AI) and emerging technologies are revolutionizing the discovery, development and delivery of impactful new medicines and vaccines, and we believe Pfizer is well positioned as a leader within the biopharma industry. We continue to advance our strategic roadmap for incorporating AI across every aspect of our business, helping us move with greater speed, effectiveness and precision.
CREATING LONG-TERM VALUE
We reinforced our commitment to strong governance in 2024 by refreshing our Board of Directors with the addition of Mortimer (Tim) J. Buckley and Cyrus Taraporevala, two new members who bring extensive expertise in financial markets and shareholder value creation. After many years of dedicated service, Dr. Helen Hobbs will retire from the Board and will not stand for re-election in 2025. We extend our gratitude to Dr. Hobbs for her service, scientific expertise, valuable industry insights and unwavering commitment to Pfizer and our shareholders.
We believe we have a clear strategy, scientific leadership and strong capabilities that position us to create sustained, long-term value for shareholders and positive impact for the patients and others we’re privileged to serve.

ii	Pfizer 2025 Proxy Statement

A Letter from Pfizer’s Chairman & Chief Executive Officer
WELL POSITIONED FOR THE YEARS TO COME
Since 1849, when Charles Pfizer and Charles Erhart founded Pfizer in Brooklyn, New York, we’ve demonstrated a relentless commitment to innovation, taking on some of the world’s greatest health challenges and improving hundreds of millions of lives. It’s this proud history of caring that drives our colleagues to continue innovating for our future.
We’re proud to be recognized for our progress, including being listed for three consecutive years among the top 10 companies on Fortune World’s Most Admired Companies All-Stars. We ranked No. 4 in the 2024 Access to Medicine Index for our efforts to expand access to our products in low- and middle-income countries.
I want to thank my colleagues for their commitment and hard work throughout 2024. With their focus and execution, we delivered on our financial commitments, strengthened our company and, most importantly, made a difference for those who depend on our medicines and vaccines.
As we continue to focus on patients and advancing our purpose with integrity, I’m confident that we’re well positioned for 2025 — and in the years to come — to develop and deliver the breakthroughs of tomorrow that will build on what we’ve done today.
Thank you for your continued engagement and support of Pfizer and the important work we do every day.

Dr. Albert Bourla Chairman & Chief Executive Officer

We encourage you to read our 2024 Annual Report on Form 10-K, which includes our audited consolidated financial statements as of and for the year ended December 31, 2024, and the sections captioned “Risk Factors” and “Forward-Looking Information and Factors that May Affect Future Results,” for a description of the substantial risks and uncertainties related to the forward-looking statements included herein.
(1)     The Patients Reached metric is calculated from Pfizer and third-party datasets. Figures may be limited given the coverage provided by external sources (e.g., calendar duration, geographic and product coverage) and are subject to change. Numbers are estimates and, in some cases, use global volume, daily dosage and number of treatment days to facilitate calculations. Methodologies to calculate estimates may vary by product type given the nature of the product and available data. Patients taking multiple Pfizer products may be counted as multiple patients towards total. Numbers include estimated patient counts from our Accord for a Healthier World program. Numbers do not include comprehensive estimated patient counts from Ex-U.S. Patient Support Programs. Historical estimates may periodically be subject to revision due to restatements in the underlying data source.
(2)     Operational revenue growth excludes the impact of foreign exchange. For additional information on the company’s operational revenue performance, see the “Our 2024 Performance – Total Revenues” and the “Analysis of the Consolidated Statements of Operations” sections in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2024 Annual Report on Form 10-K.

2025 Proxy Statement Pfizer	iii

A Message from Pfizer’s Lead Independent Director

Dear Shareholders,
On behalf of the Board of Directors, I extend my gratitude to our shareholders for their investment and confidence in Pfizer during this transformative and exciting period. Serving as Lead Independent Director involves both privilege and responsibility and I am proud to serve on Pfizer’s Board of Directors. The full Board and I are dedicated to fulfilling our oversight duties on behalf of our shareholders.

OVERSIGHT OF PERFORMANCE
2024 was a year of significant achievements for Pfizer. The Board’s continued robust oversight contributed to this performance and the company’s work to strengthen its position for the future. The Board focuses on ensuring that management delivers on its responsibility to drive long-term shareholder value creation. In doing so the Board engaged regularly with management over the course of the year to review the company’s corporate strategy and objectives, risk factors and competitive landscape. Key milestones in 2024 that demonstrate Pfizer’s progress, commitment to enhancing shareholder value and strong governance include:
•Successful integration of Seagen to create a leading oncology platform
•Robust cost realignment program expected to deliver approximately $4.5 billion in net cost savings by the end of 2025, most of which was achieved by year-end 2024
•Return of $9.5 billion in capital to shareholders through dividends
•Addition of two new Board members
•Appointments of a new Chief Scientific Officer and President, Research & Development, and a new Chief Strategy and Innovation Officer.
BOARD REFRESHMENT
Pfizer has a world-class, highly engaged Board with Directors providing the relevant expertise, skills and experiences essential to overseeing the company’s business needs and overall strategy. In support of Pfizer’s science-led transformation, our Board includes members with deep knowledge in science and medicine, as well as those with significant experience in business leadership, finance, financial markets, public policy and technology.
We welcomed two distinguished leaders to our Board in 2024 following a thoughtful evaluation process to identify candidates who would complement the Board’s collective skills and bring a fresh business lens to discussions. Cyrus Taraporevala, former President and CEO of State Street Global Advisors, joined the Board in July, and Mortimer (Tim) Buckley, former Chairman and CEO of The Vanguard Group, Inc., joined the Board in October. Cyrus contributes to the Board’s extensive knowledge of global strategy, executive leadership in active and index investment management, and experience in driving organic and inorganic growth. At Vanguard, Tim led a global and growing organization, overseeing multiple business segments. He also previously served as both Chief Technology Officer and Chief Investment Officer at Vanguard.
On a related note, Helen Hobbs has decided to retire from the Board, effective in April 2025, and will not stand for re-election. We sincerely thank Helen for her contributions to the Board, and especially for her leadership as Chair of the Science and Technology Committee.

iv	Pfizer 2025 Proxy Statement

A Message from Pfizer’s Lead Independent Director
SHAREHOLDER ENGAGEMENT
In closing, I would like to thank our shareholders for their ongoing support and the valuable feedback they provide throughout the year. I had the opportunity to meet directly with several investors over the last year, and hearing their perspectives and insights is helpful in informing our strategy, governance and oversight practices.
We value the partnership and engagement of our shareholders and encourage you to participate in the Annual Meeting by exercising your right to vote.

Mr. Shantanu Narayen Lead Independent Director

2025 Proxy Statement Pfizer	v

Notice of 2025 Annual Meeting and Proxy Statement

Voting Your Shares. For information regarding how to vote your shares by telephone, by internet, by mail or at the virtual Annual Meeting, see “Annual Meeting Information – Voting” later in this Proxy Statement.

Items of Business
1.To elect 13 members of the Board of Directors, each until our next Annual Meeting and until his or her successor has been duly elected and qualified.
2.To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2025.
3.To conduct an advisory vote to approve our executive compensation.
4.To consider two shareholder proposals, if properly presented at the Annual Meeting.
5.To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement of the Meeting.
Materials To Review
This booklet contains our Notice of 2025 Annual Meeting and Proxy Statement. Our 2024 Annual Report on Form 10-K is included as Appendix A and is followed by certain Corporate and Shareholder Information. None of Appendix A or the Corporate and Shareholder Information on the back inside cover are a part of our proxy solicitation materials.
This Notice of 2025 Annual Meeting and Proxy Statement and a proxy card or voting instruction form are being mailed or made available to shareholders starting on or about March 13, 2025.
Margaret M. Madden
Senior Vice President and Corporate Secretary, Chief Governance Counsel
March 13, 2025

MEETING TIME AND DATE

9:00 a.m., Eastern Daylight Time (EDT), on Thursday, April 24, 2025

VIRTUAL MEETING ONLY

The 2025 Annual Meeting will be held in a virtual meeting format only. To access the virtual Annual Meeting, please visit
https://meetnow.global/PFE2025. We designed the format of the virtual Annual Meeting to ensure that our shareholders who attend the virtual Annual Meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting.

RECORD DATE

February 26, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 24, 2025.
This Notice of 2025 Annual Meeting and Proxy Statement and the 2024 Annual Report on Form 10-K are available on our website at https://investors.pfizer.com/Investors/Financials/Annual-Reports/default.aspx. Except as stated otherwise, information on our website is not considered part of this Proxy Statement.

vi	Pfizer 2025 Proxy Statement

Our Business and Strategy

Pfizer Inc. is a research-based, global biopharmaceutical company. We apply science and our global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development, manufacture, marketing, sale and distribution of biopharmaceutical products worldwide. We work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. We collaborate with healthcare providers, governments and local communities to support and expand access to reliable, affordable healthcare around the world.
2024 Year in Review

Regulatory Approvals(1)	Regulatory Submissions	Pivotal Study Starts	Patients Reached
14	6	7	>414M
			patients reached globally with our medicines and vaccines in 2024(2)

Research & Development	Commercial Execution	Global Reach	Employees Globally
115	3rd	~200	~81,000
projects in our product pipeline as of February 4, 2025	largest U.S. biopharmaceutical company in Oncology by revenue	countries and territories where we supply our products

Revenues	Shareholder Returns	Net Cost Savings
~$63.6B	$9.5B	$4.0B
in 2024	to shareholders through cash dividends in 2024	delivered on our $4.0 billion net cost savings target from ongoing cost realignment program
Unless indicated otherwise, the information contained in this summary is as of December 31, 2024.
(1)U.S. Food and Drug Administration/European Medicines Agency
(2)The Patients Reached metric is calculated from Pfizer and third-party datasets. Figures may be limited given the coverage provided by external sources (e.g., calendar duration, geographic and product coverage) and are subject to change. Numbers are estimates and in some cases use global volume, daily dosage and number of treatment days to facilitate calculations. Methodologies to calculate estimates may vary by product type given the nature of the product and available data. Patients taking multiple Pfizer products may be counted as multiple patients towards total. Numbers include estimated patient counts from our Accord for a Healthier World program. Numbers do not include comprehensive estimated patient counts from Ex-U.S. Patient Support Programs. Historical estimates may periodically be subject to revision due to restatements in the underlying data source.

2025 Proxy Statement Pfizer	1

Our Business and Strategy
Strategy and Performance Overview
In 2024, we detailed five strategic priorities to guide us during our year of execution. Below are highlights of certain of our achievements in 2024:

1	2	3	4	5
Achieving world-class Oncology leadership	Delivering the next wave of pipeline innovation	Maximizing performance of our new products	Expanding margins by realigning our cost base	Allocating capital to enhance shareholder value

•Expanded leadership in Oncology through successful integration of Seagen •Third largest biopharmaceutical company in Oncology in the U.S. by revenue as of December 31, 2024	•Strong year of pipeline performance with 14 regulatory approvals; 6 regulatory submissions; and 7 pivotal study starts	•Optimized commercial leadership delivering strong performance across key products including the Vyndaqel family, Eliquis, Xtandi, and Nurtec ODT/Vydura
•Delivered on our $4.0 billion net cost savings target from ongoing cost realignment program and increased overall savings target to ~$4.5 billion by end of 2025
•In the second quarter of 2024, launched multi-year, multi-phased program to reduce our costs of goods sold
				•Paid down ~$7.8 billion of debt •Invested $10.8 billion in internal Research & Development (R&D) •Returned capital directly to shareholders through $9.5 billion of cash dividends

2024 was a year of execution for Pfizer — one that we believe puts us in a strong position for the future. In pursuit of our purpose, we created innovative ways to reach millions of patients around the world, met or exceeded our strategic and financial commitments, executed against our five 2024 strategic priorities with focus and discipline, successfully completed the Seagen integration, and shared potentially encouraging scientific results.
We delivered strong financial performance in 2024, resulting from our focus on opportunities to make an impact for patients and position the company for long-term success. We built on our solid commercial position in important therapeutic areas, received a number of new product approvals, and demonstrated scientific leadership in advancing our pipeline to help address areas of unmet patient need, all while being disciplined in strengthening our financial foundation.
We acted on our bold vision of combining Seagen’s transformative antibody-drug conjugate (ADC) medicines with Pfizer’s expertise, innovation and scale, with the goal of helping people with cancer live better and longer lives — and capturing a differentiated opportunity designed to drive long-term sustainable growth for Pfizer. The integration of Seagen has been successful, creating one of the most experienced and capable oncology teams in the industry. Our focus on execution and the acceleration of several next generation potential breakthrough treatments in development strengthened Pfizer’s position as a leader in delivering transformative cancer medicines.
In addition, our commitment to being a force for good in the world continues, as we delivered the one billionth dose of pneumococcal conjugate vaccine through our partnership with Gavi, the Vaccine Alliance. Further, our Accord for a Healthier World program shows how we are expanding access to medicines and vaccines to help close the health equity gap for the most vulnerable.
Looking ahead, we believe Pfizer is in a strong position for 2025 and beyond. We are working to enhance shareholder value with our 2025 strategic priorities:
•Improve R&D productivity with sharpened focus
•Expand margins and maximize operational efficiency
•Achieve commercial excellence in our key categories
•Optimize capital allocation.

2	Pfizer 2025 Proxy Statement

Our Business and Strategy
ADVANCING OUR R&D PIPELINE
As of February 4, 2025, we had the following number of projects in various stages of R&D:

Phase 1	à	Phase 2	à	Phase 3	à	Registration	à	Total
51 Experimental products tested for first time in human clinical trials		27 Trials focused on product’s effectiveness, ideal dosage and delivery method		32 Randomized trials to test results of earlier trials on larger populations to analyze risks and benefits		5 Applications filed with appropriate regulatory authorities when trial results warrant		115

By the end of 2024, Pfizer achieved an end-to-end success rate of 21 percent — from first in human (FIH) to approval at a new molecular entity (NME) level. We are sustaining higher success rates through focused efforts in therapeutic areas where we believe we are equipped to make the biggest impact on patients’ lives.

Clinical Trial Success Rates* (NMEs only)	Phase 1 (3-year avg.)	Phase 2 (5-year avg.)	Phase 3/Registration (5-year avg.)	End-to-End Success Rate
Pfizer(1) (through 2024)	37%	68%	84%	21%
Industry(2) (through 2023)	35%	32%	72%	8%
*    The analysis includes only studies involving NMEs.
(1)Success rates for Phase 1 are based on a 3-year rolling average (2022-2024); rates for Phase 2 and Phase 3/Registration represent a 5-year rolling average (2020-2024).
(2)Success rates are based on a 5-year rolling average for Phase 2 and Phase 3 studies, and a 3-year rolling average for Phase 1 studies, with the cut-off for the analysis ending on fiscal year-end 2023, which is the most recent information available. The “industry” in this analysis was based on the Pharmaceutical Benchmarking Forum’s participant companies: AbbVie Inc.; Astellas Pharma, Inc; Bayer AG; Bristol-Myers Squibb Company; Eli Lilly and Company; Gilead Sciences, Inc.; Johnson & Johnson; Merck & Co., Inc.; Novartis AG; Pfizer; Roche Holding AG and Sanofi.
OUR DIVIDENDS AND TOTAL SHAREHOLDER RETURN (TSR)
Below is a summary of Pfizer’s dividends and TSR through 2024.
Additionally, in December 2024, the Board approved an increase in the quarterly cash dividend on the company’s common stock to $0.43 per share for the first-quarter 2025 dividend, marking the 345th consecutive dividend payment paid by Pfizer. This decision underscores the company’s continued commitment to returning capital to our shareholders.

Dividends		Total Shareholder Return

Total Quarterly Dividends Paid	Capital Returned to Shareholders (cash dividends)	One-year TSR	Three-year TSR	Five-year TSR
+2.4%	$9.5B	(5.3%)	(48.5%)	(11.4%)
Increase from 2023	In 2024	Year-End 2024	Year-End 2024	Year-End 2024

2025 Proxy Statement Pfizer	3

Our Business and Strategy
THE BOARD’S OVERSIGHT OF STRATEGY
The Board and its Committees play a crucial role in overseeing our corporate strategy, including significant business and organizational initiatives, capital allocation priorities and potential value-enhancing business development opportunities (including acquisitions, licenses, collaborations and divestitures) intended to support our strategy. In addition, Board Committees oversee the aspects of our strategy associated with their respective areas of responsibility.
The Board engages in robust discussions regarding our corporate strategy at every meeting and, at least annually, receives a formal update on the company’s short- and long-term objectives, including the company’s operating plan, long-term corporate strategic plan and competitive landscape.
To effectively oversee our corporate strategy, the Board leverages the Directors’ deep and complementary expertise across key skills and experiences that are relevant to Pfizer’s strategy — including expertise in business, finance and operations, as well as industry-specific experience in science, medicine and healthcare. In early 2024, to help enhance Board oversight over the company’s strategic priorities, the Board determined that it would seek new Directors with significant experience in financial markets, investment management, and capital allocation to supplement existing expertise on the Board. Messrs. Taraporevala and Buckley were elected, in part, given their strong backgrounds in these respective areas.
During 2024, the Board’s oversight of Pfizer’s strategy included discussions regarding Pfizer’s:
•Balanced capital allocation strategy, which focused on maintaining Pfizer’s dividend while de-leveraging and strengthening the company’s balance sheet;
•Enterprise-wide cost realignment program designed to align the company’s cost base with our go-forward strategic priorities, as well as the Manufacturing Optimization Program designed to reduce the company’s cost of goods sold;
•R&D and pipeline progress, which focused on delivering the next wave of pipeline innovation;
•Management succession planning matters, including approving the elections of Dr. Andrew Baum as Chief Strategy and Innovation Officer, Executive Vice President, and Dr. Chris Boshoff as Chief Scientific Officer and President, Research & Development; and
•Integration of Seagen, as the company created one of the most experienced and capable oncology teams in the industry.
THE BOARD’S OVERSIGHT OF RESPONSIBLE BUSINESS PRACTICES
Pfizer’s commitment to responsible business practices is rooted in our purpose, as we strive to serve patients and communities with innovation and sustainable approaches to discovering, developing and bringing medicines and vaccines to market. This commitment is overseen by our Board, primarily through the Governance Committee, which is responsible for oversight of our responsible business strategy, reporting, policies and practices. The Committee receives regular updates from management on Pfizer’s progress. Pfizer's annual Impact Report includes further information on our approach to responsible business growth.
The Board Committees oversee specific elements of our responsible business practices associated with their respective areas of responsibility:

4	Pfizer 2025 Proxy Statement

Our Business and Strategy

Board Oversight of Responsible Business Practices

Governance Committee	Compensation Committee	Audit Committee	Regulatory and Compliance Committee

•Responsible business practices strategy, reporting, policies and practices
•Human capital management, including succession planning, culture and talent management
•Political and lobbying activities
•Climate change program
•Reputational risk factors
•Board composition

•Executive compensation program, and approval of compensation of our executive officers
•Human capital management, which may include pay practices, recruiting, retention, career development and succession planning (in collaboration with the Governance Committee)
•Enterprise Risk Management (ERM) program •Information security and technology risks •Company culture (compliance related concerns, workplace behavior, harassment and retaliation)
•Compliance program
•Ethics and integrity, including company culture
•Product quality and safety
•Quality and compliance governance framework and risk management
•Healthcare-related regulatory and compliance risks in connection with the development, manufacturing, supply and marketing of products and risk mitigation efforts

OUR CULTURE
The Board also recognizes the critical importance and value of Pfizer’s employees and the need to build and sustain a culture where employees of all abilities and experiences contribute their unique viewpoints and perspectives to all aspects of the business. Management establishes and reinforces the company’s culture, which the Board and its Committees oversee. We continue to execute a merit-based talent approach, focusing on identifying candidates with the right qualifications and ensuring they are considered for the opportunities based on their skills, abilities, and performance. We aim to provide everyone with an opportunity to demonstrate their merit. Our leaders set the tone for the company, embracing accountability and transparency, while promoting a vibrant culture in which employees are free to speak up and are encouraged to share views and raise concerns without fear of retaliation.

2025 Proxy Statement Pfizer	5

Item 1 Election of Directors

Thirteen members of our Board are standing for re-election. In an uncontested Director election, the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles (Principles) contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast “for” his or her election at the Annual Meeting. Each nominee elected as a Director will continue in office until our next Annual Meeting and until his or her successor has been duly elected and qualified, or until a Director’s earlier death, resignation, removal or retirement. While we expect each nominee to be able to serve if elected, if any nominee is not able to serve, the persons appointed by the Board and named as proxies in the proxy materials or, if applicable, their substitutes (the Proxy Committee), may vote their proxies for substitute nominees, unless the Board chooses to reduce the number of Directors.
In April 2025, Dr. Hobbs will retire from the Board and her committee roles.
Criteria for Board Membership
GENERAL CRITERIA
•Proven integrity and independence, with a record of substantial achievement in an area of relevance to Pfizer
•Ability and sufficient time, energy and attention to make a meaningful contribution to the Board’s advising, counseling and oversight roles
•Prior or current leadership experience with major complex organizations, including within the scientific, government service, educational, finance, marketing, technology or not-for-profit sectors, with some members of the Board being widely recognized as leaders in the fields of medicine or biological sciences
•Commitment to enhancing Pfizer’s long-term growth
•Broad experience, diverse perspectives, and the ability to exercise sound judgment, and a judicious and critical temperament that will enable objective appraisal of management’s plans and programs
•Diversity with respect to background, professional experience and perspectives.
The Board and each Committee conduct annual evaluations to help ensure that each of its members individually, and the Board as a whole, continue to meet the criteria for Board membership. Based on these activities and their review of the current composition of the Board, in December 2024, the Governance Committee and the Board determined that the criteria for Board membership have been satisfied, and the Board nominated the existing Directors, other than Dr. Hobbs who is retiring effective as of the 2025 Annual Meeting, as the slate of Director nominees for election in April 2025.
Selection of Candidates
DIRECTOR SKILLS CONSIDERATIONS AND COMMITMENT TO A RANGE OF PERSPECTIVES
In recruiting and selecting Director candidates, the Governance Committee considers the size of the Board and those skills outlined in our skills matrix. This matrix guides the Committee in determining whether a particular Board member or candidate possesses one or more of the requisite skills, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Committee also considers a range of additional factors, including other positions the Director or candidate holds; other boards on which he or she serves; the results of the Board and Committee evaluations; each Director’s and candidate’s projected retirement date; each Director’s and candidate's demonstrated ability and sufficient time, energy and attention to make a meaningful contribution; each Director’s independence; each Director’s attendance (if applicable); and the company’s current and future business needs, particularly in light of the company’s evolving strategic priorities.
Pursuant to its charter, the Governance Committee of the Board is responsible for considering a broad pool of candidates to fill positions on the Board; however, the company does not have a formal policy on Board diversity. Pfizer’s Principles provide that Directors should be selected so that the Board maintains its optimal composition, reflecting different backgrounds, professional experiences and perspectives.

6	Pfizer 2025 Proxy Statement

Item 1 – Election of Directors
PROCESS FOR SELECTING DIRECTOR NOMINEES
During 2024, the Governance Committee conducted a needs assessment, identified and reviewed Director candidates and followed the robust process below to review potential nominees:

1	2	3	4
Needs Assessment	Candidate Identification	Screening	Nomination and Onboarding

Define skills and criteria based on: •Gaps to fill due to Board turnover/succession planning •Current and future business needs •Results of Board evaluation •Management team priorities	Identify candidates through: •Board member recommendations •Executive Leadership Team (ELT) recommendations •Search agencies and recruiters •Shareholders
Review of qualifications:
•Skills matrix
•Integrity and independence requirements
•Past experience and perspectives
•Other positions the candidate holds or has held
•A range of skills, experiences and perspectives
Committee members and, as appropriate, other Board members and management interview qualified candidates.

Select Director nominees best suited to serve the interests of the company and its shareholders. Following election, all new independent Directors undergo a comprehensive onboarding process, which includes:
•Meetings with members of the ELT and other senior leaders; and
•An in-depth review of a broad set of materials that provide information on the company and Board-related matters.

Resulting from this process and taking into account feedback received throughout the 2024 Board evaluation process: (i) in June 2024, the Committee recommended and the Board elected Mr. Cyrus Taraporevala as a Director and a member of the Audit and Compensation Committees; and (ii) in October 2024, the Committee recommended and the Board elected Mr. Mortimer J. Buckley as a Director and a member of the Audit and Governance Committees.
Director Independence
Our Board of Directors has adopted Director Qualification Standards (Standards) to evaluate and determine Director independence. Our Standards meet, and in some respects exceed, the independence requirements of the New York Stock Exchange (NYSE). To qualify as independent under our Standards, a non-employee Director must have no material relationship with Pfizer other than as a Director. The Standards include additional strict guidelines for Directors and their immediate families and can be found on our website at https://investors.pfizer.com/Investors/Corporate-Governance/The-Pfizer-Board-Policies/default.aspx.
Under our Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:
•the Director is an employee, or an immediate family member of the Director is an executive officer, of another company that does business with Pfizer, and our annual sales to, or purchases from, the other company in each of the last three fiscal years amounted to less than 1% of the annual revenues of the other company;
•the Director, or an immediate family member of the Director, is an executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company; and
•contributions to not-for-profit entities in which a Director, or a Director’s spouse, serves as an executive officer, which amount to less than 2% of that organization’s latest publicly available total revenues (or $1 million, whichever is greater).

2025 Proxy Statement Pfizer	7

Item 1 – Election of Directors
Drs. Hobbs*, Hockfield and Littman, and Mr. Echevarria, are employed at medical, scientific or academic institutions with which Pfizer engages in ordinary-course business transactions. Mr. Narayen is the chief executive officer of Adobe Inc., a company with which Pfizer engages in ordinary-course business transactions. Dr. Gottlieb is a Resident Fellow of the American Enterprise Institute (AEI). In 2024, Pfizer made a payment to AEI related to a corporate sponsorship. We reviewed our transactions with and payments to each of these entities and found that these transactions/payments were made in the ordinary-course of business and were below the levels set forth in our Standards.
*    In April 2025, Dr. Hobbs will retire from the Board and as a member of the Governance and Regulatory and Compliance Committees, and as the Chair and a member of the Science and Technology Committee.
Independence Assessment. Together with Pfizer’s legal counsel, the Governance Committee reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities were also made available to the Committee. On the basis of these reviews, the Committee delivered a report to the full Board of Directors, and the Board made its independence determinations based upon the Committee’s report and the supporting information.
The Board has determined that all of our current Directors (other than Dr. Albert Bourla) are independent of the company and its management and meet Pfizer’s criteria for independence. The independent Directors are Drs. Susan Desmond-Hellmann, Scott Gottlieb, Helen H. Hobbs, Susan Hockfield and Dan R. Littman; Ms. Suzanne Nora Johnson; and Messrs. Ronald E. Blaylock, Mortimer J. Buckley, Joseph J. Echevarria, Shantanu Narayen, James Quincey, James C. Smith and Cyrus Taraporevala.
Our 2025 Director Nominees
The Governance Committee and the Board believe that each nominee for Director brings a strong and unique set of perspectives, experiences and skills to Pfizer that creates an effective and well-functioning Board.

Name	Age	Independent	Director Since	Audit	Compensation	Governance	Regulatory and Compliance	Science and Technology	Other Public Boards

Ronald E. Blaylock	65	✓	2017	●	●				2
Albert Bourla, DVM, Ph.D. Chairman and CEO	63		2018						–
Mortimer J. Buckley	55	✓	2024	●		●			1
Susan Desmond-Hellmann, MD, M.P.H.(1)	67	✓	2020			●		●	–
Joseph J. Echevarria	67	✓	2015	●		Chair			2
Scott Gottlieb, MD	52	✓	2019				Chair	●	2
Susan Hockfield, Ph.D.	74	✓	2020				●	●	–
Dan R. Littman, MD, Ph.D.	72	✓	2018			●	●	●	–
Shantanu Narayen Lead Independent Director	61	✓	2013						1
Suzanne Nora Johnson	67	✓	2007	Chair			●		1
James Quincey	60	✓	2020		●				1
James C. Smith	65	✓	2014	●	Chair				–
Cyrus Taraporevala	58	✓	2024	●	●				1
(1)Effective as of the 2025 Annual Meeting, Dr. Desmond-Hellmann will become the Chair of the Science and Technology Committee.

8	Pfizer 2025 Proxy Statement

Item 1 – Election of Directors
DIRECTOR NOMINEE KEY SKILLS AND EXPERIENCE

Key Skills and Experience

Business Leadership & Operations Experience serving in a senior leadership role develops skills in core management areas and provides a valuable practical understanding of the operations of complex organizations
	●	●	●	●	●		●		●	●	●	●	●

International Business Leadership experience in organizations that operate across diverse and dynamic political systems, economic conditions, and regulatory environments provides valuable perspectives for oversight of the risks and opportunities within Pfizer’s extensive global business operations
		●	●		●				●	●	●	●	●

Medicine & Science Knowledge of relevant sciences and experience as a healthcare provider provides Directors with a deep understanding of Pfizer’s key therapeutic areas and an appreciation for our mission to deliver breakthroughs that change patients’ lives
		●		●		●	●	●

Healthcare & Pharma Experience as an executive and/or in an operational role at a pharmaceutical or biotechnology focused organization or company provides Directors with a deep understanding of Pfizer’s business and key strategic and operational considerations
		●		●		●		●		●

Finance & Accounting Expertise in finance, capital markets, mergers and acquisitions, investment management and financial reporting processes enables Directors to effectively monitor and assess Pfizer’s operating and strategic performance and capital allocation decisions, and oversee accurate financial reporting and robust controls
	●		●		●				●	●	●	●	●

Risk Management Experience identifying, managing and mitigating key strategic and operational risks promotes effective oversight of Pfizer’s risks and opportunities and contributes to effective oversight of strategy in a variety of operating environments
	●		●		●				●	●		●	●

Academia Experience in a leadership or senior advisory position at a scientific, research or academic institution provides Directors with deep technical subject matter expertise related to the intricacies of Pfizer’s R&D pipeline
				●			●	●

Human Capital Management Experience with human capital management responsibilities assists the Board in overseeing succession planning, talent development and Pfizer’s executive compensation program		●	●						●		●	●	●

Government & Public Policy Understanding of the complex regulatory and governmental environment in which Pfizer operates allows the Board to oversee the company’s long-term strategy by incorporating current and potential changes in public policy and regulation
					●	●	●

Technology & Cybersecurity Experience understanding and overseeing information technology and cybersecurity matters is critical to mitigating risks to our business, and to Board oversight of Pfizer’s actions to address innovation and competitiveness in a rapidly evolving technological age
			●	●		●			●		●

2025 Proxy Statement Pfizer	9

Item 1 – Election of Directors

Business Leadership & Operations
International Business
Medicine & Science
Healthcare & Pharma
Finance & Accounting
Risk Management
Academia
Human Capital Management
Government & Public Policy
Technology & Cybersecurity
DIRECTOR NOMINEE ATTRIBUTES

Attributes(1)

Gender	Female				●			●			●
	Male	●	●	●		●	●		●	●		●	●	●
Race/Ethnicity	Asian									●				●
	Black	●
	Latino					●
	White		●	●	●		●	●	●		●	●	●
(1)Attributes are self-identified.
Gender
Race/Ethnicity
Board Tenure

Your Board of Directors recommends a vote “FOR” the election of each of these nominees as Director.

10	Pfizer 2025 Proxy Statement

Item 1 – Election of Directors
Director Nominees

Ronald E. Blaylock
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/Risk Management:
Mr. Blaylock’s extensive experience in private equity and investment banking brings business leadership, financial expertise and risk management skills to the Board. In addition, Mr. Blaylock’s service on the compensation committees of other public companies enables him to bring valuable insights to Pfizer’s Board and Compensation Committee.
Finance & Accounting:
Mr. Blaylock’s significant financial background, including as the founder and managing partner of GenNx360 Capital Partners and the founder of Blaylock & Company, brings substantial financial expertise and a unique perspective to the Board on issues of importance relating to finance.
BACKGROUND
Founder, Managing Partner of GenNx360 Capital Partners, a private equity firm focused on investing in industrial and business services companies in the U.S. middle market since 2006. Prior to launching GenNx360 Capital Partners, Mr. Blaylock founded and managed Blaylock & Company, an investment banking firm. He also held senior management positions at UBS, PaineWebber Group and Citicorp.
Director of CarMax, Inc. and W.R. Berkley Corporation, an insurance holding company. Former Director of Advantage Solutions Inc. (from 2019 to 2022) and Urban One, Inc. (from 2002 until 2019). Member of the Board of Trustees of Carnegie Hall. Member of the Board of Overseers of New York University Stern School of Business. Board Member of the Mental Health Coalition.

Age: 65
Director Since: 2017
Board Committees:
Audit and Compensation
Key Skills:
Business Leadership & Operations
Finance & Accounting
Risk Management
Other Current Public Boards:
CarMax, Inc. and W.R. Berkley Corporation

Albert Bourla, DVM, Ph.D.
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/Human Capital Management/International Business/Healthcare & Pharma:
Dr. Bourla has over 30 years of leadership experience and a demonstrated track record for delivering strong business results. Dr. Bourla has deep knowledge of the global healthcare industry as he has held a number of senior global positions across a range of businesses in five different countries (including eight different cities) over the course of his career, which enables him to provide important insights and perspectives to our Board on the company’s commercial, strategic, manufacturing and global product development functions. As Chairman and CEO, Dr. Bourla provides an essential link between management and the Board regarding management’s business perspectives. In addition, his experience on the Board of Pharmaceutical Research and Manufacturers of America (PhRMA) enables him to bring a broad perspective on issues facing our industry.
Medicine & Science:
Dr. Bourla brings expertise in medicine and science to the Board through his distinguished career at Pfizer. Since joining Pfizer in 1993, Dr. Bourla has served in various leadership positions with increasing responsibility within Pfizer’s former Animal Health and global commercial organizations. In addition, he is a Doctor of Veterinary Medicine and holds a Ph.D. in the Biotechnology of Reproduction from the Veterinary School of Aristotle University.
BACKGROUND
Chairman of the Board of Pfizer since January 2020; Chief Executive Officer of Pfizer since January 2019; Chief Operating Officer of Pfizer from January 2018 until December 2018; Group President, Pfizer Innovative Health from June 2016 until December 2017; Group President, Global Innovative Pharma Business of Pfizer from February 2016 until June 2016 (responsible for Vaccines, Oncology and Consumer Healthcare from 2014). President and General Manager of Established Products Business Unit of Pfizer from 2010 until 2013.
Chair of the Board of PhRMA and Chair of the Board of The Pfizer Foundation, which promotes access to quality healthcare. Co-Chair of the Board of Directors of the Partnership for New York City and Member of the Board of Catalyst.

Chairman and CEO
Age: 63
Director Since: 2018
Key Skills:
Business Leadership & Operations
Healthcare & Pharma
International Business
Medicine & Science
Human Capital Management
Other Current Public Boards:
None

2025 Proxy Statement Pfizer	11

Item 1 – Election of Directors

Mortimer J. Buckley
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/Finance & Accounting/International Business/Risk Management/Human Capital Management:
Mr. Buckley’s extensive experience as Chairman and Chief Executive Officer, Chief Investment Officer, and Chief Information Officer of The Vanguard Group, Inc. (Vanguard) has equipped him with invaluable expertise in financial markets, business leadership, capital allocation, regulation, talent management, technology, and operations. His background enables him to bring a unique investor and asset management perspective to the Board, which is an asset for Pfizer and our shareholders.
Technology & Cybersecurity:
Throughout his tenure at Vanguard, he spearheaded significant digital agendas, built out cybersecurity, and drove the innovative use of new technologies.
BACKGROUND
Chairman and Chief Executive Officer of Vanguard from 2018 to 2024. Previously, held a number of senior leadership positions at Vanguard, including Vanguard’s Chief Investment Officer from 2013 to 2017, overseeing the company’s managed stock, bond and money market portfolios as well as its investment research and methodology, and Chief Information Officer from 2001 to 2006. In addition, led Vanguard’s Personal Investor division from 2006 to 2012. Served as Chairman of the Board of Children’s Hospital of Philadelphia from 2011 to 2017. Director of The Boeing Company.

Age: 55
Director Since: 2024
Board Committees:
Audit and Governance
Key Skills:
Business Leadership & Operations
Finance & Accounting
International Business
Risk Management
Human Capital Management
Technology & Cybersecurity
Other Current Public Boards:
The Boeing Company

Susan Desmond-Hellmann, MD, M.P.H.
KEY SKILLS & EXPERIENCE
Business Leadership & Operations:
Dr. Desmond-Hellmann brings strong leadership, expertise in business operations and global perspectives to the Board through her experiences as former Chief Executive Officer of the Bill & Melinda Gates Foundation, where she oversaw the creation of the Gates Medical Research Institute (GMRI), as former President of Product Development at Genentech and as Chancellor of the University of California, San Francisco (UCSF).
Medicine & Science/Healthcare & Pharma/Academia:
Dr. Desmond-Hellmann’s background reflects significant achievements in medicine, healthcare and academia. She brings expertise in medicine and science from her leadership roles in product development and clinical cancer research. Through her experiences at a biotechnology company and at a pharmaceutical institute, she brings healthcare and pharma industry expertise. In addition, she has significant achievements in academia through her service as a distinguished professor at UCSF. Pfizer and the Board benefit from her depth of experience and expertise in medicine, healthcare and academia.
Technology & Cybersecurity:
Dr. Desmond-Hellmann brings an expertise in technology and innovation from her previous experiences at Genentech and as a director on other public company boards, including Meta, as well as her experiences as a Director of OpenAI.
BACKGROUND
Board member of OpenAI, National Resilience, Inc. and Stand Up To Cancer. Senior Advisor at Lazard, Inc. in the Healthcare Group. Senior Advisor at GMRI from 2020 to 2021. CEO of the Bill & Melinda Gates Foundation, a private foundation committed to enhancing global healthcare, reducing extreme poverty and expanding educational opportunities, from 2014 to 2020. She served as the first female, and ninth overall, Chancellor of UCSF from 2009 to 2014. Dr. Desmond-Hellmann remains an Adjunct Professor at UCSF. Member of the President’s Council of Advisors on Science and Technology. From 1995 through 2009, she was employed at Genentech where she served as President of Product Development from 2005 to 2009, overseeing pre-clinical and clinical development, business development and product portfolio management. Prior to Genentech, she was Associate Director, Clinical Cancer Research at Bristol-Myers Squibb Pharmaceutical Research Institute. Director of: (i) Meta from 2013 to 2019; and (ii) Procter & Gamble from 2010 to 2017. Received the Hockfield Cancer Research Prize (2023).

Age: 67
Director Since: 2020
Board Committees:
Governance and Science and Technology
Key Skills:
Business Leadership & Operations
Healthcare & Pharma
Medicine & Science
Academia
Technology & Cybersecurity
Other Current Public Boards:
None

12	Pfizer 2025 Proxy Statement

Item 1 – Election of Directors

Joseph J. Echevarria
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/International Business/Risk Management:
Mr. Echevarria’s 36-year career at Deloitte and his current role as President of the University of Miami (UM) brings financial expertise and international business, leadership and operational and risk management skills to the Board.
Finance & Accounting:
Mr. Echevarria’s financial acumen, including his significant audit experience, expertise in accounting issues and service on the audit committees of other public companies, is an asset to Pfizer’s Board and Audit Committee.
Government & Public Policy:
Pfizer also benefits from Mr. Echevarria’s breadth and diversity of experience, which includes his former public service on President Obama’s Export Council.
BACKGROUND
President of UM since October 2024. Served as the CEO of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. During his 36-year tenure with Deloitte, served in various leadership roles, including Deputy Managing Partner, Southeast Region, Audit Managing Partner and U.S. Managing Partner and Chief Operating Officer.
Mr. Echevarria served as CEO of UHealth of UM from 2022 until 2024, and served as Trustee of UM since 2011. Serves as Chair Emeritus of former President Obama’s My Brother’s Keeper Alliance and as an advisor to the Obama Foundation. Chairman of the Board of The Bank of New York Mellon Corporation. Director of Unum Group, a provider of financial protection benefits. Director of Xerox Holdings Corporation from 2017 until 2023. Former member of the Presidential Commission on Election Administration.

Age: 67
Director Since: 2015
Board Committees:
Audit and Governance (Chair)
Key Skills:
Business Leadership & Operations
Finance & Accounting
International Business
Risk Management
Government & Public Policy
Other Current Public Boards:
The Bank of New York Mellon Corporation and Unum Group

Scott Gottlieb, MD
KEY SKILLS & EXPERIENCE
Government & Public Policy/Medicine & Science/Healthcare & Pharma:
Dr. Gottlieb brings significant expertise in health care, public policy and the biopharmaceutical industry to Pfizer’s Board and the Regulatory and Compliance and Science and Technology Committees. Through his work as a physician and his tenure at the U.S. Food and Drug Administration (FDA), Dr. Gottlieb has demonstrated an understanding of patient needs, the public policy environment and the rapidly changing dynamics of biopharmaceutical research and development.
Technology & Cybersecurity:
Dr. Gottlieb brings an expertise in technology and innovation from his experiences on the boards of directors of Tempus AI, Inc., an artificial intelligence-enabled precision medicine company, and Xaira Therapeutics, Inc., a private, AI-focused biotechnology company launched in 2024.
BACKGROUND
Partner, New Enterprise Associates, Inc.’s Healthcare Investment Team and Resident Fellow of the American Enterprise Institute since 2019. Served as the 23rd Commissioner of the FDA from 2017 to 2019. Prior to serving as Commissioner of the FDA, Dr. Gottlieb held several roles in the public and private sectors, including serving as a Venture Partner to New Enterprise Associates, Inc. from 2007 to 2017.
Director of Illumina, Inc. and Tempus AI, Inc. Director of Aetion, Inc. a private healthcare data technology company, Comanche Biopharma, a private maternal medicine biopharmaceutical company, and Xaira Therapeutics, Inc. Board Member of National Resilience, Inc. Scientific Advisory Board Member of CellCarta. Member of the National Academy of Medicine and a contributor to the financial news network CNBC.

Age: 52
Director Since: 2019
Board Committees:
Regulatory and Compliance (Chair) and Science and Technology
Key Skills:
Healthcare & Pharma
Medicine & Science
Government & Public Policy
Technology & Cybersecurity
Other Current Public Boards:
Illumina, Inc. and Tempus AI, Inc.

2025 Proxy Statement Pfizer	13

Item 1 – Election of Directors

Susan Hockfield, Ph.D.
KEY SKILLS & EXPERIENCE
Academia/Business Leadership & Operations/Medicine & Science:
Dr. Hockfield has strong leadership skills, having served as the first woman and first life scientist President of the Massachusetts Institute of Technology (MIT) from 2004 to 2012 and as Dean of the Graduate School of Arts and Sciences from 1998 to 2002 and Provost from 2003 to 2004 at Yale University. Her background also reflects significant achievements in academia and science as she has served as a professor of Neuroscience at the Yale University School of Medicine (1985-2004) and MIT (2004-present). Pfizer benefits from her experience, expertise, achievements and recognition in both medicine and science.
Government & Public Policy:
Pfizer benefits from Dr. Hockfield’s breadth and depth of experience in the public policy space, including her public service as Science Envoy with the U.S. Department of State, co-chair of the Advanced Manufacturing Partnership, as a member of a Congressional Commission evaluating the Department of Energy laboratories, and as President and Chair of the American Association for the Advancement of Science.
BACKGROUND
Professor of Neuroscience and President Emerita at MIT. Served as MIT’s sixteenth president from 2004 to 2012. Member, Koch Institute for Integrative Cancer Research at MIT. Prior to joining MIT, she was the William Edward Gilbert Professor of Neurobiology, Dean of the Graduate School of Arts and Sciences from 1998 to 2002 and Provost from 2003 to 2004 at Yale University. Board Member of Repertoire Immune Medicines, Cajal Neuroscience (until 2024) and Break Through Cancer.
Founding co-chair of the Advanced Manufacturing Partnership. Fellow of the American Association for the Advancement of Science. Member of the American Academy of Arts and Sciences and the Society for Neuroscience.
Recipient of the Charles L. Branch BrainHealth Award, Charles Judson Herrick Award from the American Association of Anatomists, the Wilbur Lucius Cross Award from Yale University, the Meliora Citation from the University of Rochester, the Golden Plate Award from the Academy of Achievement, the Amelia Earhart Award from the Women’s Union, the Edison Achievement Award, the Pinnacle Award for Lifetime Achievement from the Greater Boston Chamber of Commerce and the Geoffrey Beene Builders of Science Award from Research!America. She previously served as a Director of General Electric Company from 2006 until 2018 and of Qualcomm Incorporated from 2012 until 2016.

Age: 74
Director Since: 2020
Board Committees:
Regulatory and Compliance and Science and Technology
Key Skills:
Business Leadership & Operations
Medicine & Science
Academia
Government & Public Policy
Other Current Public Boards:
None

Dan R. Littman, MD, Ph.D.
KEY SKILLS & EXPERIENCE
Medicine & Science/Healthcare & Pharma/Academia:
Dr. Littman’s background reflects significant achievements in medicine, healthcare and academia. He has served as a faculty member at the NYU Langone Medical Center for more than 25 years and is a renowned immunologist and molecular biologist. Pfizer benefits from his experience, expertise, achievements and recognition in both medicine and science. In addition, his experiences as a member of the National Academy of the Sciences and the National Academy of Medicine enable him to bring a broad perspective of the scientific and medical community to the Board.
BACKGROUND
Helen L. and Martin S. Kimmel Professor of Molecular Immunology, Department of Pathology at NYU Grossman School of Medicine (NYU Grossman). Professor, Department of Microbiology at NYU Grossman since 1995 and Investigator, Howard Hughes Medical Institute, since 1987. Professor of Microbiology and Immunology at the University of California, San Francisco from 1985 to 1995. Member of the National Academy of the Sciences and the National Academy of Medicine. Fellow of the American Academy of Arts and Sciences and the American Academy of Microbiology. Founding Scientific Advisory Board Member of Vedanta Biosciences and Scientific co-founder and Advisory Board Member of Immunai, Inc. Member of Scientific Advisory Boards at the Cancer Research Institute, the Broad Institute, IMIDomics, Scleroderma Research Foundation, Sonoma Biotherapeutics, Whitehead Institute of MIT Board of Advising Scientists and the Ragon Institute of MGH, MIT and Harvard. Member of the Scientific Steering Committee of Parker Institute of Cancer Immunotherapy. Awarded the New York City Mayor’s Award for Excellence in Science and Technology (2004), the Ross Prize in Molecular Medicine (2013), the Vilcek Prize in Biomedical Science (2016), and the William B. Coley Award for Distinguished Research in Basic and Tumor Immunology (2016).

Age: 72 Director Since: 2018 Board Committees: Governance, Regulatory and Compliance and Science and Technology Key Skills: Healthcare & Pharma Medicine & Science Academia Other Current Public Boards: None

14	Pfizer 2025 Proxy Statement

Item 1 – Election of Directors

Shantanu Narayen
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/International Business/Finance & Accounting/Human Capital Management:
Mr. Narayen’s experience as Chair and CEO of Adobe Inc. (Adobe) brings strong leadership and human capital management skills to the Board, and his past roles in worldwide product development provide valuable global operations experience. He also serves as a member and Vice Chairman of US-India Strategic Partnership Forum. Through his experiences as a director on another public board, he provides a broad perspective on issues facing public companies and governance matters.
Technology & Cybersecurity/Risk Management:
Pfizer benefits from Mr. Narayen’s extensive knowledge in technology, product innovation and leadership in the digital marketing category through his experience in the technology industry. In addition, his deep knowledge and understanding of business risks through his leadership at a global technology company provide further insight and perspective to the Board.
BACKGROUND
Chair since 2017 and Chief Executive Officer since 2007 of Adobe, one of the largest and most diversified software companies in the world. President of Adobe until December 2021. Prior to his appointment as CEO, he held various leadership roles at Adobe, including President and Chief Operating Officer, Executive Vice President of Worldwide Products, and Senior Vice President of Worldwide Product Development.
Vice Chairman of US-India Strategic Partnership Forum. Consistently named one of the world’s best CEOs by Barron’s magazine and, in 2020, ranked as a Fortune “Businessperson of the Year.”

Lead Independent Director
Age: 61
Director Since: 2013
Key Skills:
Business Leadership & Operations
Finance & Accounting
International Business
Human Capital Management
Risk Management
Technology & Cybersecurity
Other Current Public Boards:
Adobe Inc.

Suzanne Nora Johnson
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/Risk Management/International Business:
Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs Group, Inc. (Goldman Sachs), provide valuable business experience and critical insights into the roles of the law and finance when evaluating strategic transactions.
Finance & Accounting:
Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting, capital markets and risk management.
Healthcare & Pharma:
Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and investing, as well as her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution) and healthcare policy (The Brookings Institution) provide touchstones of public opinion and exposure to diverse, global points of view.
BACKGROUND
Retired Vice Chairman, Goldman Sachs, since 2007. During her 21-year tenure with Goldman Sachs, she served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Health Care.
Board Chair of Intuit Inc.; Co-Chair, Board of Trustees of The Brookings Institution; Member of the Board of Trustees of the Carnegie Institution of Washington; and Chair of the Board of Trustees of the University of Southern California. Member of the American Academy of Arts and Sciences. Director of American International Group, Inc. from 2008 to 2020 and Visa, Inc. from 2007 to 2022.

Age: 67
Director Since: 2007
Board Committees:
Audit (Chair) and Regulatory and Compliance
Key Skills:
Business Leadership & Operations
Finance & Accounting
Healthcare & Pharma
International Business
Risk Management
Other Current Public Boards:
Intuit Inc.

2025 Proxy Statement Pfizer	15

Item 1 – Election of Directors

James Quincey
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/International Business/Finance & Accounting/Human Capital Management:
Mr. Quincey’s experience as Chairman and CEO of The Coca-Cola Company brings strong business and leadership and human capital management skills, including extensive experience in leading business operations in international markets, such as Latin America and Europe, to the Board. He also brings a high level of financial experience acquired through his various leadership positions at The Coca-Cola Company, managing complex financial transactions, mergers and acquisitions, business strategy and international operations.
Technology & Cybersecurity:
Mr. Quincey also brings expertise in information technology to Pfizer’s Board. In his leadership position at The Coca-Cola Company, he is responsible for the company’s information technology function.
BACKGROUND
Chairman and Chief Executive Officer of The Coca-Cola Company, a total beverage company with products sold in more than 200 countries and territories. He was appointed Chairman of the Board in 2019 and CEO in 2017. Prior to his appointment as CEO in 2017, he held various leadership roles at The Coca-Cola Company, including President and Chief Operating Officer from 2015 to 2017, President of the Europe Group, President of the Northwest Europe and Nordics business unit and President of the Mexico division. Director of US-China Business Council and Catalyst.

Age: 60
Director Since: 2020
Board Committees:
Compensation
Key Skills:
Business Leadership & Operations
Finance & Accounting
International Business
Human Capital Management
Technology & Cybersecurity
Other Current Public Boards:
The Coca-Cola Company

James C. Smith
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/Finance & Accounting/Human Capital Management/International Business/Risk Management:
Through Mr. Smith’s experience as former President and CEO of Thomson Reuters Corporation (Thomson Reuters) he brings valuable leadership, finance, international business, risk management and human capital management skills to our Board. Pfizer benefits from Mr. Smith’s organizational expertise and leadership experience, developed through numerous senior management roles and on notable merger and acquisition activities, including the acquisition and subsequent integration of two of the information industry’s preeminent firms, as well as his strong operational and international expertise. Mr. Smith’s previous experience running global Human Resources for the Thomson Corporation informs his strong advocacy for culture and talent development.
BACKGROUND
Chairman of the Thomson Reuters Foundation, a London-based charity supported by Thomson Reuters. President and Chief Executive Officer of Thomson Reuters, a provider of intelligent information for businesses and professionals from 2012 through March 2020, its Chief Operating Officer from September 2011 to December 2011, and Chief Executive Officer, Thomson Reuters Professional Division, from 2008 to 2011. Prior to the acquisition of Reuters Group PLC by The Thomson Corporation in 2008, served as Chief Operating Officer of Thomson Corporation and as President and Chief Executive Officer of Thomson Learning’s Academic and Reference Group. Director of Refinitiv, a privately held global provider of financial market data and infrastructure until its acquisition by the London Stock Exchange Group in January 2021. Member of the Board of Governors of Marshall University. Member of the Board of Trustees of the Brookings Institution. Director of Thomson Reuters from 2012 until 2020.

Age: 65
Director Since: 2014
Board Committees:
Audit and Compensation (Chair)
Key Skills:
Business Leadership & Operations
Finance & Accounting
International Business
Human Capital Management
Risk Management
Other Current Public Boards:
None

16	Pfizer 2025 Proxy Statement

Item 1 – Election of Directors

Cyrus Taraporevala
KEY SKILLS & EXPERIENCE
Business Leadership & Operations/International Business/Finance & Accounting/Risk Management/Human Capital Management:
Mr. Taraporevala's extensive experience as President and CEO of State Street Global Advisors has endowed him with exceptional executive leadership skills in investment management, with a focus on both active and index strategies. His expertise in capital markets and long-term value creation strategies further strengthens his contributions to the Board. He brings robust business management, operations and leadership skills, including a wealth of experience in leading global business operations. Mr. Taraporevala's leadership experience from prominent investment firms and his extensive financial expertise gained through various high-level positions at major financial institutions add tremendous value to the Board. Furthermore, his insights into matters such as sustainability provide a valuable perspective on the long-term challenges and opportunities facing public companies.
BACKGROUND
President and Chief Executive Officer of State Street Global Advisors from 2017 until 2022. Previously, held a variety of senior leadership roles at State Street Global Advisors, including responsibility for leading the global institutional client, product and marketing teams. Prior to joining State Street Advisors, held numerous leadership roles in asset management including at Fidelity Investments, The Bank of New York Mellon Corporation, Legg Mason Inc., and Citigroup Inc. Spent 14 years at McKinsey & Company, the management consulting firm. Director of Shell plc. Also serves as a Director of Bridgepoint Group plc, a London-based international alternative asset fund management group. Member of the Board of Trustees of two not-for-profit organizations: GBH, a public media broadcaster, and The Trustees of Reservations, a Massachusetts-based land conservation organization.

Age: 58
Director Since: 2024
Board Committees:
Audit and Compensation
Key Skills:
Business Leadership & Operations
Finance & Accounting
International Business
Risk Management
Human Capital Management
Other Current Public Boards:
Shell plc

2025 Proxy Statement Pfizer	17

Governance

Overview
We are committed to maintaining and enhancing our history of excellence in governance, which promotes our shareholders’ long-term interests, strengthens Board and management accountability, and helps support our standing as a trusted corporate citizen.
GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE
Our corporate governance policies and procedures are reviewed at least annually by the Governance Committee and the full Board. We update them periodically in response to changing regulatory requirements, evolving practices and trends, issues raised by our shareholders and other stakeholders, and otherwise as circumstances warrant. You can view our Principles, policies and other corporate governance materials on our website at https://investors.pfizer.com/Investors/Corporate-Governance/The-Pfizer-Board-Policies/default.aspx and https://www.pfizer.com/about/responsibility/compliance/code-of-conduct. Website references and their hyperlinks have been provided throughout this Proxy Statement for convenience only. The content on any referenced websites is not a part of our proxy solicitation materials.
THE BOARD’S LEADERSHIP STRUCTURE
Given the dynamic and competitive environment in which we operate, the Board believes that its optimal leadership structure may vary as circumstances warrant. Our Principles provide the Board with flexibility to determine its optimal model for independent Board leadership at any given time. The Board does not favor any specific leadership structure. The independent Directors evaluate the Board’s leadership structure at least annually. During its review, the Governance Committee considers the company’s current operating environment, global market practices and investors’ perspectives. When and if the positions of Chairman and CEO are combined, or the Chairman is not an independent Board member, the independent Directors will elect a Lead Independent Director with a clearly defined role and responsibilities. Please see the Charter of the Lead Independent Director available at https://investors.pfizer.com/Investors/Corporate-Governance/The-Pfizer-Board-Policies/default.aspx.

2024 ANNUAL REVIEW OF LEADERSHIP STRUCTURE
In December 2024, following a thorough review by the Governance Committee, the independent Directors evaluated the Board’s leadership structure taking into consideration the company’s performance under the current operating and governance environment, executive leadership changes and investor feedback. The Committee, with input from the other independent Directors, determined that it would be in the best interest of the company and its shareholders for Dr. Bourla, Pfizer’s CEO, to continue serving as Chairman of the Board in 2025. The Board concluded that Dr. Bourla demonstrates the leadership and vision necessary to lead the Board. His deep scientific, industry and regulatory expertise, along with his extensive company knowledge enables him to effectively lead the Board and execute company strategies. Dr. Bourla’s leadership capabilities and business acumen, developed over 30 years of experience, was instrumental during 2024 as the company executed on its five 2024 strategic priorities. Under Dr. Bourla’s leadership as Chairman and CEO in 2024, the company successfully integrated Seagen, refined our commercial model, changed our R&D leadership, delivered on our $4.0 billion net cost savings target from our ongoing cost realignment program, and initiated a series of programs designed for continued operational efficiency and margin expansion.
The independent Directors also re-elected Mr. Shantanu Narayen as Lead Independent Director in 2025. Mr. Narayen has demonstrated strong leadership skills, risk oversight abilities, and expertise in technology and product innovation during his tenure as a Director and Lead Independent Director. His strong independent leadership, global leadership experience, and commitment to the Board make him well-suited for this independent leadership role. Accordingly, the independent Directors remain confident in Mr. Narayen’s ability to continue as Lead Independent Director for 2025.
OUR BOARD LEADERSHIP STRUCTURE IS FURTHER STRENGTHENED BY:
•the strong, independent oversight exercised by our Board, composed entirely of independent Directors other than Dr. Bourla, and its key Committees;
•the independent leadership provided by Pfizer’s Lead Independent Director, who has robust, well-defined responsibilities under a Board-approved charter; and
•Board and Committee processes and procedures that provide substantial independent oversight of our CEO’s performance, including regular executive sessions of the independent Directors (which take place at every Board meeting and are led by our Lead Independent Director), an annual evaluation of our CEO’s performance against predetermined goals, as well as an assessment of the CEO’s interactions with the Board in his role as Chairman.

18	Pfizer 2025 Proxy Statement

Governance
THE BOARD’S ROLE IN RISK OVERSIGHT
The Board believes that its leadership structure and the Enterprise Risk Management (ERM) program support the effective risk oversight function of the Board. Management is responsible for assessing and managing risk, including through the ERM program, subject to oversight by the Board. The ERM program provides a framework for risk identification and management. Each risk is prioritized and assigned to a member or members, as appropriate, of our ELT, the company’s senior-most leadership and decision-making management body.

THE BOARD
The Board considers significant enterprise risk topics, including, among others: risks associated with our strategic plan, our capital structure, our R&D and business development activities, drug pricing, access and reimbursement, manufacturing and supply, cybersecurity and artificial intelligence, our responsible business practices, culture and human capital management and pipeline and portfolio strategy. In addition, it receives regular reports from members of our ELT that include discussions of the risks involved in their respective areas of responsibility. The Board is routinely informed of developments that could affect our risk profile or other aspects of our business.
The Board is kept informed of its Committees’ risk oversight and other activities through reports by the Committee Chairs to the full Board. These reports are presented at every regular Board meeting.

AUDIT COMMITTEE
The Audit Committee has primary responsibility for overseeing Pfizer’s ERM program. Pfizer’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program in coordination with the Legal Division and Compliance Division and helps ensure that ERM is integrated into our strategic and operating planning process.
The Committee meets throughout the year, with agendas that include discussions of individual risk areas, including areas posing potential reputational risk to Pfizer, as well as an annual summary of the ERM program. As part of the ERM discussions, the Committee reviews and receives information and briefings concerning risks to Pfizer associated with drug pricing, access and reimbursement.
The Committee also oversees the company’s information security (including cybersecurity) and technology risk management programs, which are fully integrated into the overall ERM program. As appropriate, the Committee receives regular briefings concerning Pfizer’s information security and technology risks and risk management practices, which are led by Pfizer’s Chief Information Security Officer.

REGULATORY AND COMPLIANCE COMMITTEE
The Regulatory and Compliance Committee is responsible for reviewing and overseeing Pfizer’s ethics & compliance program, including evaluating its effectiveness. The Committee reviews and receives information and briefings about current and emerging compliance and quality risks and regulatory, enforcement and other external factors that may affect our business operations, risk management, performance, or strategy, as we innovate to deliver on our purpose and advance public health.
The Committee’s primary responsibilities include overseeing Pfizer’s healthcare law compliance and quality risk management, its culture of integrity and the status of compliance with applicable laws, regulations and internal procedures.
Periodically, the Regulatory and Compliance Committee and the Audit Committee hold joint sessions to discuss risks relevant to both Committees’ areas of risk oversight, including an annual discussion of the ERM program.

OTHER BOARD COMMITTEES
The Board’s other Committees oversee risks associated with their respective areas of responsibility.
For example:
•The Compensation Committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally.
•The Governance Committee considers risks relating to the company’s:
–responsible business practices strategy and reporting;
–human capital management;
–lobbying priorities and activities;
–political spending; and
–potential reputational risk factors.
•The Science and Technology Committee evaluates the soundness/risks associated with our technologies.

2025 Proxy Statement Pfizer	19

Governance
THE BOARD’S ROLE IN SUCCESSION PLANNING
Management Succession Planning
Succession planning for Pfizer’s senior management positions helps ensure continuity of leadership and is critical to the company’s success. The Board is responsible for succession planning for the CEO and certain other senior management positions, and discusses succession planning regularly in executive sessions. To assist the Board, the CEO annually provides the Board with an assessment of potential successors to the CEO role, as well as to certain senior management positions. When appropriate, the Board will meet with these individuals.
In addition, the Governance Committee reviews the succession plans relating to positions held by elected corporate officers with the CEO and will make recommendations to the Board with respect to potential successors to fill these roles, as appropriate.
During 2024, based on management’s recommendation, the Governance Committee recommended, and the Board approved the elections of: (i) Dr. Andrew Baum as Chief Strategy and Innovation Officer, Executive Vice President, effective June 2024; and (ii) Dr. Chris Boshoff as Chief Scientific Officer and President, Research & Development, effective January 2025. Dr. Baum brings his extensive clinical and scientific knowledge and his financial expertise in areas including equity research, hedge funds, investment banking, and shareholder value creation strategies to the company. Dr. Boshoff previously served as Pfizer’s Chief Oncology Officer, Executive Vice President, and is well positioned to lead Pfizer’s R&D organization as we strive to improve R&D productivity with sharpened focus.
Board Succession Planning and Refreshment
The Governance Committee is responsible for Board succession planning. During its self-evaluation process, the Committee considers the Board’s size, skills matrix, upcoming retirements and our strategic priorities. In performing this function, it recruits and recommends Director nominees on an ongoing basis. The Board does not support automatic annual re-nomination.
In 2024, the Governance Committee recommended, and the Board elected two new Directors: Mr. Cyrus Taraporevala in June and Mr. Mortimer J. Buckley in October. The appointments of these two Directors reflects a deliberate process undertaken by the Board that commenced with its annual self-evaluation process. As part of this self-evaluation process, the Board identifies skills, expertise and experience that it wants to add to the Board based on the evolution of Pfizer’s business and the needs of the Board. In early 2024, to help enhance Board oversight over the company’s strategic priorities, the Board determined that it would seek new Directors with significant experience in financial markets, investment management, and capital allocation to supplement existing expertise on the Board. Messrs. Taraporevala and Buckley were elected, in part, given their strong backgrounds in these respective areas.
The Board’s self-evaluation process, retirement policy and term limit are important inputs for continuing service and ensuring ongoing refreshment. Non-employee Directors are not nominated after their 73rd birthday unless they have under 15 years of service, allowing up to a 15-year term. The Governance Committee can recommend waivers if deemed in the best interests of the company. Our retirement policy is designed to maintain continuity of key skills and expertise on the Board that are critical to its oversight of the company. Dr. Hobbs will retire from the Board in April 2025.

20	Pfizer 2025 Proxy Statement

Governance
EVALUATION OF BOARD EFFECTIVENESS
The Board is committed to continuous improvement and uses annual evaluations to evaluate performance and improve effectiveness.
2024 Evaluation Process

FEBRUARY Board & Committee Evaluation
The Governance Committee initiates, conducts and oversees the process, which, in 2024, utilized self-evaluation questionnaires to conduct Board and Committee evaluations, which focused on a variety of topics, including Board and Committee leadership.

â

APRIL Presentation of Evaluation Results
The results of the full Board and each Committee evaluation were reported to the full Board by the Chair of the Governance Committee. The results were fully discussed in executive session at a subsequent Board meeting.

â

JUNE Follow-up	The Board and each Committee discussed topics requiring additional consideration to be addressed at future Board and Committee meetings.

â

OCTOBER Evaluation of Existing Process
The Governance Committee reviewed the effectiveness of the overall evaluation process and considered whether, for 2025, to:
•utilize a self-evaluation questionnaire;
•incorporate individual Director evaluations into the process; or
•conduct the evaluation through an external third-party provider.
After reviewing and discussing the comprehensive feedback provided by the Board and Committees’ self-evaluations, the Governance Committee determined it would: (i) utilize self-evaluation questionnaires to conduct Board and Committee evaluations in 2025; and (ii) consider engaging a third-party provider to conduct Board and Committee evaluations in 2026.

Board and Committee Information
During 2024, the Board met seven times. Each of our Directors attended 75% or more of the total meetings of the Board and the Committees on which he or she served. In accordance with our Principles, all Directors attended our 2024 Annual Meeting.
COMMITTEE REFRESHMENT
The Board, upon recommendation from the Governance Committee, reviews and determines the composition of the Committees and appoints the Committee Chairs. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with those gained from fresh perspectives and enhancing our Directors’ understanding of different aspects of our business. In 2024, Mr. Mortimer J. Buckley was appointed to the Audit and Governance Committees and Mr. Cyrus Taraporevala was appointed to the Audit and Compensation Committees. Effective as of the 2025 Annual Meeting, Dr. Susan Desmond-Hellmann will become the Chair of the Science and Technology Committee.

2025 Proxy Statement Pfizer	21

Governance
BOARD COMMITTEES

The Audit Committee
Chair: Suzanne Nora Johnson
The Committee’s primary responsibilities include:
•the appointment, compensation, retention and oversight of our independent registered public accounting firm (the firm);
•reviewing and discussing, with the firm, Internal Audit and management, the adequacy and effectiveness of internal control over financial reporting;
•reviewing and consulting with management, Internal Audit and the firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied;
•reviewing reports from management relating to the status of compliance with laws, regulations and internal procedures and policies;
•reviewing and approving, based on discussion with the Chief Financial Officer, the appointment, replacement or dismissal of the Chief Internal Auditor and reviewing, with the Chief Financial Officer, the performance of the Chief Internal Auditor; and
•overseeing the company’s ERM program, and reviewing and discussing with management the company’s policies with respect to risk assessment and risk management, including with respect to information security and technology risks (including cybersecurity).
The Committee has established policies and procedures for the pre-approval of all services provided by the firm. It also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by Pfizer regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm” on page 37.
The Audit Committee is governed by a Board-approved Charter which is available on our website at https://investors.pfizer.com/Investors/Corporate-Governance/Board-Committees--Charters/.

Additional Committee Members:
Mortimer J. Buckley
Ronald E. Blaylock
Joseph J. Echevarria
James C. Smith
Cyrus Taraporevala
All Members are Independent and Financially Literate
All Members qualify as “Audit Committee Financial Experts” as defined by the Securities and Exchange Commission
Meetings Held in 2024: 11

The Compensation Committee
Chair: James C. Smith
The Committee reviews and approves the company’s overall compensation philosophy and oversees the administration of our executive compensation and benefit programs, policies and practices. Its responsibilities also include:
•establishing and monitoring performance against short-term and long-term incentive (LTI) plan goals, and approving the short-term incentive plan pool performance and LTI plan goals, and LTI awards;
•establishing objectives for the CEO and reviewing the goals approved by the CEO for our executive officers, including the Named Executive Officers (NEOs), as well as evaluating the performance and setting compensation for the CEO and reviewing and approving the compensation of the ELT;
•reviewing and assessing annually, potential risks to the company from its compensation program and related policies;
•evaluating the efficacy of the company’s compensation policy and strategy to ensure fairness of pay practices to employees; and
•collaborating with the Governance Committee on responsibilities delegated by the Board relating to human capital management.
The Committee has the authority to delegate any of its responsibilities to another committee, officer and/or subcommittee, as the Committee may deem appropriate in its sole discretion, subject to applicable law, rules, regulations and NYSE listing standards.
The Compensation Committee is governed by a Board-approved Charter which is available on our website at https://investors.pfizer.com/Investors/Corporate-Governance/Board-Committees--Charters/.
Compensation Committee Interlocks and Insider Participation. During 2024 and as of the date of this Proxy Statement, none of the members of the Committee was or is an officer or employee of Pfizer, and no executive officer of the company served or serves on the compensation committee or board of any company that employed or employs any member of Pfizer’s Compensation Committee or Board of Directors.

Additional Committee Members:
Ronald E. Blaylock
James Quincey
Cyrus Taraporevala
All Members are Independent
All Members are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934
Meetings Held in 2024: 7

22	Pfizer 2025 Proxy Statement

Governance

The Governance Committee
Chair: Joseph J. Echevarria
The Committee oversees the practices, policies and procedures of the Board and its committees. Its responsibilities include:
•recommending and recruiting Director candidates so that the Board maintains its composition, reflecting a mix of backgrounds, professional experiences, skills and perspectives;
•overseeing the evaluations of the Board and its Committees;
•reviewing our Principles and Director Qualification Standards;
•overseeing the company’s responsible business practices strategy and reporting and maintaining an informed status on political spending and lobbying priorities and activities; and
•overseeing the company’s policies and practices related to human capital management.
The Governance Committee is governed by a Board-approved Charter which is available on our website at https://investors.pfizer.com/Investors/Corporate-Governance/Board-Committees--Charters/.

Additional Committee Members: Mortimer J. Buckley Susan Desmond-Hellmann, MD, M.P.H. Helen H. Hobbs, MD Dan R. Littman, MD, Ph.D. All Members are Independent Meetings Held in 2024: 5

The Regulatory and Compliance Committee
Chair: Scott Gottlieb, MD
The Committee’s primary responsibilities include:
•assisting the Board with overseeing quality and compliance risk management in areas of healthcare compliance across the company’s core functions; and
•reviewing and overseeing the company’s ethics & compliance program and related activities through review of reports and information from management, legal counsel and third parties covering: (i) the effectiveness of the compliance program; (ii) proactive quality and compliance risk management; and (iii) significant regulatory and compliance healthcare-related matters.
The Committee makes recommendations to the Compensation Committee concerning the extent, if any, to which the incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, extinguished or recouped.
The Regulatory and Compliance Committee is governed by a Board-approved Charter which is available on our website at https://investors.pfizer.com/Investors/Corporate-Governance/Board-Committees--Charters/.

Additional Committee Members: Helen H. Hobbs, MD Susan Hockfield, Ph.D. Dan R. Littman, MD, Ph.D. Suzanne Nora Johnson All Members are Independent Meetings Held in 2024: 4

The Science and Technology Committee
Chair: Helen H. Hobbs, MD(1)
The Committee is responsible for periodically examining management’s strategic direction of and investment in the company’s biopharmaceutical R&D and technology initiatives. Its responsibilities include:
•monitoring progress of Pfizer’s R&D pipeline;
•evaluating the quality, direction and competitiveness of the company’s R&D programs; and
•reviewing Pfizer’s approach to acquiring and maintaining key scientific technologies and capabilities.
The Committee also identifies and evaluates emerging issues, assesses the performance of R&D leaders, and evaluates the sufficiency of review by external scientific experts.
The Science and Technology Committee is governed by a Board-approved Charter which is available on our website at https://investors.pfizer.com/Investors/Corporate-Governance/Board-Committees--Charters/.

Additional Committee Members: Susan Desmond-Hellmann, MD, M.P.H. Scott Gottlieb, MD Susan Hockfield, Ph.D. Dan R. Littman, MD, Ph.D. All Members are Independent Meetings Held in 2024: 4

(1)In April 2025, Dr. Hobbs will retire from the Board and her committee roles. Effective as of the 2025 Annual Meeting, Dr. Desmond-Hellmann will become the Chair of the Science and Technology Committee.

2025 Proxy Statement Pfizer	23

Governance
Governance Committee Report
The following are examples of how we worked to achieve the Board’s objectives to maintain and enhance Pfizer’s record of excellence in corporate governance and Board oversight in 2024 and early 2025:
Board Leadership Structure: In late 2024, the Committee and the independent Directors conducted a thorough annual review of the Board’s leadership structure, and the independent Directors unanimously determined to maintain the current leadership structure, with Dr. Bourla as Chairman and CEO, and Mr. Narayen as Lead Independent Director.
Board and Committee Matters: We assessed the Directors’ qualifications for serving on various Committees and their independence. We reviewed, among other factors, Director service on other boards and other commitments held by Directors. As a result, we determined that all Directors are in compliance with the company’s Principles and have sufficient time, energy, and attention to effectively serve on our Board. Additionally, the Committee reviewed and, where appropriate, recommended changes to certain of our governance documents. We also reviewed the non-employee Director compensation program, in consultation with Meridian Compensation Partners, LLC, and recommended no changes.
Board Succession Planning: Taking into account feedback received throughout the 2024 Board evaluation process, we continued our Board succession planning to identify and assess potential Director candidates. We considered several factors, including a review of our skills matrix. We conducted a needs assessment and considered a broad pool of candidates based on recommendations provided by our Chairman and CEO, the independent Directors, management, external advisors and other resources. Resulting from this process, in 2024, (i) upon recommendation and evaluation by a third-party search firm and the Committee, the Committee recommended and the Board elected Mr. Cyrus Taraporevala as a Director and a member of the Audit and Compensation Committees; and (ii) upon recommendation by our Chairman and CEO and evaluation by a third-party search firm and the Committee, the Committee recommended and the Board elected Mr. Mortimer J. Buckley as a Director and a member of the Audit and Governance Committees. In addition, the Committee recommended the appointment of a new Chair of the Science and Technology Committee.
Responsible Business Practices Strategy: Throughout the year, we engaged with management to review and discuss the company’s responsible business practices priorities and progress, as well as changes and potential regulatory developments as a result of the evolving external environment in the U.S. and internationally.
Public Policy/Corporate Political Spending/Lobbying Activities: Under our Charter, we are informed of company issues related to public policy, including political spending policies and practices. In addition, management provided regular updates to the Committee on the political landscape, and the company’s work on legislative and regulatory policies, including the benefits and risks derived from our association with certain trade and other organizations.
Legislative and Regulatory Developments: We continued to monitor and evaluate corporate governance and executive compensation developments, including SEC rules and NYSE listing standards through reports provided by management.
Shareholder Engagement: We reviewed shareholder and stakeholder communications at each of our meetings and were informed of shareholder feedback received during Pfizer’s year-round investor outreach, which included the participation of the Lead Independent Director, Mr. Narayen, and the Chair of the Governance Committee,
Mr. Echevarria, when appropriate. The Committee was also kept apprised of all shareholder proposals received and discussions with the proponents.
THE GOVERNANCE COMMITTEE
Joseph J. Echevarria, Chair
Mortimer J. Buckley
Susan Desmond-Hellmann, MD, M.P.H.
Helen H. Hobbs, MD
Dan R. Littman, MD, Ph.D.

24	Pfizer 2025 Proxy Statement

Governance
Regulatory and Compliance Committee Report
The Committee assists the Board with the oversight of healthcare-related regulatory and compliance risk management. Under the terms of its Charter, the Committee receives reports regarding the company’s ethics & compliance program, for which management has primary responsibility.
In 2024, we received reports and discussed with management, including the General Counsel and the former Chief Compliance, Quality and Risk Officer, significant healthcare-related regulatory and compliance risks and related compliance program initiatives, functions and risk management.
Among the matters considered were:
•management of potential healthcare regulatory and compliance risks relating to the development, manufacture, supply and commercialization of Pfizer products, and efforts to mitigate those risks;
•certain compliance- and quality-related matters, government and internal investigations, regulatory actions and significant regulatory communications and other legal proceedings;
•results of internal audits conducted in areas within the Committee’s oversight;
•updates on the company’s quality and compliance governance framework and risk management;
•updates regarding the integration of acquired companies into Pfizer’s compliance program;
•anti-retaliation policies and procedures and any retaliation claims received by Pfizer; and
•Pfizer’s culture of integrity and our policies supporting speak-up, open-door and anti-retaliation, and the tone set by leaders throughout the organization.
In our activities, we considered potential risks and steps Pfizer has taken to mitigate risk in areas within our oversight.
THE REGULATORY AND COMPLIANCE COMMITTEE
Scott Gottlieb, MD, Chair
Helen H. Hobbs, MD
Susan Hockfield, Ph.D.
Dan R. Littman, MD, Ph.D.
Suzanne Nora Johnson

2025 Proxy Statement Pfizer	25

Governance
Investor Outreach
OUR GOVERNANCE ENGAGEMENT PROCESS

à

Spring

Discuss Proxy Statement voting items with shareholder proposal proponents and institutional investors

à

Summer

Discuss proxy voting season results and investor feedback with the Board to determine appropriate next steps, if any

Keep apprised of governance trends and best practices through participation in various industry organizations

à

Fall

Solicit feedback from a variety of investors representing approximately 50% of shares outstanding and proxy advisors

Winter

Share feedback received from investors with the Governance Committee

Consider feedback and any potential enhancements that are related to investor perspectives

OUR INTEGRATED APPROACH TO INVESTOR OUTREACH
Throughout the year, Pfizer actively seeks opportunities to engage with current and prospective investors, industry analysts and other stakeholders in order to gather their perspectives on the company. These conversations range from normal course activities led by Pfizer’s Investor Relations team to discussions dedicated to corporate governance, executive compensation, responsible business practices and related topics led by Pfizer’s Corporate Governance team. This integrated approach reflects the broad nature of our investor base, including both large institutional investors and smaller investors. The company values the dialogue with investors and the variety of perspectives received, which is shared regularly with the Governance Committee.
In 2024 and early 2025, Pfizer extended invitations to its 50 largest institutional investors, as well as some smaller institutional investors, representing approximately 50% of the company’s outstanding shares, to engage in governance-focused discussions. Out of these invitations, we held 30 meetings with investors representing approximately 25% of the outstanding shares. Additionally, Pfizer sought input from proxy advisory firms to gain their perspectives about our governance practices and to share investor feedback we received during our outreach meetings. During the proxy season, the company also actively engaged with proponents of shareholder proposals, and listened to their concerns as we strove to reach mutual agreements to effectively address them. While Pfizer’s Corporate Governance team most frequently led the governance-focused conversations, Mr. Narayen, the Lead Independent Director, and Mr. Echevarria, Chair of the Governance Committee, also participated, when appropriate. Subject matter experts were also made available to discuss specific topics of interest, including access to medicines and environmental initiatives.
During the year, the company also engaged with our retail investors through Pfizer's "Investor Insights" communications program, which provides regular updates about the company and its performance.
The Governance Committee reviews shareholder and stakeholder feedback at each of its meetings. This valuable feedback meaningfully informs our governance and oversight practices and is shared with our Board on a regular basis.

26	Pfizer 2025 Proxy Statement

Governance
Summary of Certain 2024 and Early 2025 Shareholder Discussions
In our discussions, we aim to foster collaboration and incorporate multiple perspectives, which enriches our understanding of investor and other stakeholder interests and motivations. This approach also helps to inform our governance and oversight practices. Our meeting agendas encompassed various subjects, such as business updates, the Board’s composition, executive compensation and sustainable business practices and risks. Highlights of these discussions follow.

Board of Directors: Investors expressed interest in the composition of the Board, particularly the election of two new Directors, Messrs. Cyrus Taraporevala and Mortimer J. Buckley and their skill sets. They also inquired about the Board's near-term plans to further enhance its composition given the company’s strategic priorities. Investors also inquired about the timing for Committee Chair rotations, and any shareable results from the Board’s annual evaluation.
Action taken: We discussed how Messrs. Taraporevala and Buckley’s strong backgrounds in financial markets, investment management and capital allocation help enhance Board oversight over the company’s strategic priorities and supplement existing expertise on the Board. In addition, investor feedback regarding the Board of Directors was shared with the Governance Committee and the Board. This feedback was considered during the development of the Board-related content in this Proxy Statement. Please see “Item 1 - Election of Directors” section for additional information.

Executive Compensation: In response to the August 2024 modifications to certain outstanding equity awards discussed elsewhere in this Proxy Statement, during our fall investor outreach meetings we provided comprehensive information about the impact to the long-term equity awards and the Board’s rationale for its decision-making. These changes provided all eligible participants (approximately 9,000 active employees) with the ability to elect to modify certain eligible outstanding equity awards. Investors were appreciative of the company’s proactive approach to engaging on these changes prior to the 2025 proxy season. In addition, they requested that we provide robust disclosures in our Proxy Statement to explain these changes, including potential alternatives considered for employee retention. Additionally, investors inquired about the possibility of further changes to the compensation program in 2025, including with respect to non-financial metrics.
Action taken: Feedback was shared with the Compensation Committee and the Governance Committee. In response to this feedback, we have included detailed disclosure regarding the equity program modifications and the rationale for implementing them in this Proxy Statement. Please see the “Compensation Discussion and Analysis” section for additional information.

Sustainable Business Risks: Certain investors expressed interest in Pfizer’s responsible business practices and were pleased that our approach to responsible business growth remains balanced and aligned with our business priorities. Investors were interested in discussing our product quality and safety policies and programs, as well as our environmental goals and progress, with a focus on the reduction of greenhouse gas emissions and water management.
Action taken: Feedback was shared with the Governance Committee. In addition, we directed the investors to our Impact Report and to the company’s website to view the latest information regarding the company’s responsible business practices. Please note that these documents and our website are not a part of our proxy solicitation materials.

Other Topics of Interest: In addition to the above-mentioned topics, we also participated in ad hoc engagements with investors regarding specific topics of interest to them, including patient access and affordability, animal care and use in R&D, and the potential impact of the Inflation Reduction Act and the new federal government administration on our business.
Action taken: We invited subject matters experts to participate in these meetings, as appropriate. Feedback was shared with the Governance Committee and used to help inform our policies, procedures and disclosures, when appropriate.

2025 Proxy Statement Pfizer	27

Governance
SHAREHOLDER INQUIRIES
We communicate with our shareholders through various platforms, including via our corporate website, digital and print media, webcasts and live events, including our annual meeting of shareholders, investor presentations and healthcare industry presentations. In 2024, in addition to meeting with institutional investors, we responded to more than 750 inquiries from retail shareholders sent to the Board or the Office of the Corporate Secretary.
At each Governance Committee meeting, we share investor and other stakeholder feedback directly with the Committee. We view communication between our shareholders and the Board as a dialogue and, when appropriate, members of our Board engage directly with our shareholders.
How to Communicate with Our Directors
Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director and the Audit Committee Chair, as follows:
By mail: Write to the Corporate Secretary, Pfizer Inc., 66 Hudson Boulevard East, New York, NY, 10001-2192; or
By e-mail: Go to Pfizer’s website at https://investors.pfizer.com/Investors/Corporate-Governance/Contact-Our-Directors/default.aspx.
Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be redirected or excluded, as appropriate.

28	Pfizer 2025 Proxy Statement

Governance
Public Policy Engagement and Political Participation
The Governance Committee maintains an informed status on the company’s issues related to public policy and corporate political spending practices. The Committee receives periodic updates and reviews Pfizer’s Political Action Committee (PAC) and Corporate Political Contributions Report (PAC Report) prior to its annual publication. The Committee also reviews the company’s “Industry Associations — Congruency Report.” In addition, management regularly informs the Committee of Pfizer’s public policy priorities and its efforts to educate lawmakers in support of those priorities.
PUBLIC POLICY ENGAGEMENT FOR GLOBAL PUBLIC HEALTH
It is fundamental to our business that we engage on public policy issues that may affect our ability to meet patients’ needs and enhance shareholder value. These issues include advancing biomedical research and healthcare innovation, advocating for intellectual property (IP) protections, and improving patient access to care. In addition, we regularly work with policymakers and industry and trade groups to help create and maintain an innovative environment where we can cultivate new medicines, bring them to market and ensure that patient health and safety remain a priority.
To advance our business objectives, we are also members of industry and trade groups, including PhRMA, the National Association of Manufacturers, the U.S. Chamber of Commerce and the Business Roundtable. These organizations, along with the others to which we belong, represent both the industry and the business community at large to collectively bring about consensus on broad policy issues. Our support of these organizations is evaluated annually by our U.S. Government Relations leaders based on their expertise in healthcare policy and advocacy.
In addition to healthcare policy, we realize these organizations may engage in a variety of other issues that extend beyond the scope of our priorities. Our participation as a member of these groups comes with the understanding that we may not always agree with every position held by the organization and/or its other members. Nevertheless, we monitor where and to what extent our trade associations are misaligned with the company on such issues and we will advocate for the trade association to come into alignment, as appropriate. If and when a trade association’s misalignment outweighs the benefits to Pfizer and its stakeholders, we consider whether to reduce our involvement with the organization or end our involvement altogether.
We believe value exists in making sure our positions on issues important to Pfizer and our industry are communicated and understood within those organizations. Please see Pfizer’s “Industry Associations – Congruency Report” at https://www.pfizer.com/about/programs-policies/political-partnerships. The “Industry Associations — Congruency Report” is not a part of our proxy solicitation materials.
Corporate Political Contributions
At Pfizer, we have adopted a formal policy for making corporate political and PAC contributions in the U.S., which applies to Pfizer and the Pfizer PAC. The policy is designed to ensure that our political expenditures are made in compliance with all federal, state, and local election laws, as applicable. In addition, in 2010, Pfizer adopted a policy that prohibits the company from making direct independent expenditures, including direct contributions to 527 independent expenditure committees, a decision supported by executives and affirmed by the Governance Committee of our Board. The PAC Report also explains that Pfizer typically does not make contributions to 527 Issue Organizations. However, if requested to make such a contribution, it would undergo review and approval by the Political Contributions Policy Committee (PCPC). The PCPC, co-chaired by Pfizer’s Chief Corporate Affairs Officer and the Chief U.S. Commercial Officer, Executive Vice President, consists of senior leaders from various divisions. Any contributions made to 527 Issue Organizations would be disclosed in the PAC Report. In addition, 501(c)(4) organizations may not use Pfizer’s funds to benefit directly or indirectly any specific federal, state, or local official, candidate, political party committee or political committee.
Our disclosures comply with all federal, state and local laws and reporting requirements governing corporate political contributions. All corporate political contributions are published annually in the PAC Report in compliance with Pfizer’s corporate policy.
We regularly discuss our political contributions disclosures with investors and other stakeholders to help ensure our disclosures meet their needs. Over the years, shareholder engagement has influenced our level of disclosure and helped to develop or modify related policies.

2025 Proxy Statement Pfizer	29

Governance
Policies and Procedures for Approval and Oversight of Corporate and PAC Political Expenditures
All corporate and PAC political spending decisions undergo a rigorous review process conducted monthly by the PAC Steering Committee. The Committee, composed of nine cross-divisional employees, reviews and approves all PAC and corporate political contributions. The PAC is a non-partisan, employee-run organization that enables employees to participate in the American political process. The Committee ensures that each contribution advances our business objectives and is not based on the political preferences or views of any individual employee. In addition, the Committee considers contributions to lawmakers on a case-by-case basis using the following criteria:
•Prioritization of candidates who support policies that impact Pfizer’s purpose and uphold our core values, which include healthcare, tax and an intellectual property ecosystem that supports innovation and patient access to medicines;
•Representation where employees live and work; and
•Elected officials’ conduct and statements.
Our PAC support does not imply an endorsement of a candidate’s position on any social or religious issue, and we always consider a candidate’s ethical conduct in our evaluation to help ensure Pfizer’s values are upheld.
Further, all PAC and corporate contribution requests are shared with the PCPC.
FEDERAL AND STATE LOBBYING ACTIVITY
The company’s U.S. Government Relations leaders are responsible for the company’s lobbying activities. The Governance Committee is responsible for maintaining an informed status on the company’s lobbying priorities and activities through periodic reports from management. In addition, all employee communications with government and regulatory officials are governed by Pfizer’s internal policies and procedures, which include guidelines available on our website at https://www.pfizer.com/about/responsibility/compliance/code-of-conduct.
Reporting and Compliance Features
Federal Lobbying
•Pfizer’s disclosures and lobbying activities comply with the Honest Leadership and Open Government Act of 2007. These reports may be viewed at https://lda.senate.gov/system/public/.
•In addition, we voluntarily report the portion of our dues used by trade associations for federal lobbying activity. See https://www.pfizer.com/about/programs-policies/political-partnerships.
State Lobbying
•We are fully compliant with state registration and reporting requirements.
•Links to states’ reporting entities, where state lobbying reports are filed, may be accessed at: https://www.pfizer.com/about/programs-policies/political-partnerships.

30	Pfizer 2025 Proxy Statement

Governance
Pfizer Policies on Business Conduct
All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Pfizer’s policies on business conduct to help ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among employees to foster ethical business conduct, and an utmost commitment to integrity. Our policies and procedures cover all major areas of business conduct, including employment practices, conflicts of interest, anti-corruption, transparency, privacy, product communications, intellectual property, the protection of confidential information, prohibition on insider trading and the responsible use of artificial intelligence, and require strict adherence to laws and regulations applicable to the conduct of our business. In addition, we strive to ensure fair competition in all our business dealings, including, among other things, distribution agreements, rebates and discounts to customers, patent, copyright, and trademark licenses, territorial restrictions on resellers, and pricing policy generally. We are committed to competing fairly and following the applicable antitrust and competition laws of all countries in which we operate.
Code of Conduct training is assigned to all new employees upon hire and to existing employees regularly. The training includes a certification to confirm that employees agree to abide by the Code of Conduct and that they understand their responsibility to report and have reported any potential violations of law, regulations, ethical standards or Pfizer policies.
Employees are required to report any conduct that they believe to be an actual or apparent violation of Pfizer’s policies on business conduct. Retaliation in any form against any employee who seeks advice, raises a concern, reports misconduct, or provides information in an investigation is prohibited. Our Audit Committee, working with Pfizer’s Compliance Organization, has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.
The full text of our Code of Conduct, including information regarding how to report allegations of misconduct, is posted on our website at https://www.pfizer.com/about/responsibility/compliance/code-of-conduct. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards affecting our Chief Executive Officer, Chief Financial Officer, Controller and executive officers on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.
CODE OF CONDUCT FOR DIRECTORS
Our Directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors (the Director Code). It is intended to focus the Board and the Directors on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and to foster a culture of honesty and accountability. The Director Code covers all areas of professional conduct relating to service on our Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the company.
The Director Code is available on our website at https://investors.pfizer.com/Investors/Corporate-Governance/The-Pfizer-Board-Policies/default.aspx.

2025 Proxy Statement Pfizer	31

Governance
Other Governance Practices and Policies
INSIDER TRADING POLICY
Pfizer has an insider trading policy governing the purchase, sale, and other dispositions of our securities by our Directors, officers and employees, and repurchases by Pfizer, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us.
DERIVATIVES TRADING/HEDGING POLICY
We have a policy that prohibits employees, including the NEOs, and Directors from purchasing or selling options on our common stock or engaging in short sales of our common stock. In addition, the policy prohibits trading in puts, calls, straddles, equity swaps or other derivative securities, including exchange funds, that are directly linked to our common stock (sometimes referred to as “hedging”).
RELATED PERSON TRANSACTIONS AND INDEMNIFICATION
Related Person Transaction Approval Policy
Pfizer has adopted a Related Person Transaction Approval Policy (the Policy) administered by the Governance Committee. The Policy applies to any transaction or series of transactions in which Pfizer or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person under the Policy has a direct or indirect material interest. Under the Policy, management determines whether a transaction requires review by the Governance Committee. Transactions requiring review are referred to the Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Governance Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the company. If the company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Governance Committee. The Governance Committee evaluates all options available, including ratification, revision or termination of such transaction. The Governance Committee then provides a summary of such transactions, including their terms, structure and business purpose, as well as the Governance Committee’s approval decision, to the Audit Committee for their information.
Transactions with Related Persons
Certain of our NEOs and other executive officers have family members who are also employed by Pfizer in non-executive positions. Specifically, Dr. Bourla’s sister-in-law is employed as Colleague Experience Designer, People Experience and Mr. Douglas Lankler’s daughter is employed as AIDA Portfolio & Operations Senior Manager, Pfizer Digital. In addition, our former Chief Compliance, Quality and Risk Officer, Executive Vice President, Mr. Rady Johnson’s daughter is employed as Global Study Manager, Pfizer Research and Development. The total annual compensation of each of Dr. Bourla’s sister-in-law, and Messrs. Lankler’s and Johnson’s daughters for fiscal 2024 (including any incentive compensation) did not, individually, exceed $250,000. Additionally, each of Dr. Bourla’s sister-in-law, and Messrs. Lankler’s and Johnson’s daughters, are employed on an “at will” basis and compensated on the same basis as Pfizer’s other employees of similar function, seniority and responsibility.
The brother-in-law of the company’s Chief Global Supply and Quality Officer, Executive Vice President, Mr. Mike McDermott, owns Inventive Floor Design, Inc. (IFD), an industrial flooring contractor. The company paid IFD approximately $350,000 in fiscal year 2024 for flooring renovation services. These services are provided to Pfizer on an arm’s length basis. Mr. McDermott has no role or involvement in the supervision of these services or in any decisions regarding the retention of IFD. The company’s relationship with IFD pre-dates Mr. McDermott becoming an executive officer of Pfizer. The Governance Committee has reviewed the company’s ongoing relationship with IFD to ensure that it remains in the best interests of the company.
The Governance Committee reviewed and approved or ratified each of these related party transactions in accordance with the Policy and provided a summary of such transactions, and its approval decision, to the Audit Committee.
Indemnification
We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Pfizer. Our By-laws require indemnification, and we have also entered into agreements with those individuals that contractually obligate us to provide this indemnification to them.

32	Pfizer 2025 Proxy Statement

Non-Employee Director Compensation

Non-Employee Director Compensation
Our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units, for their service. In 2024, we provided the following compensation:

Compensation Element	Direct Compensation Program
Board Member Annual Cash and Equity Retainer	$155,000, payable quarterly in cash, and grant of $205,000 in stock units
Chair of Each Board Committee (Additional Cash Fee)	$30,000
Lead Independent Director (Additional Cash Fee)	$50,000
Stock Ownership Guidelines
Required to own Pfizer common stock and/or deferred stock units with a value of at least five times their annual cash retainer ($775,000). New Directors are subject to milestones toward this requirement.(1)

Cash Compensation
Directors can defer all or a portion of their annual cash retainers until they cease to be members of the Board. At a Director’s election, the cash retainer fees can be invested in an account credited with Pfizer stock units or deemed invested in the same investments available to Pfizer employees under certain deferred compensation plans.(2)

Equity Compensation
Directors who have met the stock ownership requirements as of December 31 of the prior year are permitted each year to elect to defer units granted in the following year or to receive the equivalent in shares.(3)

The Pfizer Foundation Matching Gift Program*	The Pfizer Foundation matches eligible contributions up to a maximum of $20,000 per Director, per calendar year.
(1)Currently all Directors comply with our stock ownership guidelines. Mr. Buckley became a member of our Board in October 2024 and Mr. Taraporevala became a member of our Board in June 2024. Directors have five years from (a) the date of their first election as a Director or (b) if later, the date of an increase in the amount of Pfizer stock required to be held, to satisfy the stock ownership requirement.
(2)The number of Pfizer stock units is based on the closing price of Pfizer’s common stock on the last business day of the fiscal quarter in which the retainer is earned. The number of stock units in a Director’s account is increased by additional stock units based on the value of any dividends on the common stock. Upon distribution, the amount attributable to stock units held in his or her account is paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payments is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.
(3)All of the eligible non-employee Directors will defer their Pfizer stock units granted in 2025. The number of units in a Director’s account is increased by additional stock units based on the value of any dividends on the common stock. Deferred stock units are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.
*    The Pfizer Foundation is a charitable organization established by Pfizer Inc. It is a separate legal entity from Pfizer Inc. with distinct legal restrictions.
In addition to the above, under our Director compensation program, any newly elected Director receives a pro-rata grant of Pfizer stock units based upon the ratio of the Director’s period of service as a Director during the 12-month period beginning as of the most recent Annual Meeting prior to election multiplied by $205,000, as of the date of grant. In 2025, upon election at the 2025 Annual Meeting, each non-employee Director will receive Pfizer stock units in accordance with the Director compensation program (which currently provides for a grant value of $205,000 as of the date of grant), provided the Director continues to serve as a Director following the meeting.
Our Governance Committee is responsible for reviewing and advising on the compensation of our non-employee Directors. To assist with this duty, they engage an independent compensation consultant to perform regular periodic reviews of our non-employee Director compensation program, which includes an analysis of market trends and best practices and peer comparison with our Pharmaceutical Peer and General Industry Comparator Groups. The compensation program for our non-employee Directors was last reviewed in April 2024 by the Governance Committee, in consultation with Meridian Compensation Partners, LLC, and the Committee determined that the program remains competitive amongst Pfizer’s peers and continues to attract and retain highly engaged and qualified independent Directors; accordingly, no changes were recommended.

2025 Proxy Statement Pfizer	33

Non-Employee Director Compensation
Under the Amended and Restated Pfizer Inc. 2019 Stock Plan, the aggregate value of Pfizer stock units granted, plus cash retainer paid to a non-employee Director during a 12-month period, may not exceed $800,000.
Dr. Bourla does not receive any compensation for his service as a Director. For additional information regarding Dr. Bourla’s compensation, see the “Compensation Discussion and Analysis” section later in this Proxy Statement.
We maintain policies that prohibit Directors from pledging Pfizer stock or engaging in activities considered to be hedging of our common stock, and none of our Directors has pledged Pfizer stock as collateral for personal loans or other obligations. See the “Other Governance Practices and Policies—Derivatives Trading/Hedging Policy” section earlier and “Other Compensation Programs and Policies—Derivatives Trading/Hedging Policy” section later in this Proxy Statement.
THE PFIZER FOUNDATION MATCHING GIFT PROGRAM
Our non-employee Directors may participate in the Pfizer Foundation Matching Gift Program. In 2024, under this program, the Pfizer Foundation matched contributions to eligible Internal Revenue Code 501(c)(3) tax-exempt organizations, up to a maximum of $20,000 per year, per Director. Contributions to religious organizations, private foundations and organizations that do not accept donations from the Pfizer Foundation, as well as to individuals, are not eligible for a match.
2024 Director Compensation Table
The following table sets forth the compensation provided for our non-employee Directors who served in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ronald E. Blaylock	155,000	205,000	—	360,000
Mortimer J. Buckley	34,959	110,644	—	145,603
Susan Desmond-Hellmann, MD, M.P.H.	155,000	205,000	—	360,000
Joseph J. Echevarria	185,000	205,000	—	390,000
Scott Gottlieb, MD	185,000	205,000	—	390,000
Helen H. Hobbs, MD	185,000	205,000	20,000	410,000
Susan Hockfield, Ph.D.	155,000	205,000	3,000	363,000
Dan R. Littman, MD, Ph.D.	155,000	205,000	20,000	380,000
Shantanu Narayen	205,000	205,000	35,000	445,000
Suzanne Nora Johnson	185,000	205,000	20,000	410,000
James Quincey	155,000	205,000	20,000	380,000
James C. Smith	185,000	205,000	—	390,000
Cyrus Taraporevala	79,148	169,616	20,000	268,764
(1)For all directors, except Messrs. Taraporevala and Buckley, the number of units granted was determined by dividing the grant date value of the award, $205,000, by $25.26, the closing price of the company’s common stock on April 25, 2024. In the case of Mr. Taraporevala, the number of units granted on his election date of June 27, 2024, was determined by dividing the pro-rated value of the 2024 award, $169,616, by $27.80, the closing price of Pfizer’s common stock on June 27, 2024. In the case of Mr. Buckley, the number of units granted on his election date of October 10, 2024, was determined by dividing the pro-rated value of the 2024 award, $110,644, by $29.34, the closing price of Pfizer’s common stock on October 10, 2024. At the end of 2024, the aggregate number of stock units (including dividend equivalents) held by each current non-employee Director was as follows: Mr. Blaylock, 61,387, Mr. Buckley, 3,832, Dr. Desmond-Hellman, 28,356, Mr. Echevarria, 123,639, Dr. Gottlieb, 36,529, Dr. Hobbs, 118,384, Dr. Hockfield, 32,656, Dr. Littman, 52,664, Mr. Narayen, 154,711, Ms. Nora Johnson, 100,297, Mr. Quincey, 55,029, Mr. Smith, 139,544, and Mr. Taraporevala, 9,084.
(2)The amounts in this column represent charitable contributions made in 2024 under our Pfizer Foundation Matching Gift Program. Certain charitable contributions by our Directors are not eligible for matching contributions under the program and, therefore, the amounts in the above table may not reflect all such contributions made by our Directors. The amounts for Mr. Narayen and Dr. Hockfield also include matching contributions for charitable contributions made in December 2023.

34	Pfizer 2025 Proxy Statement

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned (as of the close of business on January 31, 2025) by each of our Directors and each NEO, as well as the number of shares beneficially owned by all of our current Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our outstanding common stock.
The table and footnotes also include information about Total Shareholder Return Units (TSRUs), Profit Units (PTUs), stock units, Restricted Stock Units (RSUs) and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans. For additional information, see the “Non-Employee Director Compensation” section earlier, and the “Compensation Discussion and Analysis” section later in this Proxy Statement.

	Number of Shares or Units
Beneficial Owners	Common Stock	(1)	Stock Units
Ronald E. Blaylock	13,000	(2)	61,387	(4)
Albert Bourla, DVM, Ph.D.	337,340	(3)	1,070,737	(5)
Chris Boshoff, MD, FRCP, FMedSci, Ph.D.	75,345	(3)	3,079	(5)
Mortimer J. Buckley	—		3,832	(4)
David M. Denton	37,919		—
Susan Desmond-Hellmann, MD, M.P.H.	3,408	(2)	28,356	(4)
Mikael Dolsten, MD, Ph.D.	245,891	(3)	287,208	(5)
Joseph J. Echevarria	—		123,639	(4)
Scott Gottlieb, MD	10,000		36,529	(4)
Helen H. Hobbs, MD	—		118,384	(4)
Susan Hockfield, Ph.D.	—		32,656	(4)
Dan R. Littman, MD, Ph.D.	—		52,664	(4)
Aamir Malik	29,548		—
Shantanu Narayen	—		154,711	(4)
Suzanne Nora Johnson	10,000		100,297	(4)
James Quincey	—		55,029	(4)
James C. Smith	3,542	(2)	139,544	(4)
Cyrus Taraporevala	10,000		9,084	(4)
All Directors and Executive Officers as a Group (23)	976,197		2,293,542

(1)Individuals beneficially own less than one percent (1%) of our common stock outstanding.
(2)Includes the following shares held in the names of family members or trust: Mr. Blaylock, 4,750; Dr. Desmond-Hellmann, 3,408; and Mr. Smith, 1,542 shares. Mr. Blaylock and Mr. Smith disclaim beneficial ownership of such shares.
(3)Includes shares credited under the Pfizer Savings Plan and/or deferred shares relating to previously vested awards under Pfizer’s share award programs.
(4)Represents deferred stock units (each equivalent to a share of Pfizer common stock) under our Director compensation program (see “Non-Employee Director Compensation” above).
(5)Includes stock units as of January 31, 2025 (each equivalent to a share of Pfizer common stock). For Drs. Bourla and Dolsten, includes stock units to be settled in cash following the officer’s separation from service, held under the Pfizer Supplemental Savings Plan (PSSP) and/or the Pfizer Deferred Compensation Plan (DCP). The PSSP and the DCP are described later in this Proxy Statement. Also includes the following: for Dr. Dolsten, 57,485 PTUs that settled in February 2025; and for Dr. Boshoff, 3,079 RSUs that vested in February 2025. This column does not include the following stock appreciation rights in the form of TSRUs as of January 31, 2025: Dr. Bourla, 5,318,923, of which 821,222 settled in February 2025; Dr. Boshoff, 390,331, of which 8,741 settled in February 2025; Mr. Denton, 647,816; Dr. Dolsten, 1,709,680, of which 224,163 settled in February 2025; and Mr. Malik, 655,673. See “Compensation Tables—2024 Outstanding Equity Awards at Fiscal Year-End Table” and “—Estimated Payments and Benefits upon Termination Table” for a discussion of the vesting of RSUs, TSRUs and PTUs.

2025 Proxy Statement Pfizer	35

Securities Ownership
Beneficial Owners
The following table shows persons or entities known by us to be a beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Shares of Pfizer Common Stock	Percent of Class

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	506,479,807(1)	8.97%

BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	434,748,255(2)	7.70%

State Street Corporation(3) State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114	287,875,814(3)	5.10%

(1)The information is based solely on a Schedule 13G/A filed by Vanguard on February 13, 2024 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 7,098,817 shares, sole dispositive power with respect to 481,625,108 shares, and shared dispositive power with respect to 24,854,699 shares.
(2)The information is based solely on a Schedule 13G/A filed by BlackRock on January 26, 2024 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 392,763,728 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 434,748,255 shares, and shared dispositive power with respect to 0 shares.
(3)The information is based solely on a Schedule 13G/A filed by State Street on January 29, 2024 (the State Street 13G/A). According to the State Street 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 145,103,185 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 287,482,006 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2024 our Directors and our officers who were subject to Section 16(a) met all applicable filing requirements.

36	Pfizer 2025 Proxy Statement

Item 2 Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (the firm). The Committee conducts a comprehensive annual evaluation of the firm’s qualifications, performance and independence. It considers whether the firm should be rotated and considers the advisability and potential impact of selecting a different firm. In evaluating and selecting the company’s firm, the Committee considers, among other things, historical and recent performance of the current firm, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the firm. The Committee also annually evaluates how the firm’s values align with Pfizer’s values — courage, excellence, equity, and joy.
The Audit Committee selected, and the Board of Directors ratified the selection of, KPMG LLP (KPMG) as our firm for 2025. We have not been able to determine the specific year that KPMG or its predecessor firms began serving as our auditor; however, we are aware that KPMG or its predecessor firms have served as our auditor since at least 1942.
In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our company. For lead and concurring review partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management. Consistent with this process, in 2025, we welcomed a new lead audit partner.
The Audit Committee and the Board of Directors determined that the continued retention of KPMG as our firm is in the best interest of Pfizer and our shareholders, and we are asking our shareholders to ratify the selection of KPMG as our firm for 2025. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on our firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different firm at any time during the year if it determines that such a change would be in the best interests of Pfizer and our shareholders.
Representatives of KPMG will attend the Annual Meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

Your Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as independent registered public accounting firm for 2025.

2025 Proxy Statement Pfizer	37

Item 2 – Ratification of Selection of Independent Registered Public Accounting Firm
Audit and Non-Audit Fees
The following reflects KPMG fees for the audit of our financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by KPMG during those periods.

	2024 ($)	2023 ($)
Audit fees(1)	39,811,000	30,582,000
Audit-related fees(2)	894,000	1,234,000
Tax fees(3)	2,553,000	3,745,000
All other fees(4)	—	—
Total	43,258,000	35,561,000
(1)Principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The increase in audit fees in 2024 was primarily due to fees for strategic initiatives.
(2)Principally related to audits of employee benefit plans.
(3)Principally for services related to tax compliance and reporting and analysis services.
(4)KPMG did not provide any “other services” during the period.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
Consistent with requirements of the SEC and the PCAOB regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the performance of the firm. In recognition of this responsibility, the Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the firm.
Prior to engagement of the firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of the following categories of services:

Services	Description

Audit services	These services include audit work performed on the financial statements (including financial statements prepared in connection with strategic transactions) and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related services	These services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax services	These include all services, except those services specifically related to the audit of the financial statements that are included in the first category, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

All other services	These are services not captured in the audit, audit-related or tax categories. Pfizer generally does not request such services from the firm.

Prior to engagement, the Audit Committee pre-approves services within each category, and the fees for each category are budgeted. The Committee requires the firm and management to report actual versus budgeted fees periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the firm for additional services not contemplated in the original pre-approval. In those instances, the Committee requires specific pre-approval before engaging the firm.
The Committee may delegate pre-approval authority to one or more of its members who must report, for informational purposes only, any pre-approval decisions to the Committee at its next scheduled meeting.

38	Pfizer 2025 Proxy Statement

Audit Committee Report

The Audit Committee reviews Pfizer’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
The Committee met and held discussions with management and the independent registered public accounting firm (the firm) regarding the fair and complete presentation of Pfizer’s results and the assessment of Pfizer’s internal control over financial reporting. We discussed significant accounting policies applied in Pfizer’s financial statements, as well as, when applicable, alternative accounting treatments, and critical audit matters addressed during the audit. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the firm. The Committee discussed with the firm matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) and U.S. Securities and Exchange Commission standards.
In addition, the Committee reviewed and discussed with the firm its independence from Pfizer and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and the Committee discussed the firm’s independence from Pfizer.
We also considered whether the firm’s provision of non-audit services to Pfizer is compatible with the auditor’s independence. The Committee concluded that the firm is independent from Pfizer and its management.
As part of our responsibilities for oversight of Pfizer’s Enterprise Risk Management program, we reviewed and discussed company practices with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall program.
The Committee discussed with Pfizer’s Internal Audit Department and the firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance Officer, Chief Risk Officer, as well as other senior leaders, and representatives of the firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of Pfizer’s internal controls, and the overall quality of Pfizer’s financial reporting and compliance programs.
In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the U.S. Securities and Exchange Commission. The Committee has selected, and the Board of Directors has ratified, the selection of the firm for 2025.
THE AUDIT COMMITTEE
Suzanne Nora Johnson, Chair
Ronald E. Blaylock
Mortimer J. Buckley
Joseph J. Echevarria
James C. Smith
Cyrus Taraporevala
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Audit Committee Report by reference therein.

2025 Proxy Statement Pfizer	39

Item 3 2025 Advisory Approval of Executive Compensation

Our executive compensation program aligns interests of participants, including key executives, with the long-term interests of our shareholders; attracts, retains and motivates participants, including key executives, to drive our business and financial performance; and links a significant portion of the individual’s executive compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies.
The Compensation Committee believes that Pfizer’s pay-for-performance executive compensation program is consistent with the goals of its executive compensation philosophy to drive performance and increase shareholder value. This philosophy is intended to align each executive’s compensation with Pfizer’s short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives crucial to our long-term success.
In accordance with this philosophy, our executive compensation program delivers a significant portion of the total compensation opportunity for each of our executives (including the Named Executive Officers, or NEOs) as long-term compensation directly tied to Pfizer’s total shareholder return and other performance factors that measure our progress against our strategic goals and operating plans, as well as individual performance. Additionally, in setting target levels of compensation and the value and level of award opportunities, the Compensation Committee considers the median compensation values of our Pharmaceutical Peer and General Industry Comparator Groups.
2024 Advisory Vote on Executive Compensation
Our executive compensation program received significant shareholder support and was approved, on an advisory basis, by 91.42% of the votes cast at the 2024 Annual Meeting. Our Compensation Committee and the other members of our Board believe that this level of approval of our executive compensation program indicates our shareholders’ strong support of our compensation philosophy and goals. The consistent high level of support from our shareholders over the past several years is indicative of our Compensation Committee’s commitment to compensating our executives in a manner that effectively links pay and performance. We believe it is also reflective of market best practices, strong shareholder engagement and continuously striving to enhance our programs by ensuring they align with our evolving strategic priorities and market trends and reflect feedback received from our shareholders.
2024 Pay-for-Performance
We delivered strong financial performance in 2024, resulting from our focus on opportunities to make an impact for patients, which help position the company for long-term success. In 2024, we detailed five strategic priorities to guide us: achieve world-class oncology leadership; deliver the next wave of pipeline innovation; maximize the performance of our new products; expand margins by realigning our cost base; and allocate capital to enhance shareholder value. In pursuit of our purpose, we created innovative ways to reach millions of patients around the world, met or exceeded our strategic and financial commitments, executed against our 2024 strategic priorities with focus and discipline, successfully completed the Seagen integration, and shared potentially encouraging scientific results. We are proud of our progress, marked by significant achievements that underscore our commitment to innovation, excellence and value creation. We built on our solid commercial position in important therapeutic areas, received a number of new product approvals, and demonstrated scientific leadership in advancing our pipeline to help address areas of unmet patient need, all while being disciplined in strengthening our financial foundation.
The Compensation Committee believes that the compensation of our NEOs for 2024 is reasonable and appropriate, aligned with the performance of our company and designed to ensure that our executive’s interests align with shareholders’ interest. Please see the “Compensation Discussion and Analysis” section for additional information.
In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of our executive compensation program in connection with our 2024 performance, which is more fully discussed in the Compensation Discussion and Analysis section. The Compensation Discussion and Analysis section also contains more details about how we implement our philosophy and goals, and how we apply these principles to our compensation program. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to ensure that performance is appropriately rewarded. We also discuss the August 2024 modifications to certain outstanding long-term incentive awards offered to all eligible participants (approximately 9,000 active employees), as well as the rationale for doing so. Please see the “Compensation Discussion and Analysis” section for additional information.

40	Pfizer 2025 Proxy Statement

Item 3 – 2025 Advisory Approval of Executive Compensation
2025 Advisory Vote on Executive Compensation
The Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program, on an advisory basis, by voting “FOR” or “AGAINST” (or abstaining from voting on) the following resolution:
“RESOLVED, that the shareholders of Pfizer Inc. approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”
Although the advisory vote is non-binding, the Board values shareholders’ opinions and our Compensation Committee will review the results of the vote and will consider shareholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

Your Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the company’s named executive officers.

2025 Proxy Statement Pfizer	41

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Pfizer’s 2025 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2025 Proxy Statement.
THE COMPENSATION COMMITTEE
James C. Smith, Chair
Ronald E. Blaylock
James Quincey
Cyrus Taraporevala

42	Pfizer 2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes Pfizer’s executive compensation program for 2024 and certain elements of our 2025 program. It explains how the Compensation Committee of the Board (the Committee) made 2024 performance year compensation decisions for our executives, including the following Named Executive Officers (NEOs):
Albert Bourla, DVM, Ph.D. — Chairman and Chief Executive Officer (CEO)
David M. Denton — Chief Financial Officer (CFO), Executive Vice President (EVP)
Mikael Dolsten, MD, Ph.D. — Chief Scientific Officer, President, Pfizer Research & Development(1)
Aamir Malik — Chief U.S. Commercial Officer, Executive Vice President (EVP)
Chris Boshoff, MD, FRCP, FMedSci, Ph.D. — Chief Scientific Officer and President, Research & Development(2)
(1)Dr. Dolsten served as an executive officer until the close of business on December 31, 2024 and terminated employment on February 28, 2025.
(2)Dr. Boshoff was appointed as Chief Scientific Officer and President, Research & Development, effective January 1, 2025. His prior title was Chief Oncology Officer and Executive Vice President.

Executive Summary	44	Compensation Philosophy and NEO Pay Mix
	46	Advisory Vote on Executive Compensation and Shareholder Outreach Program
	47	Executive Compensation Program Summary

Section 1: Elements of Our Executive Compensation Program	49	Descriptions of each element of our NEO Pay Mix — Salary, Bonus and Long-Term Incentive (LTI) Program — with specific details about each element
	54	Long-Term Incentive Award Modifications
	59	2025 Compensation Actions

Section 2: How We Determine Executive Compensation	60	Overview of the Role of the Compensation Committee and its Independent Compensation Consultant
	60	Setting Target Pay Levels

Section 3: How We Evaluate Performance: 2024 Compensation Decisions	62	Linking Pay and Performance
	64	Summary of the NEOs’ Performance

Section 4: Benefit Programs	66	Summary of Benefit Programs

Section 5: Other Compensation Programs and Policies	67	Summary of Other Compensation Programs and Policies

Compensation Tables	70	Compensation Tables
	85	CEO Pay Ratio
	85	Pay-Versus-Performance Table

Financial Measures	92	Reconciliation of Generally Accepted Accounting Principles (GAAP) to Non-GAAP Financial Measures

2025 Proxy Statement Pfizer	43

Executive Compensation
Executive Summary
PFIZER’S EXECUTIVE COMPENSATION: PAY-FOR-PERFORMANCE PHILOSOPHY
Our executive compensation program is designed to attract and retain highly qualified executives and incentivize them to create value and advance the interests of our shareholders. Pfizer’s executive compensation program is consistent with the goals of its executive compensation philosophy to align pay and performance and increase shareholder value. (See “Our Business and Strategy” earlier in this Proxy Statement.)

OUR PHILOSOPHY
•Aligns each executive’s compensation with Pfizer’s short- and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives crucial to Pfizer’s long-term success;
•Delivers a significant portion of the total compensation opportunity for each of our executives (including the NEOs) as long-term incentives that are directly aligned with shareholders’ interests and tied to Pfizer’s absolute and relative total shareholder return (TSR) and to other performance factors that measure our progress against the goals of our strategic and operating plans; and
•Benchmarks compensation against that of our Pharmaceutical Peer and General Industry Comparator Groups with consideration of company market capitalization and complexity — as indicated by revenues, range of products, international operations and other factors — to set target levels of compensation and determine the value and level of award opportunities.

2024 NEO PAY MIX
Pfizer’s executive compensation program is designed to strengthen the link between pay and performance by having a significant portion of each executives’ target compensation tied to the achievement of pre-established performance metrics directly related to our business goals and strategies. Using year-end salary and target short- and long-term incentive awards, our pay mix is as follows:

CEO – 2024 Target Total Direct Compensation	Other NEOs – 2024 Target Total Direct Compensation (Average)

■	Year-End Salary

■	Annual Short-Term Incentive (Target)

■	Annual Long-Term Incentive (Target)

Additionally, our stock ownership guidelines promote the alignment of interests with shareholders by requiring the CEO to own Pfizer stock with a value equal to at least eight times his base salary and for each other NEO to own Pfizer stock with a value equal to at least four times their respective base salary. These guidelines include progressive steps to reach these ownership levels within approximately five years (see “Stock Ownership and Holding Requirements” later in this Proxy Statement).

44	Pfizer 2025 Proxy Statement

Executive Compensation
2024/2025 Key Committee Actions
Based on the Committee’s annual review and in response to evolving business needs, market best practices, and shareholder outreach and feedback, the Committee took the following actions in 2024 and early 2025 to enhance our compensation program:

Non-Compete Agreement
•Approved implementing non-compete provisions through new agreements for senior management (including the NEOs and other Executive Leadership Team (ELT) members), effective in 2025, to align with market practice, as well as to provide additional protection of Pfizer’s proprietary/confidential information and trade secrets.

Peer Group
•Updated the General Industry peer group to better reflect comparable revenue level and market capitalization by removing Exxon Mobil Corporation and UnitedHealth Group Incorporated and adding Danaher Corporation, Medtronic plc and Thermo Fisher Scientific Inc.

Global Performance Plan (GPP) Program
•Changed one of the financial metrics for the 2025 performance year — Adjusted Net Income(1) will be one of three financial metrics in the GPP. The prior metric, Adjusted Diluted Earnings per Share (EPS) will be the annual operational metric for the Performance Share Awards (PSAs), as Adjusted Net Income is more commonly used as a short-term incentive metric.
•For 2025, we will continue our focus on financial performance and progressing the pipeline; as such, the 2025 GPP financial metrics and weightings will be: 40% Revenue, 40% Adjusted Net Income(1) and 20% Cash Flow from Operations and the pipeline modifier will be: +/- 25 percentage points.

Long-Term Incentive (LTI) Program
•Reallocated the 2025 Annual LTI awards — the ELT member’s (including the NEOs) LTI award allocation for the 2025 grant year is 50% PSAs and 50% 5-year Total Shareholder Return Units (TSRUs); previously the TSRUs were split between 5-year and 7-year TSRUs.
•As noted above, the PSAs will use Adjusted Diluted EPS as its annual operational metric replacing Adjusted Net Income. The relative TSR modifier will be the differential between Pfizer’s TSR and that of NYSE Arca Pharmaceutical Index (DRG Index or DRG).

LTI Award Modifications
•Approved offering all eligible participants (approximately 9,000 active employees) the ability to accept modifications to outstanding TSRUs and PSAs granted in 2022 and 2023 to extend the performance and vesting periods by two years and additional modifications of the PSAs, as the impacted awards as originally granted became ineffective for their intended purpose. See “Long-Term Incentive Award Modification” later in this Proxy Statement.
o The LTI award modifications provide additional time for the company and Pfizer employees to focus on future performance to grow our stock price while extending the retention value of these awards through the extended vesting and performance periods.
o The Committee believes the modifications provide value to shareholders, as extending the vesting and performance periods by two years will help address company and shareholder concerns about the retention of key talent at a time when the company will be focused on delivering on its strategy.
o Additionally, these modifications maintain pay-for-performance alignment such that they only result in value for employees if the company creates shareholder value over the performance period.

(1)Adjusted Net Income is defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations and certain significant items; and is adjusted to reflect budgeted foreign exchange (FX) rates for the year and further refined to exclude certain other unbudgeted or non-recurring items including acquired in-process research and development expenses.

2025 Proxy Statement Pfizer	45

Executive Compensation
COMPENSATION PRACTICES
Compensation Risk Assessment
As part of our compensation program, we conduct an annual comprehensive assessment of the potential compensation-related risks to Pfizer of the following compensation programs:
Executive Compensation Program. The Committee’s independent advisor conducts a risk assessment of the executive compensation program at the direction of, and subject to review by, the Committee. It focuses on: (1) ensuring an appropriate balance in our program structure to mitigate compensation-related risk by using an appropriate mix of cash versus stock, short-term versus long-term measurements and financial versus non-financial goals; and (2) best-practice policies to mitigate compensation-related risk, including recoupment provisions providing clawbacks and forfeitures, stock ownership guidelines, equity administration rules, and insider-trading and hedging/pledging prohibitions.
Global Compensation Program. An assessment of our global sales-incentive and commission plans is conducted annually by management and reviewed by the Committee and its independent advisor. The assessment takes into consideration the plan metrics, plan participation rates, recovery/clawback provisions and other risk-mitigation factors, as well as the maximum potential payouts.
Based on the results of these assessments, the Committee does not believe that the compensation programs create risks that are reasonably likely to have a material adverse effect on our company.
Leading Compensation Practices

What We Do	What We Do Not Do
100% Performance-Based Annual Long-Term Incentives	Permit Hedging or Pledging of Pfizer Stock
Minimum Vesting Period on Long-Term Incentives	Provide Employment Agreements
Implemented Non-Compete Agreements	Provide “Single Trigger” Change in Control Payments or Benefits or Change in Control Agreements
Stock Ownership Requirements	Reprice Outstanding Long-Term Incentives
Multiple Metrics across Short-Term and Long-Term Incentive Programs	Provide “Gross-Ups” For Excise Taxes or Perquisites (except for certain relocation expenses)
Compensation Recovery/Clawback	Provide Cash Severance Exceeding 2.99 times the sum of base salary plus target bonus
Risk Mitigation
Robust Investor Outreach
Independent Compensation Consultant
Advisory Vote on Executive Compensation and Shareholder Outreach Program
We are committed to open and continued communications with our shareholders and have a robust outreach program. Our executive compensation program has received strong shareholder support of, on average, 93.5% of the votes cast over the past ten years. At the 2024 and 2023 Annual Meetings, it received support of 91.4% and 92.8% of the votes cast, respectively. See “Investor Outreach” for more information. Our Committee and the other members of our Board view this consistently high level of support as indicative of shareholder approval of our commitment to linking pay for performance. The feedback we received during our shareholder outreach, as well as our shareholders’ votes, reflects strong support for our executive compensation program, pay-for-performance compensation philosophy and goals, market best practices and focus on shareholders’ interests.

46	Pfizer 2025 Proxy Statement

Executive Compensation
2024 Executive Compensation Program Summary

Element	Type/Form	Performance Measures	Program Design	Objectives

Salary	Cash	Fixed cash compensation; reviewed annually and adjusted, as appropriate
A fixed amount of compensation for performing day-to-day responsibilities based on market data, job scope, responsibilities and experience. Generally reviewed annually for a potential increase based on a number of factors, including market levels, performance and compensation practices that are equitable within the organization.
Provides competitive level of fixed compensation that helps attract and retain high-performing executive talent.

Annual Short-Term Incentive/Global Performance Plan (GPP)	Cash	Funded based on Pfizer’s performance and weighted as follows:
Aggregate pool is funded based on the performance against Pfizer’s annual financial goals, the achievement of non-financial goals (pre-set pipeline goals and three ESG metrics). Individual awards are based on operating unit/function and individual performance measured over the performance year.
Provides incentive to executives for achieving short-term results that create sustained future growth potential and long-term shareholder value.
Metrics

		Total Revenue (40%)	A leading indicator of performance and value creation; provides a clear focus on growth; an important measure in our industry; understandable with a clear line of sight and employee impact.

		Adjusted Diluted EPS (40%)	A measure of income that provides focus on profitable growth and expense control; viewed as a strong indicator of sustained performance over the long term; understandable with a clear line of sight and employee impact.

		Cash Flow from Operations (20%)	A measure that provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control and on improving working capital; a strong link to long-term shareholder value creation.

		Modifiers of up to +/- 30 percentage points (PP): Pipeline Achievement (25 PP) and ESG Scorecard (5 PP)	To recognize the progress and delivery of the non-financial goals.

Annual Long-Term Incentive Compensation (100% Performance-Based Equity)	5- and 7-Year Total Shareholder Return Units (TSRUs) Represents 25% (each) of total annual grant value (50% in total)	Absolute TSR
5- and 7-Year TSRUs generally vest three years from the grant date and are settled on the fifth or seventh anniversary of the grant date, respectively.
The value earned is equal to the difference between the Settlement Price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the Grant Price (the closing stock price on the date of grant), plus the value of dividend equivalents accumulated over the term. This value, if any, is converted into shares by dividing it by the settlement price; no value is received if the TSR is negative. Accordingly, receipt of any value from these awards is contingent on absolute total shareholder return performance.
Provides direct alignment with shareholders as awards are tied to absolute TSR.

	Performance Share Awards (PSAs) Represents 50% of total annual grant value	Adjusted Net Income (NI)* and relative TSR
PSAs have a three-year performance period starting on January 1st of the year of grant and generally vest on the third anniversary of the grant with value delivered, if any, based on performance.
Paid based on the company’s performance against a combination of three one-year Adjusted Net Income* goals, set annually, and relative TSR, as compared to the NYSE Arca Pharmaceutical Index (DRG Index or DRG), over a three-year period. The maximum payout is 200% of target but is capped at target if the TSR for the performance period is negative. The payout range for the operating metric range is 0%-150%, and the relative TSR metric can drive the overall payout range to 200%.
Dividend equivalents paid during the performance period are applied to the number of shares earned under the award.
Earned PSAs, including the dividend equivalents, are paid in cash to active employees and in shares to former employees.
Provides alignment with shareholders by aligning compensation to operational goals and relative TSR over a three-year performance period.
*    Adjusted Net Income, as the PSA performance measure, is defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations and certain significant items; and is adjusted to reflect budgeted FX rates for the year and further refined to exclude certain other unbudgeted or non-recurring items including acquired in-process research and development expenses.

2025 Proxy Statement Pfizer	47

Executive Compensation
2024 Executive Compensation Program Summary (continued)

Element	Plan/Program	Program Design	Objectives

Retirement	Savings Plan	A qualified savings plan providing participants with the opportunity to defer a portion of their eligible pay up to the IRC limitations (on a pre-tax, after-tax or Roth basis) and receive a company matching contribution (i.e., defer 6.0% to receive a 4.5% matching contribution). In addition, since 2018, all participants receive an age- and service-weighted company-provided Retirement Savings Contribution (RSC) (5% to 9% of eligible pay).	Provides retirement benefits through elective deferrals, company matching contributions and RSC, up to Internal Revenue Code (IRC) limits.

	Supplemental Savings Plan	A non-qualified savings plan providing participants a pre-tax savings opportunity relating to amounts in excess of the IRC limitations under the same formulas/features (matching contributions and RSC) as the qualified savings plan noted above.	Allows for deferrals, company matching contributions and RSC in excess of IRC limits.

	Pension Plan**	Qualified pension plan provides retirement income for eligible participants based on years of service and final average earnings; frozen as of December 31, 2017.	Provides retirement income based on tenure and compensation, up to IRC limits.

	Supplemental Pension Plan**	Non-qualified pension plan provides retirement income relating to compensation in excess of the IRC limitations under the same formula as the qualified pension plan noted above; frozen as of December 31, 2017.	Provides retirement income based on tenure and compensation in excess of IRC limits.

Other	Perquisites
Certain other benefits provided to executives by the company consisting of limited reimbursement for personal financial planning services, an annual executive physical, home security and additional security services, as deemed necessary, as well as certain personal travel benefits for the CEO and other NEOs (including other ELT members).
Provides additional benefits consistent with competitive practices and safety concerns; increases efficiencies and allows more productive use of NEOs’ time, and therefore, greater focus on Pfizer-related activities.
**    Plans were closed to new participants effective January 1, 2011 and benefits were frozen on December 31, 2017 for all participants.

48	Pfizer 2025 Proxy Statement

Executive Compensation
SECTION 1 — Elements of Our Executive Compensation Program
2024 SALARIES
The table below shows the annual salaries for our NEOs set by the Committee, which are based on its review of competitive market practices and individual performances:

	Salary(1)
Name	2023 ($)	2024 ($)	Increase (%)
A. Bourla	1,800,000	1,800,000	—
D. Denton	1,312,500	1,358,400	3.5
M. Dolsten	1,612,000	1,668,400	3.5
A. Malik	1,310,400	1,356,300	3.5
C. Boshoff(2)	N/A	1,200,000	—
(1)Salary is typically approved at the Committee’s February meeting of the respective year and effective April 1 of that year.
(2)Effective January 1, 2024, Dr. Boshoff was promoted to Chief Oncology Research and Development Officer, Executive Vice President and did not receive a salary increase in April 2024. He was not an executive officer in 2023; therefore, his salary was not reported for 2023.
2024 ANNUAL INCENTIVE AWARD/GLOBAL PERFORMANCE PLAN (GPP)
The Committee determined the funding of the annual incentive plan based on the company’s performance against three pre-set weighted financial goals tied to Pfizer’s annual operating plan, its achievement of non-financial goals (pre-set pipeline goals related to sustained portfolio delivery and progress on the ESG Scorecard) and consideration of other qualitative factors. Achievement versus our financial goals is measured using the same key operating assumptions as those in our annual budget.(1)
Determining Annual Incentive Pool
The Committee has determined that its evaluation process (illustrated below) provides the appropriate limited flexibility to determine the final GPP pool funding based upon a holistic review of Pfizer’s overall performance with a strong focus on financial performance against pre-established goals, considering the performance on the non-financial goals, as well as other qualitative factors. Upon completion of its review, the Committee approved the GPP pool funding.
GPP Pool Funding Process

Financial Goals: Committee determined the funding level of the plan using a performance matrix with three financial goals		Non-financial Modifiers and Other Qualitative Factors: Committee considered these factors as modifiers to the funding level calculated using the financial goals				For 2024, the CEO allocated the same funding to each operating unit/function. Leaders significantly differentiated pay to be more closely aligned with individual performance and contributions.

40% Total Revenue 40% Adjusted Diluted EPS 20% Cash Flow from Operations		Up to +/- 30 Percentage Points (PP):
Adjust +/- depending on the Committee’s evaluation of other qualitative factors

+/- 25 PP Pipeline Achievements +/- 5 PP ESG Scorecard
	à		à		à

Plan Funding Capped at 200%

(1)Includes budgeted foreign exchange rates, business development activity (e.g., acquisitions or divestitures), planned increases in the pricing of our medicines, planned capital allocation activities, such as share repurchases and dividend payments (share repurchases in excess of budgeted amounts are removed from the calculation of the financial results for GPP purposes), and/or other operational factors (e.g., losses of exclusivity), as well as certain other qualitative criteria. In general, legal settlements will remain in the adjusted numbers as part of ordinary course of business. However, anomalous settlements, including but not limited to, acquisition-related activities and discontinued operations, are reviewed by the Controller and CFO to determine if they should be treated as a “Certain Significant Item” (CSI). CSI designations are ultimately reviewed by the Compensation Committee and the Board of Directors as part of their review of the financial statements. See “Financial Measures” for a comparison of U.S. GAAP revenues and U.S. GAAP diluted EPS and non-GAAP total revenue and non-GAAP Adjusted Diluted EPS for annual incentive purposes, respectively.

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Executive Compensation

In determining the funding level, the Committee evaluates the performance measured against the selected financial metrics and the non-financial modifiers, as well as other qualitative factors annually considering the following:
•Consistency with best practices in our industry;
•Support of the annual operating plan;
•Reinforcement of Pfizer’s portfolio strategy, promotion of decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the company’s long-term goals — while not encouraging unnecessary or excessive risk-taking; and
•Progress on our non-financial modifiers including achievement on key pipeline goals which has the potential to drive long-term shareholder value.

ANNUAL INCENTIVE OBJECTIVES AND RESULTS (FOR ANNUAL INCENTIVE PURPOSES)
The selected performance measures are linked to a combination of the company’s annual financial goals and strategic goals that help drive long-term value creation. In the first quarter of 2024, the Committee set the target financial goals, and working in collaboration with the Board’s Science and Technology Committee and management’s Sustainability Steering Committee, set the non-financial goals for annual incentive purposes. The Committee then determined that a sufficient degree of stretch existed in the various goals (see “Determining Annual Incentive Pool” for additional information). The Committee continues to take a rigorous, holistic approach designed to ensure that the financial goals and non-financial modifiers are set at levels to drive strong performance and create long-term value. As such, the Committee believes the achievement of the established financial and non-financial goals requires exceptional performance and execution without encouraging unnecessary or excessive risk-taking.
The Committee uses multiple metrics and factors to determine annual incentive bonus funding, consistent with its holistic approach to evaluating performance.
The Committee annually assesses company performance against our GPP targets. Additionally, the Committee may utilize limited flexibility to adjust the bonus funding calculation.
For example, for 2023, the ELT members received no bonus payout due to the financial performance falling short of the financial performance targets. For 2024, the company’s overall financial performance was at or above the maximum level for each of the three financial metrics. Additionally, the company made progress on the non-financial goals, which provided a positive modifier to the bonus funding.
Given the company’s strong financial performance, coupled with the progress on the pipeline, the Committee funded the short-term incentive at 195%. This represents a downward adjustment from the 200% maximum funding that was the result of the application of the GPP formula. This adjustment was determined based on the Committee’s assessment that despite the company’s strong operating and financial results in 2024, maximum funding was not warranted given the progress still to be made in strengthening the company’s broader market performance.

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The following tables outline the 2024 performance range details (as applicable) and for financial metrics, the applicable 2023 and 2024 Results:
Financial

Financial Goals — Goals are set utilizing a budgeting approach that considers the prior year’s performance, expected growth, the impact of business development activities, impact of losses of exclusivity and fluctuations in foreign exchange rates. Given that certain factors can change in any specific period, the Committee believes that in its determination of whether goals are challenging and rigorous, it should consider all relevant factors and not merely a year-over-year comparison. For 2024, we delivered solid financial performance, driven by strong contributions across our product portfolio. Our performance reinforced the effectiveness of a commercial approach we refined at the start of 2024 to focus on key products and geographies with optimized resources.

Financial Objectives/(Weighting) (For Annual Incentive Purposes)	2023 Results ($)	2024 Threshold ($)(1)	2024 Target ($)(1)	2024 Maximum ($)(1)	2024 Results ($)(1)
Total Revenue(2) (40%)	59.3 billion	55.7 billion	59.7 billion	63.7 billion	63.7 billion
Adjusted Diluted EPS(3) (40%)	1.95	1.96	2.16	2.36	3.15
Cash Flow from Operations(4) (20%)	9.3 billion	2.6 billion	4.0 billion	5.4 billion	13.0 billion
(1)2024 Threshold, Target, and Maximum for annual incentive funding purposes and actual Results for Annual Incentive Purposes.
(2)Total Revenue for annual incentive purposes is based on budgeted FX rates assumed in each respective year and excludes certain other unbudgeted or non-recurring items. Therefore, 2024 and 2023 results differ from U.S. GAAP revenues of $63.6 billion and $59.6 billion, respectively.
(3)Adjusted Diluted EPS for annual incentive purposes is based on budgeted FX rates assumed in each respective year and excludes certain other unbudgeted or non-recurring items including acquired in-process research and development expenses. See “Non-GAAP Financial Measure: Adjusted Income — Certain Significant Items” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) section in Pfizer’s 2024 Annual Report on Form 10-K for information about significant substantive and/or unusual items that are evaluated on an individual basis.
(4)2024 and 2023 Results exclude certain discretionary timing items for compensation purposes (non-GAAP amounts). Therefore, 2024 and 2023 results differ from U.S. GAAP cash flow from operations.
NOTE: See “Financial Measures” for a comparison of 2024 and 2023 U.S. GAAP revenues and U.S. GAAP diluted EPS and non-GAAP total revenue and non-GAAP Adjusted Diluted EPS, for annual incentive purposes, respectively. Adjusted Diluted EPS is defined as U.S. GAAP Diluted EPS before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations and certain significant items. Non-GAAP total revenue and non-GAAP Adjusted Diluted EPS for annual incentive purposes are not, and should not, be viewed as substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively. For more information on revenues, see “Our 2024 Performance — Total Revenues” in the MD&A in Pfizer’s 2024 Annual Report on Form 10-K.
Non-Financial

Pipeline Achievement Goals — The pipeline achievement goals are based on three stages of pipeline development starting from signs of clinical activity to positive proof of concept/ the pivotal study start decision and ending with product approvals measured by projected peak year revenues. These goals align with the company’s end-to-end pipeline development process and reinforce Pfizer’s portfolio strategy and culture. At the end of the year, the Science and Technology (S&T) Committee of the Board and the Portfolio Management Team (PMT)* review, pressure test and validate the achievements and provide the Committee with a scoring recommendation based on the performance against each pre-set goal. Using the scoring recommendation as a guideline, the Committee then evaluates the pipeline performance holistically to determine the modifier to be applied. Based on the pipeline performance against the preset goals for the year, the overall pipeline performance exceeded target and represented a +10% adjustment.

Pipeline Objectives (For Annual Incentive Purposes)	Performance Range
Pipeline Growth (e.g., signs of clinical activity, positive proof of concept/pivotal study start decision, and product approvals measured by projected peak year revenues)	Up to +25 PP (Above)
0 (zero) PP (Target)
Up to -25 PP (Below)
*    Committee composed of members of senior management that governs major pipeline investment and strategic R&D priorities.

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Executive Compensation

ESG Scorecard — The three selected metrics aligned with our overall strategy, including the placement of qualified candidates in roles and reduction in carbon gas emissions. Based on the Committee’s evaluation of performance against each metric within the scorecard, the Committee considers the overall performance to determine a combined modifier score for the year. Based on the 2024 performance against the preset goals, the overall scorecard was neutral and as such there was no adjustment attributable to the scorecard.

2024 Annual Incentive Awards
In February 2025, the Committee determined the annual incentive awards for the NEOs for 2024 performance, considering the following:
•Dr. Bourla’s performance as Chairman and CEO, with input from the other independent Directors and advice from the Committee’s independent compensation consultant.
–After its review of Dr. Bourla's performance, the Committee and the other independent members of the Board determined he had done an outstanding job leading the company to strong operational results including: delivering financial results (Total Revenue and Adjusted Diluted EPS) at and above the maximum range for annual incentive purposes, respectively, and Cash Flow from Operations of $13 billion (significantly above the maximum range for annual incentive purposes) (see “Annual Incentive Objectives and Results (for Annual Incentive Purposes)” earlier in this Proxy Statement); reducing manufacturing costs; reducing Pfizer’s leverage well beyond the stated objective of 3.25X (Adjusted Debt to Adjusted EBITDA* ratio); integrating the Seagen acquisition; and reorganizing the research and development organization. The Committee approved an award of $7,020,000, which is equal to the bonus funding level, to reflect his performance and leadership in 2024 (see "2024 NEO Performance Summaries" later in this Proxy Statement).
•Dr. Bourla reviewed with the Committee his 2024 annual incentive award recommendations for each of the other NEOs, as well as the other ELT members, based on his evaluation of their individual performance and the performance of their respective operating unit/function.
–The Committee, with input from the other independent Directors and the Committee’s independent compensation consultant, reviewed these recommendations and considered the evaluation of each executive’s performance and his or her relative contribution to Pfizer’s overall performance, to determine the amounts awarded.
•The independent Directors reviewed and ratified the 2024 annual incentive awards for the CEO and other NEOs, as well as the other ELT members, as approved by the Committee.
Annual incentive award targets and payout ranges for 2024, as well as the actual annual incentive award for each of the NEOs, are:

	2024 Salary(1) ($)	Target Award as a % of Salary(2)	Target Award ($)	Maximum Award(3) ($)	Actual Award ($)
Name	A	B	C = A x B	D = C x 250%
A. Bourla	1,800,000	200%	3,600,000	9,000,000	7,020,000
D. Denton	1,346,988	100%	1,346,988	3,367,470	2,963,400
M. Dolsten	1,654,377	100%	1,654,377	4,135,943	2,895,200
A. Malik	1,344,888	100%	1,344,888	3,362,220	3,093,200
C. Boshoff	1,200,000	100%	1,200,000	3,000,000	2,880,000
(1)Represents 2024 daily salary earned during the performance period and is used for GPP purposes.
(2)See “Setting Target Pay Levels” for an explanation of how target annual incentive awards are determined.
(3)Maximum award is 250% of the respective individual’s target award, subject to rounding.
*    Non-GAAP Adjusted EBITDA is determined by making the following adjustments to GAAP Income from continuing operations before provision/(benefit) for taxes on income: (i) adding net interest expense, depreciation & amortization, acquisition-related charges, restructuring charges, and asset impairment charges; and (ii) adjusting by actuarial valuation and other pension and postretirement plan gains/(losses), gains/(losses) on equity securities, and certain other certain significant items. Adjusted Debt to Adjusted EBITDA ratio is determined by comparing our Total Debt (including short-term borrowings, long-term debt, repatriation tax, and lease liabilities (short- and long-term)) as of December 31, 2024 to Adjusted EBITDA. For more information, see the: (i) “Reconciliations of GAAP Reported to Non-GAAP Adjusted Information—Certain Line Items” and “Analysis of Financial Condition, Liquidity, Capital Resources and Market Risk—Off-Balance Sheet Arrangements, Contractual, and Other Obligations” sections of the MD&A in Pfizer’s 2024 Annual Report on Form 10-K; (ii) the “Consolidated Balance Sheets” and “Consolidated Statements of Cash Flows” in the Consolidated Financial Statements in Pfizer’s 2024 Annual Report on Form 10-K; and (iii) “Note 4. Other (Income)/Deductions—Net” and “Note 15. Leases” in the Notes to Consolidated Financial Statements in Pfizer’s Annual Report on Form 10-K. The unadjusted Debt to EBITDA ratio as of December 31, 2024 is 3.66X.

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Executive Compensation
2024 ANNUAL LONG-TERM INCENTIVE AWARD PROGRAM
Pfizer’s annual long-term incentive compensation for our NEOs (and the other ELT members) is entirely in the form of performance-based equity-related awards using two vehicles that incentivize long-term value creation:

Type/Weighting	5- and 7-Year Total Shareholder Return Units (TSRUs) (25% each of value at grant)	Performance Share Awards (PSAs) (50% of value at grant)
Program Design (metrics, vesting and objectives)
Deliver value based on long-term alignment with shareholders by linking rewards to absolute TSR over a five- or seven-year period. Vests on the third anniversary of grant; settled on fifth or seventh anniversary of grant.

Aligns rewards to both a strategic financial performance metric, Adjusted NI(1), over three one-year periods and relative TSR(2) performance as compared to the DRG Index over a three-year period. Vests on the third anniversary of grant.

Value Delivered
Difference between the settlement price(2) and the grant price (both as described in the “Executive Summary” section of this Proxy Statement), plus dividend equivalents accumulated during the term. TSRUs have no value if TSR is negative.
Amount earned based on performance (payout range is 0% to 200% of target award value) plus dividend equivalents for the three-year performance period on the shares earned.
Formula	(# of TSRUs granted × [Settlement Price(2) - Grant Price + Dividend Equivalents]) / Settlement Price(2)	Average of the three annual NI(1) Performance Factors percentage adjusted by modifier as follows: +/- 1.5 × the first 20 percentage point differential between Pfizer’s TSR % and DRG Index TSR %(3)
	= Shares delivered(4)	= PSA percentage earned and delivered in cash(5)
(1)Adjusted Net Income, as the PSA performance measure, is defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations and certain significant items; and is adjusted to reflect budgeted FX rates for the year and further refined to exclude certain other unbudgeted or non-recurring items including acquired in-process research and development expenses.
(2)The settlement price is the 20-day average of Pfizer’s closing stock prices ending on the settlement date of the TSRUs. For PSAs, the TSR is calculated based on the average of the closing stock prices for the 30 trading days immediately prior to the start and end of each three-year performance period.
(3)Positive or negative adjustment with a cap at +/- 25 percentage points.
(4)TSRUs have no value if TSR is negative.
(5)PSA payout is delivered in cash to active employees and in shares to former employees; payout is capped at target if TSR is negative.
2024 Grant Value of Annual Long-Term Incentive Awards
The 2024 grant value of each NEO’s regular annual long-term incentive award opportunity was set by the Committee based on competitive market data (targeted to approximate the market median), relative duties and responsibilities, the individual’s future advancement potential, the individual’s impact on Pfizer’s results, and for retention purposes.
These grant values, which differ from the accounting values shown in the “Summary Compensation Table,” were as follows:

Name	5-Year TSRUs Value(1) ($) (25%)	7-Year TSRUs Value(1) ($) (25%)	PSAs Value(1) ($) (50%)	Total Grant Value of Annual LTI Awards(2) ($)
A. Bourla	4,500,000	4,500,000	9,000,000	18,000,000
D. Denton	1,125,000	1,125,000	2,250,000	4,500,000
M. Dolsten	1,500,000	1,500,000	3,000,000	6,000,000
A. Malik	1,125,000	1,125,000	2,250,000	4,500,000
C. Boshoff	1,125,000	1,125,000	2,250,000	4,500,000
(1)Consistent with the equity grant practice, the grant value is converted into the various LTI vehicles using the value/closing stock price on the grant date (February 27, 2024).
(2)The amounts shown represent the full value of the annual grant, which is different from the 2024 amount reported in the "Summary Compensation Table” which reports the value of TSRUs granted in 2024, and the value of one-third of each of the 2022 and 2024 PSA grants for which 2024 was a performance year. Note that, due to the LTI Award Modification, the 2023 PSAs’ first, second and third year goals will be accounted for based on the performance years for the modified award, which are 2025, 2026 and 2027, and will be reflected in the Summary Compensation Table (SCT) starting in 2026 (relating to 2025 compensation) (see “Long-Term Incentive Award Modification” later in this Proxy Statement), in accordance with applicable accounting rules. Note that while the accounting rules determine the timing of the reporting in the SCT, the Committee considers the full value of the award in its determination of annual compensation.

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Executive Compensation
LONG-TERM INCENTIVE AWARD MODIFICATIONS
Our long-term incentive (LTI) award program represents a significant portion of the total direct compensation for the eligible participants including our NEOs. The LTI program is designed to directly align employees’ and shareholders’ interests through the use of performance metrics (as detailed above) that align with shareholder value creation.
The LTI program supports the execution of our strategy by helping to incentivize and retain the right people in the right roles to lead our business. Due to unprecedented events in the second half of 2023 (described below), the retentive value of the LTI awards declined significantly. To improve the retention of key talent, in July 2024, the Committee approved modifications to certain outstanding LTI awards granted to approximately 9,000 employees.

The Committee approved these modifications after a thorough review and a series of discussions with the full Board with the intent to maximize shareholder value while retaining, motivating and incentivizing Pfizer employees. The Committee believes the changes are critical to that objective.

Background of the Modifications
Pfizer’s stock price maintained near record levels in 2022 and began to retract during 2023, largely because of changing market dynamics related to our lifesaving COVID-19 vaccine and treatment in fighting COVID-19 during the pandemic. In the second half of 2023, amid the lower-than-expected COVID-19 vaccination and treatment rates, our stock price declined. Pfizer’s lower stock price significantly impacted the potential value of PSA and TSRU awards granted in 2022 and 2023, which posed a challenge to our ability to retain and motivate critical employees who drive Pfizer’s operational and financial performance.
The Committee also noted that the 2022 and 2023 PSAs, as originally granted, included an uncapped relative TSR modifier, which had the potential to disproportionately impact the value of the PSA payouts, and could entirely offset strong operating performance over three years and result in a zero payout.
The Committee determined that as the payouts of the 2021 PSAs and 2019 5-year TSRUs (both of which settled in February 2024) were zero, unless action was taken with regard to the 2022 and 2023 awards, the PSAs would likely also settle at zero which would result in three consecutive years (2024-2026) of zero payouts for the PSAs and likely low or zero payouts of the 5-year TSRUs granted in 2022 and 2023.
The Committee concluded that these potential outcomes would impair the company’s ability to retain critical talent and ensure that the management team focuses on the key actions necessary to drive long-term performance during this critical transformational period.

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Executive Compensation
Pfizer Stock Price and 2022-2023 TSRU and PSA Grant Timing

February 24, 2022(1)
2022 TSRUs and PSAs granted
February 23, 2023(2)
2023 TSRUs and PSAs granted
July 24, 2024
Award modifications approved
$65
$60
$55
$50
$45
$40
$35
$30
$25
$20
Stock Price ($)
$45.96
$42.30
$29.98
2/24/21
4/24/21
6/24/21
8/24/21
10/24/21
12/24/21
2/24/22
4/24/22
6/24/22
8/24/22
10/24/22
12/24/22
2/24/23
4/24/23
6/24/23
8/24/23
10/24/23
12/24/23
2/24/24
4/24/24
6/24/24
NYSE: PFE

Source(s): S&P Capital IQ (as of August 13, 2024); 2024 Proxy Statement.
(1)All executives except Mr. Denton and Dr. Boshoff were granted PSAs and 5-year TSRUs on this date. Dr. Boshoff received his LTI award on this date but using different vehicles, and Mr. Denton received his LTI grant on May 31, 2022, which vest and settle on the applicable anniversaries of the grant date.
(2)All executives were granted awards on this date, although Dr. Boshoff did not receive PSAs or 5-year TSRUs.
Note: Dr. Boshoff did not hold PSAs or TSRUs eligible for the LTI award modification; therefore, he did not participate in the modification offer.
Compensation Committee Rationale
Following the Committee’s determination of expected no or low payouts for multiple years as detailed below, the Committee explored alternatives to maintain the alignment between shareholders’ and employees’ interests as the company focuses on driving performance for the future. After a thorough review over a series of Committee meetings and discussions with the full Board, the Committee approved these modifications that are intended to maximize shareholder value while retaining, motivating and incentivizing Pfizer employees. The Committee believes the modifications are critical to reaching that objective. As such, the Committee determined that modifying the 2022 and 2023 PSAs and 5-year TSRUs was the best course of action to balance the uncertainty of recovery from the unprecedented events and the desire to retain key talent (approximately 9,000 employees). The approved modifications maintain the fundamental PSA and TSRU award structure while extending the performance and vesting periods for each award by two years.
The Committee considered a range of potential options and determined the modifications were the optimal choice as they (in addition to the reasons described above) did not increase dilution and costs to shareholders. The Committee believes the approved modifications achieve an appropriate balance of retaining and motivating Pfizer employees, while continuing to link their incentive opportunities to shareholder value creation and alignment with shareholders. Importantly, the modified TSRUs will not generate a payout to holders unless Pfizer’s stock price significantly increases from its current level. The TSRUs and PSAs are deliberately structured to incentivize performance in alignment with shareholders’ interests and the modified awards continue this alignment.
The circumstances giving rise to these LTI award modifications were rare and unusual, driven by the significant and unique nature of the COVID-19 pandemic, Pfizer’s response, and the subsequent decline in vaccination and treatment rates for COVID-19 products. The Committee believes these modifications were an extraordinary action in response to exceptional circumstances. The Committee has not taken similar actions previously and does not intend to take such actions in the future. During its review, the Committee also determined that the existing structure of the relative TSR modifier undermined the PSA structure, and the Committee concluded that Pfizer’s compensation program was otherwise structurally sound and working as intended, absent these unique circumstances.

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The Committee believes that the modifications provide value to shareholders, as extending the vesting period by two years will help address the company and shareholder concerns about the retention of key talent at a time when the company will be focused on delivering on its strategy.

Highlighted below are the actions considered and the rationale that drove the Committee’s decision in connection with the LTI award modifications.

Summary of Committee Actions Taken	Committee Rationale
Extended the vesting and performance period by two years	Facilitates the retention and motivation of a group of ~9,000 Pfizer employees critical to sustaining the ongoing company performance during a transformational period
Maintained a 3-year performance period	Continues to link incentive opportunities to shareholder value creation, as well as provide for additional time to achieve our strategic goals and drive stock price appreciation
Introduced modifier cap of +/- 25 percentage points on relative TSR and an operating performance factor range of 0-200% for the PSAs	Utilizes approach consistent with market practices
Considered performance upon death treatment	Aligns to market practice by providing payout based on performance as of date of death

Summary of Committee Actions Not Taken	Committee Rationale

Did not grant new awards or retention awards that would have resulted in an increase in burn rate and overhang	Modifies awards with minimal dilutive impact at a lower cost compared to other alternatives, and are designed to prevent a higher burn rate and overhang
Did not change the original TSRU grant price	Maintained the terms and conditions of the TSRUs other than extending the performance periods
Did not reduce the vesting or performance period	Continues to foster long-term focus and promotes the alignment of interests with shareholders
Employee Engagement
Following the Committee’s approval of these modifications, Pfizer disclosed them to impacted active employees across the organization. As part of this process, representatives of Pfizer’s People Experience Team held a number of education sessions to explain the modifications to these employees and answer questions about them.
Importantly, as the modifications were altering the terms of the original grants, all impacted active employees had the option to either accept the modifications and the new terms of the outstanding LTI awards, or choose to retain the original structure of the outstanding awards by either rejecting the offer or taking no action. Employees holding approximately 84% of the eligible awards accepted the offer to modify their eligible outstanding awards.
Shareholder Outreach and Feedback
As part of our normal course shareholder engagement (as described above), we proactively discussed these LTI award modifications with several of our largest shareholders. Feedback from investors on these modifications has been positive to neutral.
Most shareholders expressed that they understood the Committee’s rationale for the modifications and the importance of needing to continue incentivizing employee performance and supporting retention at this critical time. Furthermore, we have heard positive feedback from investors that these modifications maintain the original awards’ rigorous pay-for-performance structure and that even with the modifications they will only result in a payout if Pfizer performance so warrants. Investors encouraged the company to incorporate robust disclosure of the background, details of the modifications and the Committee’s rationale for their approval of the modifications in this Proxy Statement.

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Executive Compensation
Structure of the Modifications
The Committee approved the following modifications of the 2022 and 2023 5-Year TSRUs and 2022 and 2023 PSAs for active participants:

TSRUs
•Terms extended by two years.
•Vesting extended by two years.
•Death-in-service provisions were updated consistent with the 2024 annual long-term incentive awards.
•All other provisions remain as originally granted (including the grant prices).

PSAs
•Terms extended by two years with performance measured by using the final three years of the extended performance period.
•Vesting extended by two years.
•Financial performance payout range of 0% - 200%.
•Relative TSR modifier is the difference between Pfizer’s TSR and the DRG index TSR, capped at +/- 25 percentage points.
•Retirement treatment for the 2022 PSAs was forfeited and will be re-earned on the one-year anniversary of the modification.
•Death-in-service provisions were updated consistent with the 2024 annual long-term incentive awards.
•All other provisions remain as originally granted.

The TSRUs, held by approximately 9,000 active employees, represent an important retention tool while aligning the interests of participants with shareholders by providing value tied to absolute TSR from the original grant date. The modifications to the 2022 and 2023 TSRUs extended their performance and vesting periods by two years. The Committee believes the modification will help retain the active employees holding these awards, which at the time of the Committee's decision to approve the modifications had minimal retentive value. As such, the performance period for TSRUs granted in 2022 will end in 2029 rather than 2027, and the performance period for TSRUs granted in 2023 will end in 2030 rather than 2028. In addition, the vesting period is extended by two years and these TSRUs will now vest on the fifth anniversary of the grant date instead of the third anniversary. All other terms (including the grant price) of the 2022 and 2023 TSRUs are unchanged.
TSRUs Original and Modified Vesting/Performance Years
The PSAs align rewards to a strategic financial performance metric (Adjusted Net Income for 2024), over three one-year periods, and relative TSR performance as compared to the NYSE Arca Pharmaceutical (DRG) Index over a three-year period for approximately 90 senior executives who also hold TSRUs.

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The modifications of the 2022 and 2023 PSAs extends the performance period by two years with the performance period being measured over the final three years of the extended term. As such, the PSAs granted in 2022 will vest and settle in 2027 rather than 2025, and the PSAs granted in 2023 will vest and settle in 2028 rather than 2026. The Committee will determine the applicable financial operating income goal for each of 2025, 2026 and 2027, in accordance with the terms of the program at the beginning of each respective one-year period. In addition, the performance range for the operating goal will be 0% – 200%, and the relative TSR modifier will be capped at +/- 25 percentage points, consistent with market practice, and applied to the operating performance payout factor. Payouts are capped at target if TSR is negative for the three-year performance period. All other terms of the 2022 and 2023 PSAs remain unchanged.
PSAs Original and Modified Vesting/Performance Years

Modified 2022 and 2023 PSAs: While the fundamental structure remained, there were some key changes including: (i) extending the performance period for each award by two years; (ii) basing performance on the last three years of the extended performance period; and (iii) utilizing a +/- 25 percentage point cap on the relative TSR modifier.

Summary Compensation Table (SCT) Impact
As a result of the modifications, the stock award values included in the SCT for 2024, reflect the incremental fair value of the accounting modifications. For the CEO, the modification of his eligible TSRUs resulted in an increase in the SCT amount reported under the “Option Awards” column of $1.0 million, while the modification of the PSAs resulted in a reduction of the amount reported under the “Stock Awards” column as the delay in the performance period for the 2023 PSAs (not including 2024 as a performance year) will defer the reporting of the 2023 PSAs in the SCT. This will now occur in 2025, 2026 and 2027, when the performance conditions are set. As such, there was a reduction in the SCT amount for the Stock Awards (full value shares) since one-third of the 2023 PSAs do not use 2024 as a performance year so they are not reportable in the SCT for 2024. As the PSAs are marked to market monthly, there were no additional costs included in the SCT for the modification of the PSAs.
For additional details on the incremental fair value amounts see the “Summary Compensation Table” and “2024 Grants of Plan-Based Awards Table” later in this Proxy Statement. It is important to note that the incremental fair value reported in the tables represents the accounting costs attributable to the LTI award modifications and does not represent new grants. The 2024 annual LTI grants are reported separately.

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Executive Compensation

2025 COMPENSATION ACTIONS
Salary, Target Annual Incentive and Annual Long-Term Incentive Awards
At its February 2025 meeting, the Committee approved the following 2025 salaries (effective April 1, 2025), 2025 annual incentive targets and March 2025 long-term incentive awards, for the NEOs continuing to serve as executive officers in 2025:

Name	April 1, 2025 Salary ($)	2025 Target Annual Incentive(1)(2) (%)	2025 Target Annual Incentive(2) ($)	2025 LTI Award Value(3) ($)	Total Direct Compensation ($)
A. Bourla	1,800,000	200%	3,600,000	18,000,000	23,400,000
D. Denton	1,399,152	100%	1,389,104	5,000,000	7,788,256
A. Malik	1,396,989	100%	1,386,956	4,500,000	7,283,945
C. Boshoff	1,400,000	100%	1,400,000	6,000,000	8,800,000

Note: Dr. Dolsten’s compensation data are not reported in the supplemental table above as Dr. Dolsten ceased serving as an executive officer at the close of business on December 31, 2024 and is no longer employed by the company having been terminated without cause on February 28, 2025. While Dr. Dolsten did receive a 2024 performance year bonus for his performance in 2024, his salary of $1,668,400 from April 2024 until his termination date was unchanged, and he did not receive a 2025 annual long-term incentive award. Dr. Dolsten will be eligible for a prorated annual incentive award for 2025 under the current terms of the GPP.
(1)The Committee evaluated the target annual incentive, and in consultation with the Committee’s independent advisor affirmed the target incentive percentages.
(2)Target annual incentive is calculated by multiplying the target incentive percentage by the salary earned during 2025 (estimated for purposes of this table).
(3)These awards included 50% of the award value granted as 5-Year TSRUs and the remaining 50% granted as PSAs. The long-term incentive award values are converted into units, subject to rounding, on the day of grant, using the closing stock price/value on March 4, 2025 of $25.75. The 5-Year TSRU values were converted to TSRUs using $6.05, representing the estimated value at grant using the Monte Carlo Simulation model as of March 4, 2025 (grant date). See Equity Award Grant Practices later in this Proxy Statement.

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Executive Compensation
SECTION 2 — How We Determine Executive Compensation
ROLE OF THE COMPENSATION COMMITTEE
The Committee, composed solely of independent Directors, determines the compensation for each of our executives (including the NEOs) and oversees the design and administration of our executive compensation program. Each year, it reviews and performs a comprehensive assessment and analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from the Committee’s independent compensation consultant. As part of the compensation review, a “tally sheet” for each NEO (and the other ELT members) is provided with the details of the NEO’s target and actual total compensation elements, stock ownership, as well as benefits information, accumulated deferred compensation, and outstanding equity award values. The Committee believes that tally sheets are a useful tool in evaluating total compensation in relation to competitive market pay and internal pay practices. The independent Directors review and ratify all decisions by the Committee relating to the compensation of our executives (including the NEOs).
The Committee annually conducts an independence assessment of its advisors including the compensation consultant, consistent with NYSE listing standards and SEC rules governing our Proxy Statement disclosure.
ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
The Committee continued to utilize Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. The independent compensation consultant advised the Committee on executive compensation matters including current trends and the impact to compensation. The Committee assessed the ongoing engagement of Meridian for 2025 in accordance with our policy on criteria and assessment of the firm’s independence and concluded that the engagement of Meridian should continue and does not raise any conflicts of interest or similar concerns.
Fees Paid. The total amount of fees paid to Meridian for services provided to the Compensation Committee in 2024 was $368,775 (including reasonable travel and business expenses, as applicable). In addition, Meridian serves as the independent advisor to the Governance Committee regarding non-employee Director compensation matters, as appropriate, and received $14,596 for services relating to Director compensation for the same time frame.
SETTING TARGET PAY LEVELS
Target total direct compensation for each executive is intended to approximate the market median (50th percentile of the market), as defined by survey and public data relating to our Pharmaceutical Peers and General Industry Comparator Group. On an annual basis, the Committee reviews the total compensation opportunity of each NEO (as well as the other ELT members). This includes cash compensation (salary and target annual short-term incentive) and target annual long-term incentive compensation, as well as perquisites, retirement benefits and health and insurance benefits. The Committee, with the advice of its independent compensation consultant, then sets each NEO’s compensation target for the current year. This generally involves establishing an annual short-term incentive opportunity and a long-term incentive award.
We recognize that while some information is available on the performance of our non-U.S.-based peer companies, the compensation data can be limited in terms of comparable benchmarks and other information compared to peers with U.S. pay models. The Committee utilizes data on the pharmaceutical industry and complex multi-national companies as they provide useful comparative compensation data for our annual benchmarking analysis and are also a source of potential talent for Pfizer.

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The following explains the Committee’s approach for determining our executive pay targets:

Objective
We target the median compensation values of our peer and comparator groups to help determine an appropriate total compensation level and pay mix for our executives. The groups are selected based on their having comparable scope, complexity, revenue and similar compensation models.
We establish a competitive pay framework using our comparator groups’ median compensation values, to help determine the optimum pay mix of base pay, annual short- and long-term incentive targets. The framework is a general guide to determine the preliminary salary recommendation, target annual short-term incentive award opportunity, and target annual long-term incentive value for each executive position. In addition to using the peer data for our annual benchmark analysis, it is also used to benchmark:
•Plan design (both short-term and long-term)
•Performance metrics
•Perquisites
•Share usage
•Stock ownership guidelines
Note: The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median to reflect individual performance, responsibilities, and internal equity, among other factors.

Peers	2024 Pharmaceutical Peers (broad mix of large companies from the pharmaceutical industry)		2024 General Industry Comparators (broad mix of large, non-pharmaceutical, multi-national companies of similar size and complexity)

	Pharma* (12 peers)		General Industry** (19 peers)
	AbbVie Inc. Amgen Inc. AstraZeneca PLC Bristol-Myers Squibb Company Eli Lilly and Company Gilead Sciences, Inc.	GSK plc Johnson & Johnson Merck & Co., Inc. Novartis AG* Roche Holding AG* Sanofi*
3M Company
Abbott Laboratories
The Boeing Company
Caterpillar Inc.
Chevron Corporation
The Coca-Cola Company
Comcast Corporation
ConocoPhillips
Exxon Mobil Corporation
Honeywell International Inc.
International Business Machines Corporation
Lockheed Martin Corporation Mondelez International, Inc. PepsiCo, Inc. The Procter & Gamble Company RTX Corporation UnitedHealth Group Incorporated United Parcel Service, Inc. Verizon Communications Inc.
*       The Committee recognizes that while data are available on the performance of certain of our non-U.S.-based peer companies, the compensation data in some cases are limited in terms of comparable benchmarks and may use different pay models as compared to Pfizer’s pay model.
**     Effective for 2025, our General Industry Comparators were changed as Exxon Mobil Corporation and UnitedHealth Group Incorporated were removed and Danaher Corporation, Medtronic plc and Thermo Fisher Scientific Inc. were added.
PFIZER COMPARISON TO PEER GROUP MEDIANS
The table below compares our 2024 revenue, net income and market capitalization to the median revenue, net income and market capitalization for our 2024 Pharmaceutical Peer and General Industry Comparator Groups.

In Billions	Pfizer ($)	Pharmaceutical Peer Group Median** ($)	General Industry Comparator Group Median ($)
Revenue*	63.6	48.3	71.0
Reported Net Income*	8.0	10.7	9.7
Market Capitalization*	145.3	213.6	170.8
*       Revenue and Net Income based on published earnings releases. Market Capitalization as of February 13, 2025.
**     Excludes Novartis AG, Roche Holding AG, and Sanofi.

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SECTION 3 — How We Evaluate Performance: 2024 Compensation Decisions
LINKING PAY AND PERFORMANCE
This section highlights the Committee’s process for its key compensation decisions for 2024.
Setting Performance Objectives
The performance objectives for the NEOs reflect the goals that the CEO and the Committee believed our executives should focus on during the period in order to achieve Pfizer’s business goals, including financial, operating and/or strategic plans. The Committee monitors and reviews the progress on the individual performance objectives (measured on two six-month periods (semester basis)) for our NEOs.
Determining 2024 Awards — Paying for Performance
The Committee determined the bonus pool funding based on a holistic review of the company’s overall performance (see “2024 Annual Incentive Award/Global Performance Plan (GPP)”). Consistent with the company’s pay for performance philosophy, based on the Committee’s assessment of the NEOs’ 2024 performance against their objectives, as well as Pfizer’s overall performance, the Committee made compensation decisions using its judgement, advice from its independent compensation consultant, and input from the CEO (in the case of the other NEOs), focusing on each NEO’s performance against their individual financial and strategic objectives and other performance factors.
NEO Performance-Year Total Direct Compensation (Performance-Year TDC) and Summary Compensation Table Total Direct Compensation (SCT TDC)
The Committee uses a Performance-Year TDC approach to determine the competitiveness of our total direct compensation (TDC) versus peers, and to evaluate the alignment of pay and performance. The compensation decisions for the NEOs reflect their contributions to the company’s overall performance and that of their respective role, area and/or function. The table below provides the Performance-Year TDC versus the SCT TDC for the NEOs and is not intended as a substitute for the SCT. The differences between the Performance-Year TDC (Column D) and SCT Total (Column F), as illustrated below, are attributed to the timing of the inclusion of the LTI awards and the SCT reporting requirements for the PSAs, as well as the other amounts included in Column F, as applicable, such as change in pension value, retirement contributions and the cost of security services. Generally, for the SCT, the long-term incentive grants made during the year are included but only after the goals are set; therefore, due to the use of three one-year goals, the SCT TDC (Column E) and SCT Total (Column F) reflect the full value of the TSRU grants made in 2024 and one-third of each outstanding PSA grant that uses 2024 as one of its performance years (2022 and 2024 PSAs). As detailed earlier in this Proxy Statement (see footnotes to the “Summary Compensation Table” and “Long-Term Incentive Award Modification”), the modified 2023 PSAs did not include 2024 performance as a goal as they were modified to provide for an extension of two years and a performance period of 2025 - 2027. These PSAs will be reported in the SCT at the time the goals for these years are set. The Performance-Year TDC reflects the full value of both the TSRU and the PSA grants made in March 2025 (the year following the performance year).
Performance-Year TDC (Column D) for Dr. Bourla is $26.8 million compared to his 2024 SCT Total value (Column F) of $24.6 million, with the difference being that the reporting of LTI in the performance-year compensation shows the full value of the 2025 LTI grant, while the SCT Total shows the accounting expense for 2024 LTI awards, including the impact of the LTI award modification of the 2022 and 2023 TSRUs (approximately $1.0 million) and that these amounts do not include any portion of the 2023 PSAs. Additionally, the SCT includes among other things, $0.7 million for security services and $0.2 million in Savings Plan contributions.
Performance-Year LTI Value (Column C) for Dr. Bourla is the March 2025 grant of $18.0 million. The value for the LTI awards reported in the SCT ($14.8 million) includes the February 2024 TSRU grants ($9.0M), the LTI award modification incremental fair value of the TSRU values of approximately $1.0 million and one-third of the value of the 2022 and 2024 PSA grants. The TSRU grants made in March 2025 will be reflected in the 2025 SCT and the PSA portion of the LTI award made in March 2025 will be reflected in the SCT over three years (2025, 2026 and 2027).

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	Performance-Year Compensation(1)				Summary Compensation Table(2)
Name	Year-End Salary (A) ($)	Annual Short- Term Incentive Award (paid in March 2025) (B) ($)	Annual LTI Award(3) (granted in March 2025) (C) ($)	Total Direct Compensation (D = A + B + C) ($)	Total Direct Compensation(4) (Salary + Bonus + Non- Equity Incentive + equity awards valued on accounting basis) (E) ($)	Total(4) (Total Direct Compensation (E) + Change in Pension Value + All Other Compensation) (F) ($)
A. Bourla	1,800,000	7,020,000	18,000,000	26,820,000	23,652,663	24,648,727
D. Denton	1,358,400	2,963,400	5,000,000	9,321,800	7,887,594	8,124,542
M. Dolsten(5)	1,668,400	2,895,200	—	4,563,600	9,433,685	9,743,289
A. Malik	1,356,300	3,093,200	4,500,000	8,949,500	8,041,106	8,294,270
C. Boshoff	1,200,000	2,880,000	6,000,000	10,080,000	7,226,154	7,853,984
(1)The performance-year TDC calculation includes the value of the annual long-term incentive grant, attributable to, and in consideration of the individual’s performance in the performance year (made in March 2025), without regard to when the annual LTI performance goals are set for PSAs.
(2)Amounts reflected are the SCT Total amounts and SCT TDC, both of which reflect the grants made during the year for which the applicable performance goals for PSAs have been set under GAAP rules. The accounting rules provide that PSAs’ value is included when the applicable goals are set; therefore, one-third of the value of the PSAs is included in the SCT TDC in each of the applicable performance years as a result of the use of separate established annual goals.
(3)Annual LTI Award (Column C) amounts represent the 2025 annual LTI award value, which includes the value of the TSRUs and the full PSA grant value, and is reflective of LTI awards associated with the NEO’s respective roles. These grant values differ from the accounting values shown in the 2024 SCT.
(4)SCT TDC (Column E) includes salary, bonus, non-equity incentive compensation paid for the year and the value of the equity awards made during the year. The value includes, as applicable, the TSRUs granted in 2024 (including the incremental value of the modification of the 2022 and 2023 TSRUs to extend their term and vesting by two years), and the value of one-third of each of the 2022 and 2024 PSAs. The SCT “Total” (Column F) is composed of Total Direct Compensation (Column E), plus the change in pension value and All Other Compensation.
(5)Dr. Dolsten ceased serving as an executive officer at the close of business on December 31, 2024 and is no longer employed by the company having been terminated without cause on February 28, 2025. While Dr. Dolsten did receive a 2024 performance year bonus for his performance in 2024, his salary of $1,668,400 from April 2024 until his termination was unchanged, and he did not receive a 2025 annual long-term incentive award.
Compensation Actions Relating to the NEOs
The Committee assessed each NEO’s 2024 performance based on the contributions made during the year. The 2024 performance information regarding our NEOs is included in the “2024 NEO Performance Summaries” section elsewhere in this Proxy Statement.
LEADERSHIP TRANSITION
Dr. Mikael Dolsten (Chief Scientific Officer, President, Pfizer Research & Development)
Effective as of the close of business on December 31, 2024, Dr. Dolsten ceased serving as an executive officer of the company. To assist with the transition of his responsibilities, he served as a Special Advisor until his termination on February 28, 2025. As a result of his termination without cause, he became entitled to severance benefits under the Executive Severance Plan.
Dr. Dolsten’s severance payment was calculated using the plan’s regular formula (greater of: 13 weeks’ pay (weekly pay defined as annual salary plus target bonus/52)) plus 3 weeks’ pay for each complete year of service or one year’s pay (annual salary plus target bonus). Based on his 16 completed years of service, Dr. Dolsten was entitled to 61 weeks’ pay or $3,914,323 as his cash severance. Pursuant to the terms of the Executive Severance Plan, the severance will be paid as a lump sum in the seventh month following his termination consistent with the plan terms.
Outstanding equity awards held by Dr. Dolsten will be treated in accordance with the terms of the grants. Benefits provided are also consistent with the terms of each benefit plan and program. No enhanced treatment was provided in connection with his separation.
Effective January 1, 2025, Chief Oncology Officer and Executive Vice President, Dr. Chris Boshoff, MD, FRCP, FMedSci, Ph.D. was appointed as Chief Scientific Officer and President, Research & Development.

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2024 NEO PERFORMANCE SUMMARIES
The following is a summary of each NEO’s individual accomplishments for 2024.

Albert Bourla, DVM, Ph.D. Chairman and CEO

Under Dr. Bourla’s leadership in 2024, Pfizer successfully executed a year of transformative change and advanced innovation, realigning the R&D organization to help drive progress, making a positive impact for patients and strengthening our position as we strive to deliver shareholder value.
•Reached more than 414 million patients globally(1) with our medicines and vaccines in 2024.
•Ranked third largest biopharmaceutical company in oncology in the U.S. by revenue, demonstrating the power of our commercial capabilities and the combined Pfizer-Seagen oncology portfolio.
•Delivered strong pipeline performance with seven pivotal study starts, eight Phase 3 readouts, and 14 regulatory approvals (FDA/EMA) across Oncology and other important therapeutic areas.
•Successfully delivered on our $4 billion net cost savings target from our ongoing cost realignment program.
•Transformed commercial outlook for several key brands and established a strong foundation for future potential growth, driven by optimized Commercial organization and strategic leadership.

David M. Denton CFO, EVP

Mr. Denton was responsible for our financial management and played a key role in driving our financial results.
•Achieved 2024 revenue targets and surpassed the guidance for 2024 Adjusted Diluted EPS.
•Successfully delivered on our $4 billion net cost savings target from our ongoing cost realignment program.
•Reinvested $10.8 billion in internal R&D projects and returned capital directly to shareholders through approximately $9.5 billion of cash dividends.
•Generated approximately $12.7 billion of operating cash flow and monetized $7 billion of our Haleon stake.

Mikael Dolsten, MD, Ph.D. Chief Scientific Officer, President, Pfizer Research & Development(2)

Dr. Dolsten continued to drive the focus on executing on our robust pipeline and other R&D related initiatives.
•Delivered nine regulatory approvals (FDA/EMA) covering rare disease, vaccines, anti-infectives, and inflammation and immunology; achieved one proof of concept and six signs of clinical activity for early-stage assets.
•Advanced Pfizer’s innovative research pipeline achieving 18 advancements from Phase 1 to registration, with a focus on five therapeutic areas: inflammation and immunology, internal medicine, rare diseases, vaccines, and anti-infectives; initiated two pivotal studies.
•Ensured successful pharmacovigilance and medical support for all Pfizer products and clinical programs.

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Aamir Malik Chief U.S. Commercial Officer, EVP

Mr. Malik continued to strengthen the commercial operations that deliver medicines and vaccines to address domestic health priorities and that advance innovative initiatives that positively impact patients globally.
•Achieved $26.8 billion in revenue from the Pfizer U.S. Commercial Division, approximately 39% growth compared to full-year 2023.
•Demonstrated executional excellence by securing key vaccine contracts with leading retailers and health systems resulting in meaningful market share improvements for Comirnaty and Abrysvo, and successfully transitioning Paxlovid from U.S. FDA Emergency Use Authorization to an approved New Drug Application and obtaining broad commercial, Medicare and AssistRx access.
•Strengthened and advanced market-leading commercial capabilities across customer facing teams, market access and in-person and digital promotion resulting in significant growth in the U.S. versus 2023 for major products including Eliquis (14% growth), Nurtec (31% growth) and the Vyndaqel family (90% growth).
•Launched PfizerforAll.com, an innovative customer digital experience that provides fast, frictionless service for common conditions like migraine, COVID-19, RSV and other respiratory conditions to help consumers get care, fill prescriptions and find potential savings on Pfizer medicines.

Chris Boshoff, MD, FRCP, FMedSci, Ph.D. Chief Scientific Officer and President, Research & Development(3)

In 2024, Dr. Boshoff continued to strengthen Pfizer’s Oncology R&D and U.S. Oncology Commercial organizations in his role as Chief Oncology Officer. Effective January 1, 2025, Dr. Boshoff was appointed as the new Chief Scientific Officer and President, R&D, for Pfizer, responsible for integrating all therapeutic areas into a world-leading R&D organization with a more focused strategy, designed to drive the delivery of breakthrough medicines and vaccines with blockbuster potential.
•Successfully integrated Seagen into Pfizer, thereby strengthening and advancing Pfizer’s position as a leading Oncology company, focused on accelerating the development of potential next generation breakthrough treatments for people with cancer.
•Unveiled a strategic vision and approach for the new Pfizer Oncology organization during an Oncology Innovation Day, highlighting medicines and opportunities within the enriched pipeline with the potential to drive sustainable growth through the end of the decade.
•Contributed $11.6 billion in U.S. Oncology revenues.
•Enhanced the Oncology portfolio by delivering five regulatory approvals, five pivotal study starts, and nine first-in-patient milestones.

(1)The Patients Reached metric is calculated from Pfizer and third-party datasets. Figures may be limited given the coverage provided by external sources (e.g., calendar duration, geographic and product coverage) and are subject to change. Numbers are estimates and in some cases use global volume, daily dosage and number of treatment days to facilitate calculations. Methodologies to calculate estimates may vary by product type given the nature of the product and available data. Patients taking multiple Pfizer products may be counted as multiple patients towards total. Numbers include estimated patient counts from our Accord for a Healthier World program. Numbers do not include comprehensive estimated patient counts from Ex-U.S. Patient Support Programs. Historical estimates may periodically be subject to revision due to restatements in the underlying data source.
(2)Effective as of the close of business on December 31, 2024, Dr. Dolsten ceased serving as an executive officer of the company.
(3)Former Chief Oncology Officer and Executive Vice President, Dr. Chris Boshoff, MD, FRCP, FMedSci, Ph.D. was appointed as Chief Scientific Officer and President, Research & Development effective January 1, 2025.

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Executive Compensation
SECTION 4 — Benefit Programs
The following outlines some of our benefit programs available to eligible U.S.-based employees, including eligible NEOs (unless otherwise noted):

Plan/Eligibility	Description of Benefit

Pension and Savings Plans:
•Savings Plan (qualified defined contribution savings plan)
•Supplemental Savings Plan (non-qualified plan)
•Pension Plan (qualified defined benefit pension plan (frozen*))
•Supplemental Pension Plan (non-qualified plan (frozen*))

* Benefits under the Pension Plan and Supplemental Pension Plan were frozen in 2017 for all participants, although participants may continue to grow into retirement plan milestones.

All eligible employees earn retirement benefits through age- and service-weighted annual company-provided Retirement Savings Contributions (RSC) (5%-9%) on salary and bonus to the Pfizer Savings Plan (PSP), and, as applicable, to the Pfizer Supplemental Savings Plan (PSSP), in addition to our matching contributions to these plans.
The PSP permits eligible U.S. employees, including NEOs, to make pre- and after-tax and/or Roth contributions, from their eligible pay, up to certain limits and to receive company matching contributions. We also maintain the PSSP which permits participants, including NEOs, to make pre-tax contributions in excess of IRC limits on qualified plans and provides applicable matching contributions and the RSC for amounts not permitted under the PSP.
The provisions and features of the Pension Plan and Supplemental Pension Plan are described in the narrative accompanying the “2024 Pension Benefits Table” and the “2024 Non-Qualified Deferred Compensation Table.”

All eligible U.S. employees accumulate retirement benefits through the savings plans in the form of elective deferrals, matching contributions and/or the RSC.

Insurance Plans Medical, dental, life and long-term disability insurance.
Programs are designed to provide certain basic quality of life benefits and protections to U.S. eligible employees, including the NEOs, and at the same time enhance our attractiveness as an employer of choice.
The cost of these plans is shared between the employee and the company. The company’s cost of coverage for the NEOs ranges up to approximately $30,000 annually based on the coverage selected.

Supplemental Individual Disability Insurance Additional disability insurance coverage.
This is an optional individual disability benefit providing for coverage in excess of the limit provided under the company’s group long-term disability plan. Participants pay the full cost of this additional insurance coverage.

Deferred Compensation Executives may elect to defer certain compensation into the Deferred Compensation Plan (DCP).
Annual incentive awards and performance share award settlements may be deferred under the DCP. Deferrals into the DCP may be notionally invested in a selection of investment options, Pfizer stock unit funds, and/or a cash equivalent fund.

Retiree Healthcare Benefits Pfizer maintains post-retirement medical coverage.
Generally, access to post-retirement medical coverage at the employee’s cost is available to active employees who at separation either are at least age 50 with at least 10 years of service and whose age and service equals or exceeds 65 or who are at least age 62 with at least five years of service. Employees who separate with at least 15 years of service (after age of 40), receive a retiree medical subsidy account which may only be used to pay Pﬁzer’s share of the retiree medical cost. For U.S. eligible employees, including the NEOs, the total company-provided subsidy can range from $61,500 to $275,000 (based on service after age 40, subject to a cap of 25 years, and coverage tier). Coverage at the retiree’s cost may continue after the subsidy is depleted.

Executive Severance Plan
Provides severance benefits to NEOs (including the other ELT members) in the event of involuntary termination of employment without Cause as defined in the plan (including position elimination or reorganization-related termination (other than for Cause)).
Severance payments and benefits under the Executive Severance Plan are quantified in “Estimated Payments and Benefits upon Termination Table” later in this Proxy Statement.

Cash severance is equal to the greater of:
(a)one times pay (defined as base salary plus target annual incentive), or
(b)13 weeks’ pay plus three weeks’ pay per full year of service, subject to a maximum of 104 weeks’ pay.
The company’s executive severance policy provides that without shareholder approval, cash severance paid to our executives (including the NEOs) cannot exceed 2.99 times the sum of base salary plus target bonus. Since 2009, the Executive Severance Plan has provided and continues to provide, cash severance with a cap of 2 year's pay (104 weeks), which aligns with the current executive severance policy.
In addition to the cash severance, participants may continue participation in certain health and insurance benefits at active employee rates for a period of time and receive outplacement assistance.

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SECTION 5 — Other Compensation Programs and Policies
PERQUISITES
We provide a limited number of perquisites to our NEOs, based on local market practices including limited personal use of company aircraft, limited reimbursement for certain financial counseling, an annual executive physical and home security services (plus additional security services, as discussed below) and, solely for the CEO, use of a car and driver (as described below). The transportation benefits provide increased efficiencies and enable more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities. Since 2021, due to the significant ongoing and increased safety threats, the CEO and other NEOs are provided with additional personal security as deemed necessary by our internal and external security professionals. The Committee believes these perquisites contribute to executive security, recruitment and retention, and are consistent with market practice.
We do not provide tax “gross-ups” for perquisites provided to the NEOs, except in the case of certain business-related relocation expenses (consistent with our relocation policy for U.S.-based employees generally). Therefore, executives (including the NEOs) pay applicable taxes due on these perquisites. The Committee reviews and carefully considers the reasonableness of and rationale for providing these perquisites.

Perquisite/Description
Car and Driver
For the CEO:
For security reasons, a car and driver are available to the CEO for personal use (including commuting) and the cost does not need to be reimbursed to the company. Spouse/partner travel is generally considered personal use and the incremental cost of such travel must be reimbursed to the company.
For tax purposes, the cost of the personal use of the car and fuel is imputed as income to the CEO. All taxes on this income are paid by the CEO and no gross-up payment for these taxes is made by the company. Tax regulations provide the cost of the driver is not reportable as income to the CEO as a result of the recommendations contained in an independent, third-party security study.
The unreimbursed incremental cost to the company of personal use of a car and driver by Dr. Bourla in 2024 is reflected in the “All Other Compensation” column in the SCT and the related footnotes.

For the other NEOs: Cars and drivers are available for business reasons; NEOs (other than the CEO) are required to reimburse the company for personal use of cars and drivers.
Aircraft Usage
For the CEO:
The Board has determined that the CEO must use company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable, based on the recommendations contained in an independent, third-party security study. This study also recommends that the CEO’s spouse use company-provided aircraft when accompanying the CEO, to the maximum extent practicable. Personal travel by the CEO is subject to taxation and disclosure. Travel by the spouse is generally considered personal use and is subject to taxation and disclosure. All taxes on personal travel are paid by the CEO.

For the other NEOs:
Company aircraft are available for business travel and limited personal travel. Personal use is permitted only with the prior approval of the CEO or his designees and is subject to other limitations. Travel on company aircraft by Pfizer executives to attend boards of directors’ meetings at external companies is treated as personal travel. Personal travel is subject to taxation and all taxes are paid by the executives.

Financial Counseling and Security

We provide an allowance of up to $15,000 per year to the NEOs for financial counseling services, which may include tax preparation and estate planning services. Reimbursement for appropriate home security systems and monitoring charges is provided to the NEOs. Also, Pfizer may, based on the advice from its independent security consultant and other security experts, provide additional security services for our executives, as deemed appropriate. All taxes applicable to these benefits are paid by the respective executive.

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Executive Compensation
The value of perquisites, based on the incremental cost to the company, is included in “All Other Compensation” in the SCT as described above and includes the personal use of a company-provided car and driver and aircraft. The incremental cost for personal use of aircraft consists of the variable costs we incurred to operate the aircraft for such use. As our aircraft are used primarily for business travel, this does not include fixed or non-variable costs that would be incurred regardless of such personal use, such as crew salaries and benefits, insurance, aircraft purchase or leasing costs, depreciation, and scheduled maintenance.
TAX POLICIES
While the exception from the IRC Section 162(m) deduction limit for performance-based compensation was repealed, such that compensation paid to our NEOs in excess of $1.0 million is generally not deductible unless it qualifies for transition relief, the company will continue to utilize the transition relief provisions for eligible compensation to the extent possible. The Committee continues to believe that it is important to continue to maintain flexibility and the ability to pay competitive compensation by not requiring compensation to be deductible.
EQUITY AWARD GRANT PRACTICES
The Committee approved the equity awards to eligible employees, including the NEOs, at its February meeting. These awards are ratified by the independent Directors at the full Board meeting, typically, the fourth Thursday of February. In response to Item 402(x)(1) of Regulation S-K, the award grant practices approved by the Committee in early 2024 provide that grant dates will generally be the third business day following the expected 10-K filing but no earlier than the second business day following the actual 10-K filing.
The Committee approved the 2025 annual equity awards at its February 26, 2025 meeting. These awards were then ratified by the independent Directors at the Board’s February 27, 2025 meeting with a grant date of March 4, 2025 (the close of the third business day following the 10-K filing). The Committee and full Board meetings are generally scheduled at least one-year in advance. The Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of filings of material nonpublic information based on equity award grant dates.
Equity grants to certain newly hired employees, including executive officers, are effective on the last trading day of the month they commence employment with Pfizer. Special equity grants to continuing employees are effective on the last trading day of the month in which the award is approved or such later date as determined at the time of approval. Where applicable, the exercise/grant price for an award will be equal to the closing market price of our common stock on the grant date. Our equity incentive plan prohibits the repricing or exchange/cash out of equity awards without shareholder approval.
DERIVATIVES TRADING/HEDGING POLICY
Our policy prohibits all employees, including the NEOs, and Directors from purchasing or selling options on our common stock or engaging in short sales of our shares. It also prohibits trading in puts, calls, straddles, equity swaps or other derivative securities including exchange funds, that are directly linked to our common stock (sometimes referred to as “hedging”). See the “Other Governance Practices and Policies” section earlier in this Proxy Statement for additional information regarding this policy, as well as an overview of the company’s Insider Trading Policy.
COMPENSATION RECOVERY/CLAWBACK
In October 2023, the company updated its clawback policy to comply with the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and NYSE rules. The policy provides that Pfizer will seek recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by current and former executive officers.
The company also maintains robust recovery/clawback policies that are in addition to any policies or recovery requirements required under the SEC rules. Our equity and cash incentive awards contain compensation recovery/clawback provisions that authorize the cancellation and/or reduction of outstanding awards, including time-based awards, and the return of shares and/or cash paid and/or gain realized from an award, if the NEOs, other executives or employees: (i) engage in any activity in competition with the company; (ii) engage in any activity inimical, contrary or harmful to the interests of the company (or directly supervise any employee who engages in such activity) or that violates any company policies; or (iii) disclose or misuse any confidential information or material concerning the company. All equity awards are also subject to cancellation or reduction in payout by the Committee during their performance/vesting periods and until they are paid out or settled and for a period of one-year after settlement. Under the terms of the grants, in general, participants will not receive their awards following termination of employment until the original settlement date. In addition, the Compensation Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other

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executives upon an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities law. Where applicable, and as determined by the Committee, we will seek to recover any amounts deemed to have been inappropriately received by any executive officer.
Furthermore, in accordance with the terms of the Regulatory and Compliance Committee’s (RCC) Charter, if a government or regulatory action occurs that, in the judgment of the RCC, has caused significant financial or reputational damage to the company or otherwise indicates a significant compliance or regulatory issue within the company, then the RCC shall make a written recommendation to the Compensation Committee concerning the extent, if any, to which the incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in the conduct at issue or with direct supervision over an employee that engaged in the conduct at issue should be reduced, extinguished, or recovered.
The company will disclose our decision to take action when required by, and in compliance with, SEC rules and regulations and other applicable laws. In addition, when legally permissible to do so, we will disclose a decision to take action when the facts and circumstances of the matter have been publicly disclosed in the company’s filings with the SEC and where disclosure can be made without prejudicing the company and its shareholders.
STOCK OWNERSHIP AND HOLDING REQUIREMENTS
Our NEOs are required to maintain certain levels of ownership of Pfizer stock. The CEO is required to own Pfizer common stock equal in value to at least eight times his annual salary. Each of the other NEOs is required to own Pfizer common stock with a value equal to at least four times their annual base salary. Ownership includes shares owned directly or in a family trust controlled by the executive, plus shares and certain units (e.g., unvested RSUs and deferred units, excluding TSRUs and performance shares) held through various Pfizer plans and programs.
Our guidelines allow meeting these targets with certain milestones over five years. Until the applicable milestone is reached, the executive must hold and may not sell shares (except to meet tax-withholding obligations). Once the level is met, in accordance with the rules set forth in the guidelines, NEOs must hold and may not sell shares if it would cause their ownership to fall below that level.
We believe that these requirements align the interests of our NEOs with those of our shareholders. Additionally, long-term incentive awards continue to vest and settle in accordance with their stated terms following an NEO’s retirement, rather than vesting upon retirement, thereby maintaining the alignment with shareholders into retirement.
Consistent with our policy prohibiting the pledging of Pfizer stock, none of our NEOs or other executive officers have pledged Pfizer stock as collateral for personal loans or other obligations.
All of the NEOs (excluding Messrs. Denton and Malik) have met the requirements (full or applicable interim) under the guidelines (as noted below). Messrs. Denton and Malik are subject to interim milestone guidelines and were on track to be in compliance with the full guidelines had the decrease in stock price not caused the value of the holdings to fall below the interim guidelines. As such, Messrs. Denton and Malik are prohibited from selling shares until the interim guidelines have been met.
2024 Stock Ownership(1)

Name	Full Guidelines	12/31/2024 Multiple
A. Bourla	8X	19.5X
D. Denton(2)	4X	0.74X
M. Dolsten	4X	5.9X
A. Malik(2)	4X	0.58X
C. Boshoff(2)	4X	3.6X
(1)Determined using Pfizer closing stock price, base salary and shares held as of December 31, 2024 (rounded).
(2)Subject to interim milestone guidelines.

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Compensation Tables
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
A. Bourla Chairman and Chief Executive Officer	2024	1,800,000	—	4,838,694	9,993,969	7,020,000	—	996,064	24,648,727
	2023	1,787,500	—	8,745,187	8,761,683	0	8,440	2,259,254	21,562,064
	2022	1,737,500	—	9,296,191	9,526,444	7,650,000	2,473,747	2,333,571	33,017,453
D. Denton Chief Financial Officer, EVP(7)	2024	1,346,925	—	1,130,214	2,447,055	2,963,400	—	236,948	8,124,542
	2023	1,296,875	—	1,341,079	2,190,418	0	—	451,164	5,279,536
	2022	833,333	5,000,000	4,000,012	2,250,008	1,838,355	—	10,522,450	24,444,158
M. Dolsten Chief Scientific Officer, President, Pfizer Research & Development	2024	1,654,300	—	1,565,751	3,318,434	2,895,200	—	309,604	9,743,289
	2023	1,596,500	—	3,115,268	2,920,565	0	413,970	812,397	8,858,700
	2022	1,535,000	—	3,471,267	2,931,212	3,530,972	—	749,782	12,218,233
A. Malik Chief U.S. Commercial Officer, EVP(8)	2024	1,344,825	—	1,127,148	2,475,933	3,093,200	—	253,164	8,294,270
	2023	1,294,800	—	1,336,257	2,190,418	0	—	599,259	5,420,734
C. Boshoff Chief Scientific Officer and President, Research & Development(9)	2024	1,200,000	—	896,297	2,249,857	2,880,000	—	627,830	7,853,984
(1)Bonus. Shown in this column is Mr. Denton’s 2022 one-time sign-on cash payment (see the Leadership Transition section in the 2023 Proxy Statement).
(2)Stock Awards. Represents for each year, one-third of the PSAs granted and including that year in its performance period. Typically, in accordance with ASC Topic 718, these amounts include one-third of the award as each of the three annual goals is set. The PSA values shown for 2024 (for all NEOs excluding Dr. Boshoff) represent one-third of the value of the PSAs granted in 2024 and 2022, as 2024 was the first year of the performance period for the 2024 grant and the first year of the performance period for the modified 2022 grant, which due to the LTI award modification is using 2024 – 2026 as the three-year performance period. The 2023 PSAs are not included as they do not use 2024 as a performance year due to the LTI award modification and will use 2025 – 2027 as the performance period for this award. As such, the modified 2023 award will have goals set in each of these years and will be included in the 2025, 2026 and 2027 Summary Compensation Table. See “Long-Term Incentive Award Modification” earlier in this Proxy Statement.
There is no additional incremental cost for the modified PSAs, as these awards use variable/liability accounting. Pfizer will continue to amortize any remaining expense at the modification date over the remaining vesting from the original 3-year vesting period and continue to record the variable/liability accounting adjustment for market fluctuation over the two additional vesting years for the modified 5-year vesting period until these awards are settled.
For Dr. Boshoff, the value shown represents one-third of the Portfolio Performance Shares (PPSs) granted to him, prior to him joining the ELT, which included 2024 as a performance period and had the goal set in 2024. PPSs are performance shares granted to employees working to advance Pfizer’s product pipeline and align payouts to the progress on our pipeline measured by three metrics which are the same metrics used for the pipeline modifier for the GPP. Dr. Boshoff’s stock award amount represents the PPSs and PSAs based on the year in which performance goals are set, which includes: one-third of the 2022 and 2023 PPSs and one-third of the 2024 PSAs. As an ELT member, he no longer receives PPS awards.
The maximum potential values of the PSAs at the grant date, February 27, 2024 (using closing stock price of $26.89) based on the units included here (one-third of the grants in 2024 and 2022 (as applicable)), would be as follows (subject to rounding): Dr. Bourla—$9,677,388; Mr. Denton—$2,260,428; Dr. Dolsten—$3,131,502; Mr. Malik—$2,254,296; and Dr. Boshoff—$1,792,595 (including PPSs). The performance award grant date fair values have been determined using Pfizer’s closing stock price on the respective grant date.
However, the Committee considered the full value of the annual LTI award (without regard to when performance goals are set) when making the grant, and the below amounts represent the full 2024 grant date fair values (per share/unit) using the closing stock price on February 27, 2024 of $26.89 for the PSAs, and for the 5-Year and 7-Year TSRUs, the Monte Carlo values of $6.98 and $7.90, respectively, as discussed below:

	A. Bourla	D. Denton	M. Dolsten	A. Malik	C. Boshoff
A. PSAs at Target ($)	9,000,002	2,249,994	3,000,010	2,249,994	2,249,994
B. TSRUs ($)	8,999,427	2,249,857	2,999,811	2,249,857	2,249,857
C. 2024 LTI Award (Full Grant Date Fair Value) ($) (A + B) (Subject to Rounding)	17,999,429	4,499,851	5,999,821	4,499,851	4,499,851

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(3)Option Awards. Represents the aggregate grant date fair values of the TSRUs in accordance with GAAP. The grant date fair values have been determined in accordance with ASC Topic 718 using the Monte Carlo Simulation model, based on the assumptions and methodologies described in our 2024 Annual Report on Form 10-K (Note 13. Share-Based Payments). The 5-Year and 7-Year TSRUs’ Monte Carlo values were $6.98 and $7.90, respectively.

	A. Bourla	D. Denton	M. Dolsten	A. Malik	C. Boshoff*
A. 2024 TSRUs Annual Grant($)	8,999,427	2,249,857	2,999,811	2,249,857	2,249,857
B. 2022 Modified TSRUs** ($)	502,739	74,247	154,689	103,125	NA
C. 2023 Modified TSRUs** ($)	491,803	122,951	163,934	122,951	NA
D. Aggregate Incremental Fair Value of TSRUs Modified in September 2024** (B+C)	994,542	197,198	318,623	226,076	NA
Total “Option Award” Values ($) (A+D)	9,993,969	2,447,055	3,318,434	2,475,933	2,249,857
*       Dr. Boshoff did not hold PSAs or TSRUs eligible for the LTI award modification; therefore, he did not participate in the modification offer.
**     These amounts represent the incremental grant date fair value of $1.22 and $1.19, for each of the modified 2022 and 2023 5-year TSRUs, respectively, which were granted in February of those years. Mr. Denton’s 2022 grant was granted in May 2022, shortly after he joined Pfizer, and the incremental grant date fair value of the modification is $0.92 per TSRU.
(4)Non-Equity Incentive Plan Compensation. Represents annual incentive awards, earned under the GPP for the performance year noted and paid to the NEO early in the following year.
(5)Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Represents the change in the actuarial present value of the NEO’s accumulated pension benefits in 2024, 2023 and 2022, as applicable, measured against the prior year’s value. The pension amounts reported in the SCT are zero ($0) as the change in value, as applicable, was negative, as follows unless otherwise noted for 2024 and 2022, respectively: Dr. Bourla—2024 ($72,343); and Dr. Dolsten— 2024 ($380,063) and 2022 ($1,512,532). The 2022 amount for Dr. Bourla reflects his attainment of the “Rule of 90” (age plus service equal to or greater than 90) in 2022. This provides him with an unreduced pension benefit upon his retirement. Additionally, the value takes into account as a payment his one-time election of a notional transfer to the Pfizer Supplemental Savings Plan of $12,682,274, which was the present value of his post-2004 Supplemental Pension Plan benefit of July 1, 2022. Net of taxes ($182,270), the amount of the transfer was $12,500,004. Further information regarding pension plans is included in “The Pension Plan and Supplemental Pension Plan Summary” later in this Proxy Statement.
The pension amount for 2024 represents the difference between the December 31, 2024 and December 31, 2023 present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Pfizer Consolidated Pension Plan (the Pension Plan or the PCPP) and the Pfizer Consolidated Supplemental Pension Plan for U.S. and Puerto Rico Employees (the Supplemental Pension Plan), based on the assumptions reflected in the company’s financials as of December 31, 2024, as shown below:
a.Discount Rate: 5.73% for qualified pension plans; 5.61% for non-qualified pension plans.
b.Lump Sum Interest Rates: For Pfizer Retirement Annuity Plan (the Pfizer Sub-Plan of the PCPP), rates based on implied forward rates developed from the November 2023 full yield curve published by the IRS in December 2024 for Pension Protection Act (PPA) funding calculation purposes, adjusted based on the movement in the Mercer Yield Curve spot rates during December 2024. For Wyeth Retirement Plan U.S. (the Wyeth Sub-Plan of the PCPP), based on Pension Benefit Guaranty Corporation (PBGC) rates derived from 12-year spot rates from the projected full yield curve described in the preceding sentence.
c.Percent Electing Lump Sum:
i.75% relating to the Pfizer Sub-Plan (only applies to the extent the executive is eligible to receive a lump sum).
ii.70% relating to the Pfizer benefit formula in the Supplemental Pension Plan.
iii.85% relating to the Wyeth Sub-Plan and the Wyeth benefit formula in the Supplemental Pension Plan.
d.Mortality Table for Lump Sum: Unisex mortality table specified by IRC Section 417(e), with projected mortality improvements.
e.Mortality Table for Annuities: Pri-2012 annuitant mortality table. No collar adjustments were made for the qualified plan, and a white-collar adjustment was reflected for the non-qualified plan.
f.Mortality Improvement Scale for Annuities: MMP-2021 projection scale, which assumes an ultimate rate of improvement of 1.2% for ages below 65 and grades linearly to zero at age 115. The grade-down period to the ultimate rate occurs over a 15-year period based on year of birth, with the grade-down period weighted 67% for birth cohorts and 33% for the ultimate rates of improvement.

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(6)All Other Compensation. Column amounts represent the incremental cost to the company of perquisites, matching contributions, RSCs and other contributions, as applicable, under the Savings Plan and the Supplemental Savings Plan received by each NEO as detailed in the table below:

	Perquisites and Other Compensation					Employer Contributions
Name	Aircraft Usage ($)	Financial Counseling ($)	Car Usage ($)	Security ($)(a)	Other ($)(b)	Savings Plan ($)(c)	Supplemental Savings Plan ($)(c)	Total ($)
A. Bourla	56,253	15,000	20,276	661,133	402	17,250	225,750	996,064
D. Denton	52,471	15,000	—	574	537	13,213	155,153	236,948
M. Dolsten	65,913	15,000	—	5,310	50	44,850	178,481	309,604
A. Malik	85,980	13,006	—	—	1,662	37,536	114,980	253,164
C. Boshoff	91,775	7,700	—	—	366,355	15,146	146,854	627,830
a.Due to heightened security risks including threats made against our executives, additional security protection, pursuant to an independent security study and the advice of other security experts, has been provided to certain executives, where deemed appropriate, including some of our NEOs.
b.Includes the value of incidental items provided in connection with attendance at Pfizer business meetings. Also, includes the nominal values from our employee-to-employee recognition program linked to our Pfizer values. ELT members, including the NEOs are also eligible for annual executive physicals; however, no NEOs utilized this service in 2024.
i.For Mr. Denton, also includes relocation-related benefits pursuant to our relocation policy of $11.
ii.For Dr. Boshoff, also includes relocation-related benefits pursuant to our relocation policy of $366,155. Consistent with our policy for all U.S. relocations, this amount includes gross-up payments totaling $13,091.
c.Under the Savings Plan (up to IRC limits) and Supplemental Savings Plan, our NEOs (as applicable), consistent with all other participants, are eligible for matching contributions of up to 4.5% of their eligible pay (base salary and bonus) and a retirement savings contribution of 5% to 9% (based on age and years of service) of eligible pay.
(7)Mr. Denton joined Pfizer as Chief Financial Officer, Executive Vice President on May 2, 2022.
(8)Mr. Malik joined Pfizer in August 2021 and was not an NEO in 2022.
(9)Dr. Boshoff was appointed as Chief Scientific Officer and President, Research and Development, effective January 1, 2025 and was not an NEO in 2022 and 2023.

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2024 GRANTS OF PLAN-BASED AWARDS TABLE
This table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs during 2024. The long-term incentive awards were made under the 2019 Stock Plan and are described in the CD&A section “Elements of Our Executive Compensation Program.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)	All Other TSRU Awards: Number of Securities Underlying TSRUs(3) (#)	Exercise or Base Price of TSRU Awards ($/Sh)	Grant Date Fair Value of Stock and TSRU Awards(3) ($)
Name	Compensation Committee Approved Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target(3) (#)	Maximum (#)
A. Bourla			0	3,600,000	9,000,000
	2/21/2024	2/27/2024								644,640	26.89	4,499,587
	2/21/2024	2/27/2024								569,600	26.89	4,499,840
	2/21/2024	2/27/2024				0	179,944	359,888				4,838,694
		9/12/2024 (4)								412,081		502,739
		9/12/2024 (4)								413,280		491,803
D. Denton			0	1,346,988	3,367,470
	2/21/2024	2/27/2024								161,160	26.89	1,124,897
	2/21/2024	2/27/2024								142,400	26.89	1,124,960
	2/21/2024	2/27/2024				0	42,031	84,062				1,130,214
		9/12/2024 (4)								80,703		74,247
		9/12/2024 (4)								103,320		122,951
M. Dolsten			0	1,654,377	4,135,943
	2/21/2024	2/27/2024								214,880	26.89	1,499,862
	2/21/2024	2/27/2024								189,867	26.89	1,499,949
	2/21/2024	2/27/2024				0	58,228	116,456				1,565,751
		9/12/2024 (4)								126,794		154,689
		9/12/2024 (4)								137,760		163,934
A. Malik			0	1,344,888	3,362,220
	2/21/2024	2/27/2024								161,160	26.89	1,124,897
	2/21/2024	2/27/2024								142,400	26.89	1,124,960
	2/21/2024	2/27/2024				0	41,917	83,834				1,127,148
		9/12/2024 (4)								84,529		103,125
		9/12/2024 (4)								103,320		122,951
C. Boshoff(5)			0	1,200,000	3,000,000
	2/21/2024	2/27/2024								161,160	26.89	1,124,897
	2/21/2024	2/27/2024								142,400	26.89	1,124,960
	2/21/2024	2/27/2024				0	33,332	66,664				896,297
(1)Amounts are the threshold, target and maximum annual incentive award payout for the January 1, 2024 - December 31, 2024 performance period. The actual 2024 payout is reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)Amounts are the threshold, target and maximum share payouts under our PSAs. The “target” represents one-third of each of the 2022 and 2024 PSA grants (as noted earlier in this Proxy Statement). There is no payment for below threshold performance, so the amount is zero. See “SCT footnote 2” for further information on the full value of the 2024 PSA grant. The 2023 PSA grants will be accounted for based on the modified performance years 2025-2027 and will be disclosed starting in the 2025 Summary Compensation Table included in the 2026 Proxy Statement (see “Long-Term Incentive Award Modification” earlier in this Proxy Statement).
(3)Represent the award values as of the grant date (GAAP and as required under Regulation S-K). The values for the PSAs, PPSs and 5-Year and 7-Year TSRUs are shown at the respective grant date fair values as of: February 27, 2024 of $26.89, $6.98 and $7.90, respectively, in accordance with ASC Topic 718. The performance-based conditions that apply are discussed in the “2024 Annual Long-Term Incentive Award Program” section detailed earlier in this Proxy Statement. Long-term incentive grant values were converted into units using the closing stock price/value on the grant date. PSAs generally vest three years from the grant date. The 5-Year and 7-Year TSRUs also generally vest three years from the grant date and are settled on the fifth or seventh anniversary of the grant date, respectively.
(4)Represents the incremental grant date fair values of modified LTI awards as of the modification date with respect to each applicable award (2022 and 2023 5-Year TSRUs) and does not reflect new awards. The modified 2022 and 2023 TSRUs incremental grant date fair values are $1.22 and $1.19, respectively for grants made in February of those years; for Mr. Denton’s grant made in May 2022 the incremental grant date fair value is $0.92. As discussed earlier in this Proxy Statement and as detailed further in the “SCT footnote 2” , there are no additional incremental costs for the modified PSAs, as Pfizer currently uses variable/liability accounting for these awards. Pfizer will continue to amortize any remaining expense at the modification date over the remaining original 3-year vesting period and continue to record the variable/liability accounting adjustment for market fluctuations over the two additional vesting years for the modified 5-year vesting period until these awards are settled. Therefore, there is no additional incremental cost for the PSAs.
(5)For 2024, Dr. Boshoff received a grant of PSAs based on the ELT equity vehicles allocation of 50% PSAs, 25% 5-year TSRUs and 25% 7-year TSRUs. As noted previously, prior to becoming an ELT member, Dr. Boshoff received 50% of his long-term incentive award grant value as PPSs. As the PPS goals are set annually, the amount includes a portion of the PPSs granted in 2022 and 2023 which use 2024 as a performance year. As disclosed in the SCT, the amount includes: one-third of the 2022 and 2023 PPSs and one-third of the 2024 PSAs. As an ELT member, he no longer receives PPS awards, which are designed to reward eligible R&D employees for achieving R&D performance goals that support the pipeline.

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2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table details the outstanding equity awards held by our NEOs as of December 31, 2024.

			TSRU Awards(2)				Stock Awards(2)
Name	Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised TSRUs Vested (#)	Number of Securities Underlying Unexercised TSRUs Unvested (#)	TSRU Exercise Price ($)	TSRU Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Bourla	2/22/2018		238,399		30.17	2/22/2025
	2/28/2019		320,231		38.71	2/28/2026
	2/27/2020		582,823		31.31	2/27/2025
	2/27/2020		499,353		31.31	2/27/2027
	2/25/2021		491,626		33.82	2/25/2026
	2/25/2021		424,782		33.82	2/25/2028
	2/24/2022	(3)(4)		412,081	45.96	2/24/2029
	2/24/2022	(3)		362,427	45.96	2/24/2029
	2/23/2023	(4)		413,280	42.30	2/23/2030
	2/23/2023			359,681	42.30	2/23/2030
	2/27/2024			644,640	26.89	2/27/2029
	2/27/2024			569,600	26.89	2/27/2031
	1/1/2022–12/31/2026	(3)(4)							205,133	5,442,178
	1/1/2023–12/31/2027	(4)							210,773	5,591,808
	1/1/2024–12/31/2026								334,697	8,879,511
D. Denton	5/31/2022	(4)		80,703	53.04	5/31/2029
	5/31/2022			70,313	53.04	5/31/2029
	2/23/2023	(4)		103,320	42.30	2/23/2030
	2/23/2023			89,920	42.30	2/23/2030
	2/27/2024			161,160	26.89	2/27/2029
	2/27/2024			142,400	26.89	2/27/2031
	1/1/2022–12/31/2026	(4)							42,421	1,125,429
	1/1/2023– 12/31/2027	(4)							52,693	1,397,945
	1/1/2024–12/31/2026								83,674	2,219,871

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			TSRU Awards(2)				Stock Awards(2)
Name	Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised TSRUs Vested (#)	Number of Securities Underlying Unexercised TSRUs Unvested (#)	TSRU Exercise Price ($)	TSRU Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Dolsten	2/27/2020		224,163		31.31	2/27/2025
	2/27/2020		192,059		31.31	2/27/2027
	2/25/2021	(3)	210,697		33.82	2/25/2026
	2/25/2021	(3)	182,050		33.82	2/25/2028
	2/24/2022	(3)(4)		126,794	45.96	2/24/2029
	2/24/2022	(3)		111,516	45.96	2/24/2029
	2/23/2023	(4)		137,760	42.30	2/23/2030
	2/23/2023			119,894	42.30	2/23/2030
	2/27/2024			214,880	26.89	2/27/2029
	2/27/2024			189,867	26.89	2/27/2031
	11/7/2022	(5)					56,553	1,500,348
	11/7/2022	(5)					31,275	829,722
	1/1/2022–12/31/2026	(3)(4)							63,118	1,674,521
	1/1/2023–12/31/2027	(4)							70,258	1,863,945
	1/1/2024–12/31/2026								111,566	2,959,846
A. Malik	2/24/2022	(4)		84,529	45.96	2/24/2029
	2/24/2022			74,344	45.96	2/24/2029
	2/23/2023	(4)		103,320	42.30	2/23/2030
	2/23/2023			89,920	42.30	2/23/2030
	2/27/2024			161,160	26.89	2/27/2029
	2/27/2024			142,400	26.89	2/27/2031
	1/1/2022–12/31/2026	(4)							42,079	1,116,356
	1/1/2023–12/31/2027	(4)							52,693	1,397,945
	1/1/2024–12/31/2026								83,674	2,219,871
C. Boshoff	2/22/2018		8,741		30.17	2/22/2025
	2/28/2019		12,009		38.71	2/28/2026
	2/27/2020		21,127		31.31	2/27/2027
	2/25/2021		16,688		33.82	2/25/2028
	2/24/2022			10,222	45.96	2/24/2029
	2/23/2023			17,984	42.30	2/23/2030
	2/27/2024			161,160	26.89	2/27/2029
	2/27/2024			142,400	26.89	2/27/2031
	1/31/2022	(6)					65,245	1,730,950
	2/24/2022	(6)					1,098	29,130

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			TSRU Awards(2)				Stock Awards(2)
Name	Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised TSRUs Vested (#)	Number of Securities Underlying Unexercised TSRUs Unvested (#)	TSRU Exercise Price ($)	TSRU Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2/23/2023	(6)					3,864	102,512
	12/29/2023	(6)					36,853	977,710
	1/1/2020–12/31/2024	(6)							8,349	221,499
	1/1/2022–12/31/2024	(6)							5,786	153,503
	1/1/2023–12/31/2025	(6)							10,539	279,600
	1/1/2024–12/31/2026								83,674	2,219,871
(1)Subject to rounding. We have included a column showing the grant dates of TSRUs, RSUs, Profit Units (PTUs) and the associated performance periods for the PSAs and PPSs. The PSAs and PPSs shown represent the full grant for the applicable grant date (irrespective of when the goals are set). Under the terms of the vested TSRUs, retirement eligible employees may “exercise” their vested TSRUs and convert them to PTUs which are settled on the settlement date of the underlying TSRUs. The RSUs and PTUs noted above include the dividend equivalent units accrued from the exercise date to year-end, as applicable; however, the dividend equivalent units are not included in the tables below.
(2)TSRUs typically vest on the third anniversary of grant date and are settled on the fifth or seventh anniversary of grant, as applicable. The modified 2022 and 2023 5-year TSRUs now vest on the fifth anniversary of the original grant date and settle on the seventh anniversary. PSAs typically vest on the third anniversary of grant date and settle on the third anniversary of the grant date, as applicable. The modified 2022 and 2023 PSAs vest and settle on the fifth anniversary of the original grant date.
(3)Dr. Bourla’s February 24, 2022 annual grant consists of the following awards (subject to rounding), which were not eligible for retirement treatment, with the 7-year TSRUs vesting on the third anniversary of the grant and the 5-year modified TSRUs and the PSAs vesting on the fifth anniversary of the original grant date:

Grant Date	5-Year TSRUs	7-Year TSRUs	PSAs
2/24/2022	105,662	92,930	52,598
Dr. Dolsten’s annual grants (detailed below) include the following awards (subject to rounding), that are not eligible for retirement treatment, with the 7-year TSRUs vesting on the third anniversary of the grant and the 5-year modified TSRUs and PSAs vesting on the fifth anniversary of the original grant date:

Grant Date	5-Year TSRUs	7-Year TSRUs	PSAs
2/25/2021	35,116	30,342	*
2/24/2022	21,132	18,586	10,520
*Settled at zero value on February 25, 2024.
(4)TSRUs typically vest on the third anniversary of the grant date and are settled on the 5th or 7th anniversary of the grant, as applicable. All eligible NEOs elected to modify their 2022 and 2023 5-year TSRUs and 2022 and 2023 PSAs in accordance with the Tender Offer which closed on September 12, 2024. The modification extended the term and vesting period for the 2022 and 2023 TSRUs by two years (from a 3-year vesting schedule and a 5-year settlement period to a 5-year vesting schedule and a 7-year settlement period). The modification of the 2022 and 2023 PSAs extended the vesting from 3 years to 5 years and the performance period for the 2022 PSAs was modified from 2022 - 2024 to 2024 - 2026 and for the 2023 PSAs from 2023 - 2025 to 2025 - 2027.
(5)Dr. Dolsten exercised the following TSRUs and received the following resulting PTUs:

Exercise Date	TSRUs Exercised	TSRUs	PTUs	Distribution Date
11/7/2022	TSRU 2018 7YR	127,146	50,938	2/22/2025
11/7/2022	TSRU 2019 7YR	133,430	28,170	2/28/2026
	Total:		79,108
(6)Dr. Boshoff’s annual (February grant date) LTI awards in 2020, 2022 and 2023 awards are PPSs and 7-year TSRUs. The 2020 PPS grant vested on the third anniversary of grant and settle on the fifth anniversary of grant and the 2022 and 2023 grants vest and settle on the third anniversary of grant. The 7-year TSRUs vest on the third anniversary of the grant date and settle on the 7th anniversary of the grant date. Dr. Boshoff’s January 31, 2022 RSU grant vested 50% on January 31, 2025 and the remaining 50% vest on January 31, 2026. His grants on February 24, 2022 and February 23, 2023 vest one-third per year on the anniversary of the grant date. His December 29, 2023 grant vests in full on December 29, 2026.

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2024 OPTION/TSRU EXERCISES AND STOCK VESTED TABLE
The following table provides additional information about the value realized by the NEOs on the TSRU award settlements and unit award vesting that occurred during 2024. Note: the “exercises” of the TSRUs listed above are not reported in the table below until the PTUs are distributed on the original TSRU settlement date, at which time they would be shown in the Profit Units column. The information from this table and tables from prior years was used in the realized pay table elsewhere in this Proxy Statement.

	TSRU Awards			Option Awards		Restricted Stock/Restricted Stock Units/Profit Units(1)			Performance Shares Paid February 2024(2)
Name	Number of Shares Acquired on Exercise (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)
A. Bourla	24,496	8,831	679,998	—	—	—	—	—	—	—	—
D. Denton(4)	—	—	—	—	—	33,581	12,107	962,443	—	—	—
M. Dolsten	—	—	—	—	—	111,530	46,259	2,911,966	—	—	—
A. Malik(4)	—	—	—	—	—	49,369	20,195	1,432,208	—	—	—
C. Boshoff(5)	1,871	675	51,941	—	—	7,418	2,161	205,920	26,965	8,944	740,251
(1)The amounts reported in this column represent the payment of PTUs from the exercises on March 3, 2022 by Dr. Dolsten of the TSRUs granted on February 23, 2017 and February 28, 2019, that settled on February 23, 2024 and February 28, 2024, respectively. The fair market values for the PTUs at settlement were $27.76 and $27.04 for the February 23, 2017 and February 28, 2019 grants, respectively. Additionally, Dr. Dolsten deferred the dividend equivalent units earned on the PTU awards resulting from the February 23, 2017 TSRU exercise in the amount of $152,427. The amount also includes RSUs for Messrs. Denton and Malik as disclosed in footnote 4 (below).
(2)The 2021 PSAs which had a 2021-2023 performance period had a zero payout in 2024, so no amounts are reported in these columns for those holding these PSAs (Drs. Bourla and Dolsten). Dr. Boshoff had PPSs granted in 2019 and 2021 that settled in February 2024, which are reported in this column. Messrs. Denton and Malik did not have 2021 PSAs.
(3)Represents 7-Year TSRUs, which were granted on February 23, 2017, and settled on February 23, 2024, using the settlement price (20-day average) of $27.37 and a fair market value of $27.76. The 5-Year TSRUs which were granted on February 28, 2019 settled in 2024 with a zero payout.
(4)Mr. Denton’s RSUs represent the remaining 50% of the RSU award granted on May 31, 2022, which vested and settled on May 31, 2024 at a fair market value of $28.66 per share. The first 50% vested in 2023 on the first anniversary of the grant date. Mr. Malik’s RSUs granted on August 31, 2021 vested on August 31, 2024 and were distributed on September 3, 2024 (first trading day after the vesting date) at a fair market value of $29.01 per share. Dr. Boshoff’s RSUs granted on February 25, 2021 vested on February 25, 2024. The RSUs granted on February 24, 2022 vested one-third on February 24, 2024. Both awards were distributed on February 27, 2024 at a fair market value of $27.76 (first business day after vesting date). Dr. Boshoff also vested in one-third of his February 23, 2023 grant at a fair market value of $27.76.
(5)For 2024, Dr. Boshoff, as an ELT member, received a grant of PSAs based on the ELT equity vehicles allocation of 50% PSAs, 25% 5-year TSRUs and 25% 7-year TSRUs. As an ELT member, he no longer receives PPS awards, which are designed to reward eligible R&D employees for achieving R&D performance goals that support the pipeline. The PPSs that settled in 2024 are reported in the Performance Share column noted above.
RETIREMENT BENEFITS
The following shows the present value of accumulated benefits payable to each of our NEOs (who is a participant) in the Pfizer Consolidated Pension Plan (the Pension Plan or the PCPP) and the Pfizer Consolidated Supplemental Pension Plan for United States and Puerto Rico Employees (the Supplemental Pension Plan). The Pension Plan and the Supplemental Pension Plan were closed to new participants effective January 1, 2011, and were frozen for future accruals and eligible salary on December 31, 2017.

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Executive Compensation
2024 PENSION BENEFITS TABLE(1)

Name	Plan Name	Number of Years of Credited Service (#)	Age 65 Single-Life Annuity Payment ($)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on 12/31/2024 ($)	Lump Sum Value ($)
A. Bourla(3)	Pension Plan	24	99,753	1,223,972	—	99,753	1,325,499
	Supplemental Plan		8,697	92,336	—	8,697	106,978
M. Dolsten(4)	Pension Plan	9	41,404	497,934	—	41,404	549,782
	Supplemental Plan		431,209	5,133,874	—	431,209	5,600,070
(1)Messrs. Denton and Malik and Dr. Boshoff are not participants in these plans.
(2)Based on the December 31, 2024 assumptions used in determining our financial statement disclosure. See the “Summary Compensation Table” footnote for the assumptions used.
(3)The benefits shown for Dr. Bourla reflect an offset attributable to the value of 12,797,337 Greek drachma (GRD) in cumulative employer contributions that Pfizer made to the Greek TSAY (Greece Fund for Health Professionals), a government sponsored plan on his behalf from 1993 to 1999. For this purpose, benefits were converted from GRD to United States dollars (USD) using exchange rates (.0032520) and (.0030520) as of December 31, 2023 and December 31, 2024, respectively.
(4)The retirement benefits for Dr. Dolsten attributable to service prior to 2012 are based on the provisions of the Wyeth Sub-Plan formula and the Wyeth Supplemental Executive Retirement Plan formula.
The PCPP retains both the Pfizer and legacy company pension formulas, including: the Wyeth Retirement Plan U.S. (the Wyeth Sub-Plan), and the Pfizer Retirement Annuity Plan (the Pfizer Sub-Plan) formulas. Included are benefits earned under the related Supplemental Pension Plan, which includes both the Pfizer and legacy company pension formulas including the Wyeth Supplemental Executive Retirement Plan (collectively, the Supplemental Plans). Pension benefits for all eligible U.S.-based employees, including the eligible NEOs, were provided under the Pension Plan and Supplemental Plan formulas.
For the purpose of computing the “Lump Sum Value” for the Pension and Supplemental Plans shown in the table (above), interest rates as of January 1, 2025 are 4.17% for annuity payments expected to be made during the first 5 years, 4.76% for payments after 5 and up to 20 years, and 5.25% for payments made after 20 years. For the portion of the Wyeth formula benefit accrued prior to January 1, 2012, the lump sum assumption as of January 1, 2025 is based on the Unisex 1994 Group Annuity Mortality table blended 50% Male and 50% Female, and an interest rate of 2.10%, which is based on PBGC rates derived from the 12-year spot rates from the full yield curve developed for purposes of calculating lump sums under IRC Section 417(e).
We have presented additional information in the table in lieu of a sub-table and to enhance the narrative that follows the table. We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the table above. This column represents the amount payable upon attaining age 65 (or current age, if later), assuming termination of employment on December 31, 2024.
The immediately payable pension benefit and the lump sum value of that benefit for those NEOs who meet the criteria for benefit commencement under the Pension Plan and Supplemental Plans are also listed in the table above.

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THE PENSION PLAN AND SUPPLEMENTAL PENSION PLAN SUMMARY
The Pension Plan is a frozen, funded, tax-qualified, defined benefit pension plan and the Supplemental Pension Plan is a frozen, unfunded, non-qualified excess benefit plan both of which provide benefits to certain employees, including Drs. Bourla and Dolsten. (The other NEOs joined Pfizer after the plans were frozen to new participants.) The following table summarizes the terms of all pension plans, including the legacy plan benefits for our participating NEOs:
Pfizer’s Pension Plan

	Pfizer Benefits	Legacy Plan Benefits(2)
Name	Drs. Bourla and Dolsten	Dr. Dolsten

Time Frame	Dr. Bourla (all service) and Dr. Dolsten benefits from January 2012 until plan frozen on December 31, 2017	Pension benefits earned prior to January 2012

Plans	Pfizer Sub-Plan/ Pfizer Supplemental Pension Plan	Wyeth Sub-Plan/ Supplemental Plans

Pension Earnings
Highest five-calendar years’ average of salary and annual bonus(1) earned for the year (as of December 31, 2017). Benefits on earnings up to the tax code limit are included under the Pension Plan; benefits on excess earnings are accrued under the Supplemental Pension Plan

Highest five-years’ average of the last 10 years of salary and annual bonus(1) paid during the year (as of December 31, 2017). Benefits on earnings up to the tax code limit are included under the Pension Plan; benefits on excess earnings are accrued under the Supplemental Pension Plan

Formula	Greater of (1.4% of Pension Earnings) x (years of service); or (1.75% of Pension Earnings – 1.5% primary social security benefit) x (years of service) (as of December 31, 2017; capped at 35 years)	(2% of Pension Earnings –1/60th of annual primary social security benefit as of December 31, 2017) x (years of service) (as of December 31, 2011, capped at 30)

Form of Payment	Annuity or Lump sum	Annuity or Lump sum

(1)Bonuses other than the annual short-term incentive are not included in Pension Earnings under any of the plans.
(2)Dr. Bourla’s prior pension benefit from 1993 to 1999 accrued under the government sponsored Greek TSAY (Greece Fund for Health Professionals), is not a Pfizer sponsored program and as such is not listed. Dr. Dolsten has both a Pfizer Sub-Plan and Wyeth Sub-Plan benefit.
General
Contributions to the frozen Pension Plan are made entirely by Pfizer and are paid into a tax-exempt trust from which benefits are paid. Qualified pension plans, such as the frozen Pension Plan, limit the annual earnings that may be considered in calculating benefits and the maximum annual pension benefit. The frozen Supplemental Plan (non-qualified plan) provides, out of Pfizer’s general assets, benefits which are substantially equal to the difference between the benefits which would have been paid in the absence of these IRC limits and the amount that may be provided under the Pension Plan. The Supplemental Plans are unfunded; however, in certain circumstances Pfizer or a predecessor company established and funded trusts to provide for obligations under the Supplemental Plans.
Early Retirement Provisions
Under the Pfizer Sub-Plan and Pfizer Supplemental Plan, the normal retirement age is 65. Employees may begin benefits earlier, subject to the following provisions:
•If an employee terminates employment when the sum of their age and years of service equals or exceeds 90, the employee is entitled to receive an unreduced early payment of either an annuity or an equivalent lump sum. Dr. Bourla attained this milestone during 2022.
•If an employee retires on or after age 55 having 10 or more years of service, the employee may elect to receive either an early retirement annuity or lump sum payment, reduced by 4% per year for each year (prorated for partial years) that the benefit commences between the benefit commencement date and age 65. Dr. Dolsten attained this milestone in 2018.
Under the Wyeth Sub-Plan and Wyeth Supplemental Executive Retirement Plan, the normal retirement age is 65. Employees may begin benefits earlier, subject to the following provisions:
•If an employee retires on or after age 55 having 10 or more years of service, the employee may elect to receive either an early retirement annuity or lump sum payment, reduced by 3% per year for each year (prorated for partial years) that the benefit commences between the benefit commencement date and age 65. Dr. Dolsten attained this milestone in 2018.

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Executive Compensation
2024 NON-QUALIFIED DEFERRED COMPENSATION TABLE(1)
This table summarizes activity during 2024 and account balances in our various non-qualified savings and deferred compensation plans for our NEOs. The PSSP and DCP permit the executives to defer eligible earnings on a pre-tax basis. Other than employer contributions to the PSSP, the account balances in these plans are generally attributable to employee deferrals of previously earned compensation and the earnings on amounts in the plans. In addition to employee deferrals, generally, the PSSP has two types of company contributions: company matching contributions and the RSC, described in more detail below. The PSSP is a non-qualified supplemental savings plan that provides for the deferral of compensation, related company matching contributions based on the executive’s contributions and the RSC that otherwise could have been made under the related tax-qualified PSP but for the application of certain IRC limitations. In addition, the PSSP accepts transfers of Post-2004 Supplemental Pension Plan benefits into the plan which are treated as re-deferrals as required by IRC Section 409A.

Name	Plan(2)	Executive Contributions in 2024 ($)	Pfizer Contributions in 2024 ($)(3)	Aggregate Earnings in 2024 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2024 ($)(4)
A. Bourla	PSSP	101,850	225,750	1,302,557	—	28,024,816
	Deferred PSA	—	—	(161,229)	—	7,758,891
	Deferred RSU	—	—	(38,648)	—	1,906,231
	Total:	101,850	225,750	1,102,680	—	37,689,938
D. Denton	PSSP	63,198	155,153	2,142,699	—	14,098,600
	Total:	63,198	155,153	2,142,699	—	14,098,600
M. Dolsten	PSSP	78,558	178,481	505,314	—	7,172,842
	Deferred RSU	152,427	—	1,224,036	—	19,641,293
	Total:	230,985	178,481	1,729,350	—	26,814,135
A. Malik	PSSP	59,990	114,980	719,466	—	5,149,499
	Deferred GPP	—	—	263,879	—	2,060,253
	Total:	59,990	114,980	983,345	—	7,209,752
C. Boshoff	PSSP	51,805	146,854	155,455	—	1,690,646
	Total:	51,805	146,854	155,455	—	1,690,646
(1)Contribution amounts in this table have been reflected in the “Summary Compensation Table” and prior years’ summary compensation tables, as applicable (based on the year contributions were earned). Aggregate earnings are not reflected in the “Summary Compensation Table” and were not reflected in prior years’ summary compensation tables. For Dr. Bourla’s contributions, see Footnote 4 below.
(2)The PSSP contributions were based on the executive’s deferral election and the salary shown in the “Summary Compensation Table,” as well as annual incentive awards paid in 2024, previously reported in 2023. For Dr. Dolsten, the reported PSSP values include legacy Wyeth Supplemental Employee Savings Plan (Wyeth SESP) earnings and balances that he participated in prior to 2012. The Wyeth SESP is an unfunded, non-qualified supplemental savings plan. A rabbi trust was established to meet all or a portion of the obligations under the Wyeth SESP.
(3)Represents PSSP company matching contributions and RSC earned in 2024 and reported in the “Summary Compensation Table” under the “All Other Compensation” column.
(4)Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ account balances, including employee contributions, company matching contributions/RSC, other employer contributions, withdrawals and investment earnings thereon as of December 31, 2024. The amounts reported do not include the fourth quarter 2024 matching contributions or the RSC earned in 2024 because they were credited in early 2025; such amounts are included under the “Pfizer Contributions in 2024” column and in the “Summary Compensation Table” under the “All Other Compensation” column (based on the year contributions were earned). Additionally, the amount in the “Aggregate Balance” column reported for Dr. Bourla includes a one-time notional transfer of $12,500,004 from the post-2004 Supplemental Pension Plan benefit to the PSSP in August 2022.

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PFIZER SAVINGS PLANS
General
U.S.-based employees (including the NEOs) who meet the eligibility requirements may elect to participate in the PSP and the PSSP. Employer matching contributions and RSC amounts, if applicable, are reflected in the “All Other Compensation” column of the “Summary Compensation Table” or prior years’ summary compensation tables, as applicable. Note that investment earnings on the plan balances have not been included in the “Summary Compensation Table.”
Savings Plan
The PSP is a tax-qualified retirement savings plan into which participating employees may contribute a percentage of their salary and bonus (regular earnings).

Participants	Employee Contributions	Company Matching Contributions	Timing	Tax Law Restrictions

All NEOs	Up to 30% of “regular earnings” on a pre-tax basis, Roth basis and/or after-tax basis subject to IRC earnings cap of $345,000	Matching contributions are equal to 100% of the first 3% of “regular earnings” contributed and 50% of the next 3% of “regular earnings” contributed
Immediately vested; matching contributions are made shortly after the end of each quarter provided the employee is employed at the end of each quarter, unless the employee terminated employment due to retirement, death or disability. Distributable as a lump sum or in partial payments
“Annual Additions”* limited to $69,000 Elective annual deferrals (pre-tax/Roth basis) limited to $23,000 ($30,500 if over age 50)

*    Includes matching contributions, RSC, pre-tax contributions, Roth contributions and after-tax contributions.
Retirement Savings Contribution

Participants	Company Contributions	Timing

All NEOs	Age- and service-weighted annual company contribution from 5% to 9% of “regular earnings” which is vested after three years of service. (9% contribution when age and service equals or exceeds 65)
Made early in the following year but only if the employee is employed on December 31st of the respective year, unless the employee terminated employment due to retirement, death or disability. Subject to three-year cliff vesting

Supplemental Savings Plan
The PSSP provides employees the opportunity to make contributions and receive the crediting of company contributions equal to the difference between the amount that would have been allocated to an employee’s account, if the IRC limits described above under “Savings Plan — Employee Contributions” and “Savings Plan — Tax Law Restrictions” columns did not exist and the amount was actually allocated under the PSP.

Participants	Employee Contributions	Company Contributions	Timing	Form of Payment

All NEOs	May contribute up to 30% of “regular earnings” on a pre-tax basis	Matching contributions and RSC: Same as PSP above	Same as PSP above	Lump sum (default) or in 2 to 20 annual installments (as elected) following termination from service

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ESTIMATED PAYMENTS AND BENEFITS UPON TERMINATION TABLE
The following table shows the estimated payments and benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and other plans and programs that provide for benefits upon certain terminations, under the various termination scenarios as of December 31, 2024.

			Termination Without Cause		Termination on Change in Control		Death	Disability
Name	Severance(1) (A)($)	Other(2) (B)($)	Long-Term Award Payouts(3) (C)($)	Total (A+B+C)($)	Long-Term Award Payouts(4) (D)($)	Total (A+B+D)($)	Long-Term Award Payouts(4) ($)	Long-Term Award Payouts(4) ($)
A. Bourla	10,800,000	61,950	11,496,828	22,358,778	21,006,314	31,868,264	32,982,871	21,006,314
D. Denton	2,716,800	40,724	1,801,342	4,558,866	5,016,450	7,773,974	7,872,668	5,016,450
M. Dolsten(5)	3,914,323	38,761	3,752,737	7,705,821	6,862,584	10,815,668	10,827,300	6,862,584
A. Malik	2,712,600	61,652	1,855,338	4,629,590	5,007,376	7,781,628	7,953,439	5,007,376
C. Boshoff	2,400,000	38,446	3,287,014	5,725,460	5,987,967	8,426,413	8,344,369	5,987,967
(1)Severance equal to the greater of: (a) one year’s pay (base salary and target bonus); or (b) 13 weeks’ pay plus 3 weeks’ pay per full year of service, subject to a maximum of 104 weeks. These amounts do not include a bonus payment for the year of termination, if any, under the GPP. In general, under the terms of the GPP, in effect as of December 31, 2024, the individual may receive a pro-rata bonus for the year of termination at the company’s discretion (including a lower than target or no bonus amount).
(2)The company’s cost of 24 months of medical, dental and life insurance coverage with employee paying active employee rates. The amounts vary based on the coverages selected.
(3)These amounts represent the value of the long-term incentive awards that the participants would have been entitled to as of December 31, 2024 upon a termination without cause. Awards granted in 2024 will vest on a prorated basis and settle on the original settlement date. For Messrs. Denton and Malik, who are not retirement eligible, the modified 2022 and 2023 PSAs and TSRUs will be prorated and vest in 2027 and 2028, respectively, and will be distributed according to the modified terms of the awards.
For retirement eligible participants under the equity plan eligible for the modified awards (Drs. Bourla and Dolsten), the modified 2022 and 2023 PSAs and TSRUs will vest in 2027 and 2028, respectively. The TSRUs will continue to vest and will be distributed according to the modified terms of the awards. The 2022 and 2023 PSAs will be distributed according to the modified terms of the awards: (i) 2022 PSAs will be prorated and continue to vest and (ii) 2023 PSAs will continue to vest. Dr. Boshoff, who is also retirement eligible, did not have awards that were eligible for modification but all of his awards outstanding held at least one year would continue to vest upon his separation. Awards held less than one year will be prorated. Additionally, Dr. Boshoff’s retention awards (January 2022 and December 2023 RSUs) will be prorated upon his termination without cause.
(4)These amounts represent the value of the long-term incentive awards that the participants would have been entitled to as of December 31, 2024 upon a termination on the date of a change in control, death or disability. Other than death for which the awards vest and settle, for all other events awards will continue to vest and will be settled on the original settlement date.
(5)As further described in the “Leadership Transition” section elsewhere in this Proxy Statement, effective as of the close of business on December 31, 2024, Dr. Dolsten ceased serving as an executive officer of the Company. To assist with the transition of his responsibilities, he served as a Special Advisor until his termination on February 28, 2025. As a result of his termination without cause, he became entitled to severance benefits under the Executive Severance Plan.

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POTENTIAL PAYMENTS UPON INVOLUNTARY TERMINATION, DISABILITY, DEATH, RETIREMENT OR CHANGE IN CONTROL
For involuntary termination and termination due to disability, death, retirement or a termination following a change in control (subject to the plan provisions), all NEOs are eligible for the LTI treatment and benefits program detailed below:

Involuntary (termination without cause)

Benefits Program
•Health and life insurance benefits, at active employee rates, for up to 24 months following termination date.
•Savings Plan and Supplemental Savings Plan contributions generally will cease for those who are terminated due to involuntary termination without cause.
•See also description of severance payments under the Executive Severance Plan in the CD&A above.

Long-Term Incentive Program
•Vested TSRUs/PTUs will settle on the original settlement date.
•Unvested TSRUs will vest on a prorated basis and settle on their settlement date. Remaining unvested TSRUs will be forfeited.
•PSAs/PPSs will vest on a prorated basis and settle based on the actual performance at the end of the performance period. Remaining unvested PSAs will be forfeited.
•RSUs will vest on a prorated basis and settle on and be paid upon the termination date. The remaining unvested RSUs will be forfeited.

Disability

Benefits Program
•Company-paid long-term disability benefit equal to 50% of pay (salary and bonus) with optional employee purchase of 60% or 70% of pay. Covered pay maximum $500,000. Individual supplemental policy, if employee has purchased it, may provide a higher coverage.
•Health and life insurance benefits for 24 months for those who are approved to receive long-term disability benefits due to an injury or illness.
•Savings Plan and Supplemental Savings Plan contributions will cease for those who are terminated due to disability (after short-term disability ends).

Long-Term Incentive Program
•Vested TSRUs/PTUs will settle on the original settlement date.
•Unvested TSRUs will continue to vest and settle on their settlement date.
•PSAs/PPSs will continue to vest and settle based on the actual performance at the end of the performance period.
•RSUs will continue to vest and be paid according to the original vesting schedule.

Death

Benefits Program
•Life insurance death benefits of one times pay (salary plus bonus) with a maximum death benefit of $2.0 million.
•Additional death benefits of up to eight times pay (salary plus bonus), if the employee purchased additional coverage with a maximum supplemental death benefit of $4.0 million.
•Upon the death of an employee, pension and savings plan benefits and deferred compensation are payable in accordance with the terms of the plans and the executive’s prior elections (if any). Additionally, health insurance coverage continues for family members at no cost for three months, and afterwards either COBRA or retiree medical coverage (if eligible) is available.

Long-Term Incentive Program
•Vested TSRUs/PTUs are immediately settled. Unvested TSRUs are vested and settled. TSRUs will be settled using the greater of quarter end (prior to the death), Monte Carlo (binomial) valuation or the intrinsic value at time of death.
•PSAs/PPSs immediately vest and are paid out based on actual performance for the completed years and target for uncompleted years.
•RSUs immediately vest and are paid in full.

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Retirement

Benefits Program	•See “Pension and Savings Plans” and “Retiree Healthcare Benefits” for further information on health care, pension and savings plan benefits under Pfizer’s plans.

Long-Term Incentive Program
If a participant retires after attaining either age 62 with at least 5 years of continuous and uninterrupted service (for annual grants starting in 2022) or 55 with at least 10 years of continuous and uninterrupted service, both measured from the most recent hire date, or after attaining age and years of service totaling 90 or more after the first anniversary of the grant date:
•Vested TSRUs/PTUs will be settled on the original settlement date.
•Unvested TSRUs continue to vest and will be settled on their settlement date.
•PSAs/PPSs will continue to vest and will be settled based on the actual performance at the end of the performance period.
•RSUs (other than off-cycle grants) will continue to vest and be paid at the end of the original vesting schedule.
◦Off-cycle grants are typically forfeited.
Generally, if retirement occurs prior to the first anniversary of the grant date, the unvested portion of these long-term incentive awards is forfeited.
Based on age and years of service, as of December 31, 2024, Drs. Bourla, Dolsten and Boshoff were eligible for retirement treatment and had long-term incentive awards with a value of $5,591,808 for Dr. Bourla, $1,863,945 for Dr. Dolsten and $786,243 for Dr. Boshoff, as of December 31, 2024 had they retired on that date. These amounts do not include $2,512,945 for Dr. Bourla, $3,036,441 for Dr. Dolsten and $60,654 for Dr. Boshoff, representing the current value of their vested but unsettled TSRUs (and PTUs, as applicable) as of December 31, 2024. The actual amount received by these NEOs for their long-term incentive awards will be determined on the settlement date (in respect of TSRUs, PTUs and PSAs/PPSs) based on the values at the respective time and is not tied to retirement or other separation from service.

Change in Control

Long-Term Incentive Program
If a participant’s employment is terminated other than for Cause within 24 months following a change in control:
•Vested TSRUs/PTUs will settle on the original settlement date.
•Unvested TSRUs will continue to vest and settle on their settlement date.
•PSAs/PPSs will continue to vest and are settled based on the actual performance at the end of the performance period.
•RSUs will continue to vest and be paid according to the original vesting schedule.

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CEO Pay Ratio
The 2024 annual total compensation for Dr. Bourla was 269 times the annual total compensation of the median-paid employee as follows:

Annual Total Compensation
Albert Bourla	$24,648,727	(1)
Median-Paid Employee	$91,507	(2)
Ratio	269:1
(1)As reported in the “Total” column of the Summary Compensation Table.
(2)Cash compensation (including overtime pay) of $87,892; equity of $0; change in pension of $3,574 plus all other compensation of $41.
The annual total compensation, for purposes of the pay ratio, was determined using the requirements for the SCT for both Dr. Bourla and the median-paid employee. The employee representing the median-paid employee was newly identified for the 2025 Proxy Statement. The date chosen for identification of the median-paid employee was as of November 1 of the prior completed fiscal year. As the median-paid employee is employed outside of the U.S., the annual total compensation was converted to U.S. dollars using the spot exchange rate as of the last business day of the year (December 31, 2024).
To identify the median-paid employee for the 2025 Proxy Statement, we took the following steps:
1.Calculated the annual total cash compensation (annual base salary rate + actual incentive bonus paid during the prior 12 months, if applicable) for all employees of the company as of November 1, 2024. We believe that annual total cash compensation is a consistently applied compensation measure at Pfizer and most appropriate for determining the median-paid employee, as annual LTI awards are not granted widely to employees. We used actual annual total cash compensation (converted to USD based on the foreign exchange rate in effect on November 1, 2024), and did not make any assumptions or adjustments to the amounts determined.
2.The median-paid employee is selected by ranking the annual total cash compensation from lowest to highest of all employees (excluding the CEO, but including the other NEOs, full-time and part-time employees and employees on leave). In the event that there are multiple employees with compensation that is substantially similar to the median total cash compensation, this subset data is resorted by employee identification numerical order. The median employee from this subset with the substantially similar median compensation ultimately will be deemed to be the median-paid employee.
Pay–Versus–Performance Table (2020-2024)
The following table reports the compensation of our Principal Executive Officer (PEO or referred to herein as CEO) and the average compensation of the other non-CEO NEOs as reported in the Summary Compensation Table for the past five fiscal years, as well as Compensation Actually Paid (CAP) as calculated under the SEC Pay-Versus-Performance (PVP) disclosure requirements and certain performance measures required by the rules. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation S-K, and our Board believes that it is important to recognize that these amounts do not reflect the actual amount of compensation earned by or paid to our CEO and NEOs during the applicable fiscal year.

	Summary Compensation Table (SCT) Total for CEO* ($)	Compensation Actually Paid to CEO(1)/(2)/(3) ($)	Average SCT Total for (non-CEO) NEOs* ($)	Average Compensation Actually Paid to (non-CEO) NEOs(1)/(2)/(3) ($)	Value of initial fixed $100 investment based on		(GAAP)	Company Selected Measure (Non-GAAP)
Year					TSR (Pfizer) ($)	TSR (Peer Group)** ($)	Net Income ($B)	Adj. Net Income*** ($B)
2024	24,648,727	38,522,253	8,504,021	11,713,836	89	164	8.03	17.96
2023	21,562,064	(62,146,536)	6,330,278	(9,473,859)	91	156	2.12	11.24
2022	33,017,453	5,662,152	14,842,288	8,437,687	154	144	31.37	39.12
2021	24,353,219	115,175,594	9,289,461	40,940,768	172	134	21.98	25.24
2020	21,033,570	29,667,753	9,599,590	11,911,035	103	109	9.16	16.73
(Amounts are subject to rounding.)

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*       SCT Total. As noted earlier in this Proxy Statement, reflects the grants made during the year for which the applicable performance goals have been set under GAAP rules. The accounting rules provide that PSAs are deemed granted and therefore included in the SCT when the applicable goals are set; therefore, one-third of the PSAs is included in the SCT Total in each of the three performance years as a result of the use of three, separately established annual goals. For 2024, see “2024 Grants of Plan-Based Awards Table” for additional detail on the “Long-Term Incentive Award Modification” in September 2024. For 2022, equity awards reported in the SCT include the “make-whole awards” for Mr. Denton in connection with his hiring, as detailed in the Leadership Transition section in the 2023 Proxy Statement.
**     Peer Group TSR. Represents the DRG Index (NYSE ARCA Pharmaceutical Index) peer group.
***    Adjusted Net Income. Results used for PSA purposes. Adjusted Net Income is defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations and certain significant items; and is adjusted to reflect budgeted FX rates for the year and further refined to exclude certain other unbudgeted or non-recurring items including acquired in-process research and development expenses.
(1)To calculate CAP, as defined by the SEC, the following deductions and additions were made to the SCT Total compensation:
CEO — Summary Compensation Table Total to CAP Reconciliation(i)

Year	CEO/Principal Executive Officer (PEO)	Reported Summary Compensation Table (SCT) Total ($)	Deductions: Reported Value of Stock and Option Awards ($)	Deductions: Reported Change in the Actuarial Present Value of Pension ($)	SCT Adjusted Total ($)	Fair Value of Grant During the Year at 12/31 ($)	Change in Fair Value of Prior Years’ Awards (Unvested at 12/31) ($)	Change in Fair Value of Prior Years’ Awards that Vested During Applicable Year ($)	CAP to CEO ($)
		A	B	C	D=A-B-C	E	F	G	H=D+E+F+G
2024	Bourla	24,648,727	14,832,663	0	9,816,064	18,024,522	11,344,823	(663,156)	38,522,253
2023	Bourla	21,562,064	17,506,870	8,440	4,046,754	2,676,420	(54,869,053)	(14,000,657)	(62,146,536)
2022	Bourla	33,017,453	18,822,635	2,473,747	11,721,071	23,195,458	(19,441,173)	(9,813,204)	5,662,152
2021	Bourla	24,353,219	13,231,457	49,901	11,071,861	47,742,308	57,799,698	(1,438,273)	115,175,594
2020	Bourla	21,033,570	11,680,768	1,367,780	7,985,022	20,171,525	2,516,212	(1,005,006)	29,667,753
(Amounts are subject to rounding.)
(i) See “2024 Grants of Plan-Based Awards Table” for additional detail on the “Long-Term Incentive Award Modification” in September 2024.
Average Non-CEO NEOs — Summary Compensation Table Total to CAP Reconciliation(i)

Year	Non-CEO NEOs(ii)	Reported Summary Compensation Table (SCT) Total ($)	Deductions: Reported Value of Stock and Option Awards ($)	Deductions: Reported Change in the Actuarial Present Value of Pension ($)	SCT Adjusted Total ($)	Fair Value of Grant During the Year at 12/31 ($)	Change in Fair Value of Prior Years’ Awards (Unvested at 12/31) ($)	Change in Fair Value of Prior Years’ Awards that Vested During Applicable Year ($)	Avg. CAP to (non-CEO) NEOs ($)
		A	B	C	D=A-B-C	E	F	G	H=D+E+F+G
2024	Denton, Dolsten, Malik and Boshoff(iii)	8,504,021	3,802,672	—	4,701,349	4,881,641	2,183,867	(53,021)	11,713,836
2023	Denton, Dolsten, Lankler, Malik, Hwang, and Pao(iii)	6,330,278	3,903,883	126,204	2,300,191	583,665	(9,788,919)	(2,568,796)	(9,473,859)
2022	Denton, Pao, Dolsten, Hwang, and D’Amelio(iii)	14,842,288	6,029,494	—	8,812,794	6,608,542	(4,530,369)	(2,453,280)	8,437,687
2021	D’Amelio, Dolsten, Hwang, Lankler and Young(iii)	9,289,461	4,583,167	53,838	4,652,456	16,368,787	20,441,286	(521,762)	40,940,768
2020	D’Amelio, Dolsten, Hwang, and Young	9,599,590	4,416,359	1,050,895	4,132,336	7,370,367	1,057,547	(649,214)	11,911,035
(Amounts are subject to rounding.)
(i)    See “2024 Grants of Plan-Based Awards Table” for additional detail on the “Long-Term Incentive Award Modification” in September 2024.
(ii)    Except for Messrs. Denton and Malik and Dr. Pao, the NEOs met the criteria for retirement treatment on their equity awards for the respective year.
(iii)    For 2024, Dr. Dolsten served as an executive officer until the close of business on December 31, 2024 and terminated employment on February 28, 2025. For 2023, Ms. Hwang and Dr. Pao were no longer serving as executive officers at fiscal-year end (former Chief Commercial Officer (CCO) and Chief Development Officer (CDO), respectively). For 2022, Mr. D’Amelio was no longer serving as an executive officer at fiscal year-end (former CFO). For 2021, Mr. Young was no longer serving as an executive officer at fiscal year-end (former Group President, Chief Business Officer).

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(2)The Monte Carlo Simulation used to determine values for the TSRUs uses the valuation date (or the prior business day where the valuation date falls on the weekend or holiday) assumptions of: stock price, expected dividend yield, risk-free interest rate, and stock price volatility, as determined in accordance with ASC Topic 718. However, for outstanding awards granted prior to the Upjohn/Mylan transaction (closed November 2020) the valuations of these grants utilized an adjusted grant price which factored in the value of the dividends prior to the close, consistent with what shareholders would have already received. The PSAs valuation methodology utilized the equity intrinsic value accounting, with the applicable performance conditions applied and dividend equivalents accrued based on the applicable performance conditions. For Mr. Denton’s RSU “make-whole award”, dividend equivalent units are accumulated during the vesting period at the applicable dividend dates, and reinvested as additional RSUs which are settled in shares with the underlying RSUs on the vesting date.
(3)As the pension plan was frozen, no service cost was included in the calculation of CAP. Additionally, dividends are not paid on PSAs until they settle and then solely on the earned shares.
CEO AND AVERAGE NON-CEO NEO CAP PAY-VERSUS-PERFORMANCE
The following illustrates the relationship between the CAP of our CEO and average non-CEO NEOs (Avg. NEO) and company performance as well as peer performance.
•The 5-year compensation history of the CEO and Avg. NEO shows that the disclosed CAP aligns with Pfizer’s TSR which outperformed the DRG Index TSR for 2021 and 2022, tracked the DRG Index for 2020 and underperformed for 2023 and 2024. The values are based on a $100 investment made on December 31, 2019.
•Considering the significant weighting of long-term stock-based incentives in our pay mix (75%-80% for the CEO and 60%-70% on average for the other NEOs, of target total direct compensation) due to the intended alignment between the financial interests of our executives and shareholders, the CAP values are significantly influenced by Pfizer’s stock price.
•This is illustrated by the impact of stock price decline since 2021. When comparing year-end stock prices in 2021 ($59.05) to 2024 ($26.53), there was a reduction of approximately 55%, which resulted in a significant decline in CAP values since 2021.
•The significant weighting of long-term stock-based incentives in our mix is further demonstrated when the stock price increases, when comparing the 2020 year-end stock price of $36.81 to the 2021 year-end stock price of $59.05, which is an approximate 60% increase. This stock price increase resulted in a year-over-year change in value of outstanding long-term incentives which is reflected in the increase in the CAP value in 2021 compared to the CAP value in 2020.
The graphs below show the relationship between pay and performance.
CEO and Average NEOs CAP versus TSR Performance*
*    TSR value based on $100 investment of Pfizer versus DRG Index as of December 31, 2019.

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CEO and Average NEOs CAP versus Net Income (GAAP)

CEO and Average NEOs CAP versus Adjusted Net Income (Non-GAAP)
Overall, the Committee believes the executive compensation program strikes an appropriate balance between incentivizing our executives based on performance, as well as utilizing market competitive pay practices. This is also evidenced by the performance metrics the Committee selected to link pay with performance as described in the section below. See our “Compensation Discussion and Analysis” for additional information regarding Pfizer’s pay-for-performance executive compensation program.

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COMPANY PERFORMANCE METRICS
Pfizer’s executive compensation program appropriately aligns pay and performance as the Committee seeks to utilize metrics that incentivize and strengthen our alignment to our compensation philosophy, as well as our focus on long-term sustainable growth. The metrics (non-GAAP) listed below are the performance metrics the Committee deems as the most important financial performance measures used to link compensation actually paid to our NEOs to the company’s performance for the most recently completed fiscal year, as further described in our Compensation Discussion and Analysis within the sections titled “2024 Annual Incentive Award/Global Performance Plan (GPP)” and “2024 Annual Long-Term Incentive Award Program”.

Most Important Performance Measures
Adjusted Net Income
Total Revenue
Adjusted Diluted EPS
Cash Flow from Operations
CEO REALIZED PAY TABLE (SUPPLEMENTAL)
The supplemental table and graphs below compare the realized pay for Dr. Bourla over five years with the disclosed SCT Total and CAP.

Year	SCT Total ($)	CAP ($)	Realized Pay(1) ($)
2024	24,648,727	38,522,253	9,499,998
2023	21,562,064	(62,146,536)	25,724,089
2022	33,017,453	5,662,152	26,621,180
2021	24,353,219	115,175,594	16,676,919
2020	21,033,570	29,667,753	9,986,957
(Amounts are subject to rounding.)
(1)Realized Pay is defined as base salary, short-term incentive bonus paid on account of the performance year, and payouts/settlements of long-term incentive awards during the applicable year.

Year	Salary ($)	Bonus ($)	LTI Settlements ($)	Realized Pay ($)
2024	1,800,000	7,020,000	679,998	9,499,998
2023	1,787,500	0	23,936,589	25,724,089
2022	1,737,500	7,650,000	17,233,680	26,621,180
2021	1,687,500	8,000,000	6,989,419	16,676,919
2020	1,650,000	5,491,800	2,845,157	9,986,957
(Amounts are subject to rounding.)

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Supplemental Table: Realized Pay Comparisons

2020
2021
2022
2023
2024
$9,987
$29,668
$21,034
$16,677
$115,176
$24,353
$26,621
$5,662
$33,017
$25,724
$(62,147)
$21,562
$9,500
$38,522
$24,649
$(80,000)
$(60,000)
$(40,000)
$(20,000)
$0
$20,000
$40,000
$60,000
$80,000
$100,000
$120,000
$140,000
Pay ($000s)
Realized Pay
CAP
SCT Total

The graph above illustrates our CEO’s realized pay compared to the CAP and SCT Total for 2020-2024. For 2023, the year-end stock price declined from 2022, therefore resulting in a negative CAP value attributable to the decline in the value of outstanding equity awards. The CAP value differs significantly from the realized pay and SCT Total.
See our “Compensation Discussion and Analysis” for additional information regarding Pfizer’s pay-for-performance executive compensation program.

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This table provides certain information as of December 31, 2024 with respect to our equity compensation plans:
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	253,202,965	(1)	$34.08	354,621,464
Equity compensation plans not approved by security holders	0		N/A	86,776,983	(2)
Total	253,202,965		$34.08	441,398,447	(3)
(1)This amount includes the following (subject to rounding):
•19,621,312 shares to be issued upon the exercise of outstanding stock options as of December 31, 2024, of which 15,303,793 were granted from the Pfizer Inc. 2014 Stock Plan (the 2014 Stock Plan) with a weighted-average exercise price of $33.15, and 4,317,519 were granted from the Pfizer Inc. 2019 Stock Plan (2019 Stock Plan) with a weighted-average exercise price of $33.56.
•5,520,538 (maximum) Performance Share Awards (PSAs) to be issued, but not yet earned as of December 31, 2024, of which 5,518,586 were granted under the 2019 Stock Plan and 1,952 were granted from the Amended and Restated 2019 Stock Plan. The number of shares (to inactive participants) or cash (to active participants) at vesting, if any, to be issued pursuant to such outstanding awards will be determined upon the achievement of predetermined goals related to two measures: Adjusted Net Income over three one-year periods and the relative three-year TSR as compared to the DRG Index. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•33,938,132 (maximum) Portfolio Performance Shares (PPSs) to be issued, but not yet earned as of December 31, 2024, of which 33,659,800 were granted from the 2019 Stock Plan and 278,332 were granted from the Amended and Restated 2019 Stock Plan. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined upon the achievement of predetermined goals related to Pfizer’s long-term product portfolio during a three or five-year performance period, as applicable, from the year of the grant date. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•25,560,596 nonvested RSUs as of December 31, 2024, of which 24,967,039 were granted from the 2019 Stock Plan and 593,557 were granted from the Amended and Restated 2019 Stock Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (B).
•167,976,785 TSRUs not yet settled as of December 31, 2024. This includes the following shares granted under our stock plans:

Pfizer Stock Plans	Vested TSRUs	Weighted–Average Grant Price	Non–Vested TSRUs	Weighted–Average Grant Price
2014 Stock Plan	4,610,074	$34.58	0	N/A
2019 Stock Plan	78,464,970	$32.25	84,570,138	$35.96
Amended & Restated 2019 Stock Plan			331,603	$27.81
The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the settlement price and the grant price, plus the dividend equivalents accumulated, if applicable during a 5- or 7-year term. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant.
•585,602 Profit Units (PTUs), which are converted units from exercises of vested TSRU grants of which 260,065 were under the 2014 Stock Plan and 325,537 were under the 2019 Stock Plan.
(2)Represents the aggregate number of available shares that were assumed under the 2019 Stock Plan from the remaining shares available under the Seagen Inc. (Seagen), Arena Pharmaceuticals, Inc. (Arena), Biohaven Pharmaceutical Holding Company Limited (Biohaven), and Global Blood Therapeutics, Inc. (GBT) stock plans as adjusted for grants issued. These shares are exempt from shareholder approval requirements pursuant to NYSE Listed Company Manual Rule 303A.08. The assumed shares may be issued under the terms of the 2019 Stock Plan to legacy employees of the acquired companies and newly hired employees after the dates of the respective acquisitions.
(3)Represents the number of shares available for issuance pursuant to stock options and awards that could be granted in the future under the Amended and Restated 2019 Stock Plan inclusive of the shares we assumed from the remaining shares available under the Seagen, Arena, Biohaven, and GBT stock plans which can be issued to legacy employees of the acquired companies and newly hired employees after the dates of the respective acquisitions. Under the Amended and Restated 2019 Stock Plan, any option or TSRU granted reduces the available number of shares on a one-to-one basis and any whole share award granted (such as PSA, PPS or RSU) reduces the available number of shares on a three-to-one basis.
On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the MIP Plan), pursuant to which no subsequent awards have been or will be made. As of December 31, 2024, 59 Pfizer shares were issuable in settlement of the participants’ accounts, which are delivered in lump sums and installments upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

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Executive Compensation
Financial Measures
The following table contains a comparison of 2024 and 2023 U.S. GAAP to non-GAAP revenues and U.S. GAAP diluted EPS to non-GAAP adjusted diluted EPS for annual incentive purposes relating to “Annual Incentives Objectives and Results (For Annual Incentive Purposes)” within this Proxy Statement (Unaudited). These financial measures for annual incentive purposes utilize budgeted foreign exchange rates for the year and exclude certain other unbudgeted or non-recurring items. Therefore, these financial measures are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2024 Annual Report on Form 10-K.

(Billions, except per common share data)	2024	2023
GAAP Revenues*	$63.6	$59.6
Foreign exchange impact relative to rates in effect for budget purposes	—	0.7
Exclusion of non-recurring items	—	0.1
Royalty-related income*	—	(1.1)
Non-GAAP Revenues for Annual Incentive Purposes	$63.7	$59.3
GAAP Diluted EPS**	$1.41	$0.37
Amortization of intangible assets—net of tax	0.75	0.67
Acquisition-related items—net of tax	0.28	0.24
Discontinued operations—net of tax	—	—
Certain significant items—net of tax	0.67	0.55
Non-GAAP Adjusted Diluted EPS**	$3.11	$1.84
Foreign exchange impact relative to rates in effect for budget purposes	0.04	0.09
Acquired in-process research and development expenses—net of tax	—	—
Exclusion of non-recurring items	—	0.02
Non-GAAP Adjusted Diluted EPS for Annual Incentive Purposes	$3.15	$1.95
*       GAAP Revenues as reported in Pfizer’s 2024 Annual Report on Form 10-K. In the first quarter of 2024, we reclassified royalty income from Other (income)/deductions––net and began presenting Royalty revenues as a separate line item within Total revenues in our consolidated statements of operations. We reclassified $1.1 billion of Royalty-related income to Total revenues to conform the 2023 amount to the current presentation.
**     See the “Non-GAAP Financial Measure: Adjusted Income” section of the MD&A in Pfizer’s 2024 Annual Report on Form 10-K.
Note: Amounts may not add due to rounding.

92	Pfizer 2025 Proxy Statement

Shareholder Proposals

We expect the following proposal (Item 4 on the proxy card) to be presented by the shareholder at the Annual Meeting. The company is not responsible for any inaccuracies this shareholder proposal may contain. As explained below, the Board unanimously recommends that you vote “AGAINST” this shareholder proposal.
Item 4 – Shareholder Vote Regarding Golden Parachutes
Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who represents that he owns no less than 100 shares of Pfizer common stock, has notified Pfizer that he will present the following proposal at the 2025 Annual Meeting:
The Shareholder’s Resolution
Proposal 4 — Shareholder Vote Regarding Lavish Golden Parachutes
Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Corporate Governess Principals of the Company.
“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
Unfortunately some companies only apply the 2.99 limit to cash golden parachutes which means that there is no limit to lavish non-cash golden parachutes for which shareholders have no voting power.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that lavish golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.
This proposal topic also received between 51% and 65% support at:
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBV)
Fiserv (FISV)
Please vote yes:
Shareholder Vote Regarding Lavish Golden Parachutes — Proposal 4

2025 Proxy Statement Pfizer	93

Shareholder Proposals
Board of Directors’ Statement in Opposition to the Proposal
The Board of Directors unanimously recommends a vote AGAINST this proposal.
The adoption of this proposal is unnecessary and not in the best interest of Pfizer or our shareholders.
•Pfizer’s Executive Severance Plan (Severance Plan) provides severance equal to between one- and two-times base salary and target bonus, based on years of service. In addition, cash severance payments are already limited per our policy to a maximum of 2.99 times the sum of base salary and target bonus and shareholder approval is required for cash severance exceeding this limit.
•Adoption of the proposal, which would include payouts from long-term awards, would discourage the use of performance-based long-term awards in our compensation program. This would negatively impact Pfizer’s competitive position in the talent marketplace and inhibit our ability to attract, motivate and retain key talent.
•Pfizer’s shareholders already vote annually to express their approval or disapproval of Pfizer’s executive compensation program, including our Severance Plan. Our executive compensation program has received strong shareholder support of, on average, 93.5% of the votes cast over the past ten years.
•Since adoption of the Severance Plan in 2009, no cash severance pay has exceeded the amounts set forth under the Severance Plan.
•A similar proposal was voted upon in 2023 and received less than 10% support of the votes cast.

PFIZER’S EXECUTIVE SEVERANCE PLAN PROVIDES CASH SEVERANCE BELOW THE PROPOSED CAP AND AS A FURTHER LIMITATION, THE CASH SEVERANCE POLICY REQUIRES SHAREHOLDER APPROVAL FOR CASH SEVERANCE EXCEEDING 2.99 TIMES THE SUM OF BASE SALARY AND TARGET BONUS

The Board of Directors believes it is critical that the Compensation Committee should have the flexibility to set and apply the terms and other criteria for all plans within Pfizer’s executive compensation program, including the Severance Plan.
Pfizer’s Severance Plan, implemented in 2009, in combination with the cash severance policy, adopted in 2023, guards against excessive severance of the nature described in this proposal. The Severance Plan does not provide enhanced severance in the event of change in control and provides severance between one- and two-times the sum of base salary and target, based on years of service. The cash severance policy further prevents excess severance by requiring shareholder approval of any agreement, policy or arrangement that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary and target bonus. The Severance Plan benefits, and cash severance policy align with market best practices and are not considered excessive.
Severance payments made pursuant to the Severance Plan provide a valuable tool to safeguard the company’s best interests and help to ensure a smooth transition, ongoing cooperation following termination, protection of the company’s proprietary and confidential information or trade secrets, and a release of claims agreement against the company in the event of a termination.

MODIFYING OUR EXISTING SEVERANCE PLAN TO REQUIRE ADDITIONAL SHAREHOLDER APPROVAL OF LONG-TERM AWARD PAYOUTS IN THE CAP COULD IMPEDE OUR ABILITY TO ALIGN PAY WITH PERFORMANCE AND ATTRACT AND RETAIN EXECUTIVES

As part of our pay-for-performance philosophy, the majority of our executives’ pay opportunity consists of performance-based equity awards. These equity awards are designed to incentivize executives to focus on the company’s long-term performance and drive shareholder value. The restrictions requested by this proposal could undermine the desired link between long-term pay and performance and would discourage the use of these equity awards.
Adoption of the proposal would restrict the Compensation Committee’s ability to structure the executive compensation program as necessary to attract, retain and motivate key talent. The equity awards in our compensation program include market-based long-term incentives with vesting provisions tied to retention and alignment with shareholder value. To ignore the terms of the equity awards by potentially requiring shareholder approval for long-term incentive payouts upon termination could be in violation of the grant terms and could place Pfizer at a competitive disadvantage by limiting the company’s ability to attract and retain key executive talent in a highly competitive market, ultimately negatively impacting Pfizer’s long-term success and shareholders’ long-term interest.

94	Pfizer 2025 Proxy Statement

Shareholder Proposals
Additionally, if implemented, this proposal could significantly limit our ability to retain management employees, including our executive officers, during a potential change-in-control transaction as the shareholder approval requirement would cause delays and uncertainty regarding the payment of previously granted equity awards. Change in control provisions are designed to ensure executives act in the best interests of shareholders by retaining the executives and keeping their focus on business operations. Adding a shareholder approval requirement to honor the payment of previously negotiated and granted long-term awards would act as a disincentive for executives to remain with the company through the change in control transaction, as well as transition period after a transaction close.
The proposal as requested would essentially require Pfizer to seek the approval of shareholders regarding the compensation and terms regarding severance payments and other benefits upon termination of employment for each senior executive hired, thereby dictating that Pfizer either delay executive transitions until our regular Annual Meeting of Shareholders or call a special meeting for an executive’s termination if the combined payouts of severance, long-term incentive settlements and other pay exceeded the proposed cap. The Board believes this delay would impede the company’s regular operations and would be an unnecessary use of shareholder and company resources.
SUMMARY
Pfizer’s Severance Plan and cash severance policy reflect market best practices and are designed to drive long-term shareholder value by attracting, incentivizing, and retaining a talented executive team. The Severance Plan includes sufficient safeguards to guard against excessive payments upon a termination without cause or following a change-in-control coupled with the need for shareholder approval of cash severance payments in excess of 2.99 times the sum of base salary and target bonus.
Given these existing policies are already in effect at Pfizer, the adoption of this proposal is unnecessary and is not in the best interests of Pfizer or our shareholders.

The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

2025 Proxy Statement Pfizer	95

Shareholder Proposals
We expect the following proposal (Item 5 on the proxy card) to be presented by the shareholder at the Annual Meeting. The company is not responsible for any inaccuracies this shareholder proposal may contain. As explained below, the Board unanimously recommends that you vote “AGAINST” this shareholder proposal.
Item 5 – Issue a Report Evaluating the Risks Related to Religious Discrimination Against Employees
Kelly Aimone, represented by Bowyer Research Inc., P.O. Box 120, McKeesport, PA 15135, who represents that she owns at least $3,000 worth of shares of Pfizer common stock, has notified Pfizer that Bowyer Research will present the following proposal on her behalf at the 2025 Annual Meeting:
The Shareholder’s Resolution
Whereas: Pfizer is one of the largest companies in the United States and employs over 80,000 people. As a major employer, Pfizer should support the religious freedom of its employees. Pfizer is already required to comply with many laws prohibiting discrimination against employees based on their religious status and views.
Respecting diverse religious views allows Pfizer to attract the most qualified talent, promote a diverse and vibrant business culture, and is a key component to making sure it fully engages each of its employees. One of the best ways to promote religious diversity is through faith-based employee resource groups. ERGs allow like-minded employees to connect with one another, seek professional development, and promote understanding and dialogue with the broader workforce.
Despite this, the 2024 edition of the Viewpoint Diversity Score Business lndex1 found that over 64% of the largest tech and finance companies, as well as healthcare companies like Pfizer, do not have faith-based employee resource groups and that only 5% have faith-specific ERGs. Pfizer2 does not do this even though the vast majority of Americans identify as religious, and even though the Company recognizes ERGs formed around race, gender identity, military status, and a variety of other criteria.3
According to the 2023 Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.4 Pfizer needs to take proactive steps to address this shortcoming by promoting faith-based ERGs and providing them the same support and access that other ERGs enjoy.
Recent Supreme Court decisions in Groff v. DeJoy and Muldrow v. City of St. Louis have also clarified that religious protections for employees extend to all terms, conditions, and privileges of employment, not just monetary compensation. So, failure to allow faith-based ERGs may be illegal.
Resolved: Shareholders request the Board of Directors of Pfizer Inc. conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating the risks related to religious discrimination against employees.

1 https://www.viewpointdiversityscore.org/.
2https://1792exchange.com/pdf/?c_id=1137
3https://www.pfizer.com/about/responsibility/diversity-and-inclusion
4 https://www.viewpointdiversityscore.org/polling

96	Pfizer 2025 Proxy Statement

Shareholder Proposals
Board of Directors’ Statement in Opposition to the Proposal
The Board of Directors unanimously recommends a vote AGAINST this proposal.
•The report requested in this proposal is unnecessary and will not provide any benefit to the company or enhance shareholder value.
•Pfizer is an equal opportunity employer and takes this responsibility seriously. Our policies prohibit discrimination, harassment, or other forms of unlawful treatment.(1) We make employment decisions—including recruiting, hiring, assignments, training, compensation, evaluation, promotion, and termination—without regard to personal characteristics protected under applicable laws and Pfizer policy. These characteristics include, but are not limited to race, age, gender identification, sexual orientation, religion, and disability.(2) We aim to provide everyone with a fair chance to demonstrate their merit, regardless of their background or identity.
•Our Open Door Policy, including our Equal Employment Opportunity Policy, Discrimination Policy, and Blue Book guidelines, ensures colleagues have channels to report misconduct, including religious discrimination, anonymously and without fear of retaliation. We have proper protocols set up to investigate complaints promptly and comprehensively, and we administer disciplinary actions as warranted.(3)
•Furthermore, we regularly seek colleague feedback through our annual Pfizer Pulse survey, and other forums offered throughout the year. The survey provides a platform for our colleagues to give structured feedback and note areas of concern and allows us to measure and track priority areas and equip leaders with actionable insights.
CREATING AN INCLUSIVE WORKING ENVIRONMENT
At Pfizer, we are anchored in our values, including our firm belief in equity.
As such, we strive to foster an environment of equity, inclusion and understanding. We have always respected the variety of backgrounds and perspectives among our colleagues, including religious diversity. In this regard, we have taken proactive measures to educate and inform our colleagues about religious and cultural inclusion. We have a long-standing, comprehensive religious accommodations policy, and our People Experience team is thoroughly trained to support people leaders and colleagues in addressing any related requests.
KEEPING A PULSE ON COLLEAGUE MORALE AND CREATING SAFE SPACES
In this regard, we place significant importance on open communication and feedback, recognizing that listening and responding to colleagues’ input is essential for fostering a healthy work environment that attracts and retains top talent. Our annual engagement survey, Pfizer Pulse, serves as a structured platform for colleagues to provide feedback, allowing us to measure and track priority areas and concerns while equipping leaders with actionable insights.
In addition to our annual engagement survey, we gather feedback at various stages of the colleague lifecycle through focus groups, surveys, and colleague forums. The data collected enables us to respond promptly to the needs of our colleagues and to continuously refine our ways of working.
Furthermore, we establish safe spaces within our workplace to ensure colleagues feel confident and encouraged to share feedback with the company. The Office of the Ombuds is a resource available to colleagues at any level, offering information and guidance to help address and resolve work-related issues. We also organize company-wide safe space calls and provide multiple public, private, and anonymous channels for colleagues to share their feedback without fear of retaliation.
SUMMARY
Pfizer values the different perspectives, backgrounds, and experiences of its colleagues globally and trusts this diversity contributes to innovation and shareholder value. We strive to create an environment that helps to promote inclusion, understanding, and open communication, as well as a formal process for reporting complaints. The Board of Directors is confident that Pfizer’s existing policies already address the issues mentioned in this proposal and that additional reporting is not necessary or beneficial for Pfizer or its shareholders.
(1)     Pfizer’s Human Rights Policy Statement, https://cdn.pfizer.com/pfizercom/about/Human_Rights_Policy_Statement_2023.pdf
(2)     Id.
(3)     https://www.pfizer.com/about/responsibility/compliance

The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

2025 Proxy Statement Pfizer	97

Annual Meeting Information

Annual Meeting WHEN AND WHERE?
Date and Time	Location
April 24, 2025 9:00 a.m., EDT
Virtual Meeting Only: Please visit https://meetnow.global/PFE2025.
The 2025 Annual Meeting (the Annual Meeting or the Meeting) will be held in virtual format only through a live video webcast with the option to ask live questions. We designed the format to ensure that our shareholders who attend the meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting, allowing for broader shareholder attendance at no cost to the shareholder. Closed captioning will be provided.

HOW DO I ATTEND THE ANNUAL MEETING?
Please visit https://meetnow.global/PFE2025 to attend the Annual Meeting, where additional information will be available, including the Rules of Conduct and Meeting Procedures. On the day of the Meeting, shareholders may log in to the Meeting website beginning at 8:45 a.m. EDT and can attend the Meeting, ask questions and vote their shares. You will be required to enter a control number, which can be found on your Notice of Internet Availability (Notice), proxy card, electronic notification or voting instructions included with your proxy materials.

Registered Shareholders	Please visit https://meetnow.global/PFE2025 and enter your 15-digit control number found on the Notice, proxy card or electronic notification included with your proxy materials.
Beneficial Owners (Shareholders who hold shares through an intermediary, such as a bank or broker)
Please visit https://meetnow.global/PFE2025 and enter your control number found on the voting instructions included with your proxy materials. Access to the Meeting website will be available on the day of the Meeting beginning at 8:45 a.m. EDT. Beneficial owners should check with their intermediary through which they hold their shares to confirm whether it is necessary to register in advance of the Annual Meeting. If registration is required, please see “How Do I Register in Advance of the Annual Meeting?” below.

Guests
Please visit https://meetnow.global/PFE2025 and join the Annual Meeting as a “Guest.” You will not have the ability to ask questions or vote during the virtual meeting if you join the meeting as a Guest.

Proponents of Shareholder Proposals
The proponent of a shareholder proposal included in this Proxy Statement should notify the company in writing of the individual authorized to present the proposal at the Meeting at least two weeks before the Annual Meeting.

HOW DO I REGISTER IN ADVANCE OF THE ANNUAL MEETING?
While we expect the vast majority of beneficial owners will be able to attend the Annual Meeting, vote their shares and ask questions using the control number received with their proxy materials, as described above, we recommend that beneficial owners confirm this ability with the intermediary through which they hold their shares such as a bank or broker. If your intermediary does not provide for the ability to access the Annual Meeting using the control number found on the voting instructions included with your proxy materials, you will be required to request a legal proxy from your intermediary to register in advance of the Annual Meeting to participate in the Annual Meeting.
To register, you must submit proof of your proxy power (legal proxy) reflecting your ownership of Pfizer common stock, which can be obtained from your intermediary, and your email address. Requests for registration should be directed to Computershare and be received no later than 5:00 p.m., EDT, on April 18, 2025 at the following:
•By e-mail: Forward an image of your legal proxy to legalproxy@computershare.com along with your name and email address. Requests for registration must be labeled as “Legal Proxy”; or
•By mail: Computershare, Pfizer Legal Proxy, P.O. Box 43001, Providence, RI, 02940-3001.
You will receive a confirmation email from Computershare of your registration and a new control number, which will be 15-digits, which will allow you to attend the Annual Meeting, vote your shares, ask questions at the meeting and submit questions in advance of the Meeting.
If you have already voted your shares and then request a legal proxy, your original vote will be invalidated and you will be required to vote your shares again.

98	Pfizer 2025 Proxy Statement

Annual Meeting Information
HOW DO I ASK A QUESTION AT THE ANNUAL MEETING?
•IN ADVANCE OF THE ANNUAL MEETING: During the two weeks prior the Meeting, shareholders may submit questions via the Meeting website. See instructions below. The deadline to submit questions in advance is April 22, 2025 at 5:00 p.m. EDT.
◦Registered Shareholders: Registered shareholders can submit questions electronically via the Meeting website. Please visit https://meetnow.global/PFE2025 and enter the 15-digit control number included on the Notice, proxy card or electronic notification included with your proxy materials when prompted and follow the instructions on-screen.
◦Beneficial Owners: To submit a question in advance of the Meeting, using the Meeting website, beneficial owners must register in advance of the Meeting. See “How Do I Register in Advance of the Annual Meeting?” above.
•DURING THE ANNUAL MEETING: Shareholders will have the opportunity to ask live questions during the meeting. Details on how to ask live questions will be provided on the Meeting website provided below.
◦Registered Shareholders and Beneficial Owners: Please visit https://meetnow.global/PFE2025 and enter the control number included on your Notice, proxy card, voting instruction form or electronic notification when prompted and follow the instructions on-screen.
◦Note: Beneficial owners should check with their intermediary through which they hold their shares to confirm whether it is necessary to register in advance of the Annual Meeting in order to attend the Meeting. If registration is required, please see “How Do I Register in Advance of the Annual Meeting?” above.
We will hold a live Q&A session, during which we intend to answer as many questions as time permits. Questions must comply with the Rules of Conduct and Meeting Procedures, which will be available on the Meeting website, and be pertinent to Pfizer, our shareholders and the Meeting matters.
Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.
Questions and answers to any pertinent questions not addressed during the Meeting, will be published following the meeting on our Investors website at https://investors.pfizer.com/Investors/Overview/default.aspx.
WHAT IF I HAVE TECHNICAL QUESTIONS?
Beginning at 8:30 a.m. EDT on the day of the Meeting and through the conclusion of the Meeting, our support team will be ready to assist shareholders with any technical difficulties accessing and participating in the Meeting. Should you require assistance, please call the support team listed on the virtual Annual Meeting website at https://meetnow.global/PFE2025 or by phone, within the U.S., U.S. territories & Canada: +1-888-724-2416 or outside of the U.S., U.S. territories & Canada:+1-781-575-2748.
WILL THE VIRTUAL ANNUAL MEETING BE AVAILABLE FOR REPLAY?
A replay of the Annual Meeting will be made publicly available at https://investors.pfizer.com/Investors/Events--Presentations approximately 24 hours after the Meeting. The replay will be available for approximately one year.
WHAT IS A QUORUM FOR THE MEETING?
The presence of holders representing a majority of the voting power of all shares of Pfizer stock issued and outstanding and entitled to vote at the Annual Meeting, logging into the Meeting using the control number or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
Voting
WHO IS ENTITLED TO VOTE AT THE MEETING?
Holders of Pfizer common stock at the close of business on February 26, 2025 (the Record Date), are entitled to receive the Notice of 2025 Annual Meeting and Proxy Statement and to vote their shares at the Meeting. As of that date, there were 5,671,454,767 shares of the company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

2025 Proxy Statement Pfizer	99

Annual Meeting Information
HOW DO I VOTE?
Whether or not you plan to attend the Meeting, we urge you to review your proxy materials and vote your shares in advance of the Meeting.

By Mail
Complete, sign and date the accompanying proxy card or voting instruction form and return it in the prepaid envelope. If you are a registered shareholder and return your signed proxy card, but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.
If you are a registered shareholder and you do not have the prepaid envelope, please send your completed proxy card by regular mail to Pfizer Inc., Proxy Services, c/o Computershare Investor Services, P.O. Box 43119, Providence, RI, 02940-5110, or by overnight mail to Pfizer Inc., Proxy Services, c/o Computershare, 150 Royall St., Suite 101, Canton, MA 02021.

By Telephone or via the Internet
Registered Shareholders: Pfizer has established telephone and Internet voting procedures for registered shareholders. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.
•By Telephone: You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
If you are located outside the United States, Puerto Rico and Canada, see your proxy card for additional instructions.
•By Internet: The website for Internet voting is www.investorvote.com/PFE. Please have your Notice, proxy card or electronic notification handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
Telephone and Internet voting facilities for registered shareholders will be available until the polls close on April 24, 2025.
Beneficial owners: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We, therefore, recommend that you follow the voting instructions in the materials you receive.
If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction form.

At the Virtual Annual Meeting
If you were a registered shareholder at the close of business on February 26, 2025 and have your control number, you may vote your shares during the virtual Annual Meeting by following the instructions available on the virtual Annual Meeting website. Please visit https://meetnow.global/PFE2025 to access the virtual Annual Meeting.
If you hold your shares through an intermediary, such as a bank or broker, and your intermediary does not require registration prior to the Annual Meeting, please visit https://meetnow.global/PFE2025 to vote your shares during the virtual Annual Meeting. If your intermediary requires registration prior to the Annual Meeting, see “How Do I Register in Advance of the Annual Meeting?”

IS THERE A LIST OF REGISTERED SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?
As required by Delaware law, the names of registered shareholders entitled to vote at the virtual Annual Meeting will be available to registered shareholders for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m. EDT, at our principal executive offices at 66 Hudson Boulevard East, New York, NY, 10001-2192, Attention: Corporate Secretary. Registered shareholders must make an appointment.

100	Pfizer 2025 Proxy Statement

Annual Meeting Information
WHAT SHARES ARE INCLUDED ON THE PROXY CARD?
If you are a registered shareholder, you will receive a proxy card for all the shares you hold of record:
•in certificate form;
•in book-entry form; and
•in book-entry form in the Computershare Investment Plan.
If you are a Pfizer employee, you will receive either a proxy card or an electronic notification and/or a voting instruction form for all the Pfizer shares you hold:
•in a Pfizer savings plan; and/or
•in Grantor Trusts for deferred stock received by certain Pfizer employees.
Your proxy card will serve as a voting instruction form for the applicable savings plan and/or Grantor Trust.
If you are a Pfizer employee and you do not vote your shares or specify your voting instructions on your proxy card or voting instruction form, the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust.
To allow sufficient time for voting by the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 21, 2025.
If you hold Pfizer shares through any other company plan, you will receive voting instructions from that plan’s administrator, as applicable.
If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.
WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast*	No
Ratification of KPMG LLP	Majority of Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Shareholder Proposals	Majority of Votes Cast	No
*    Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Principles on our website.
Abstentions/Broker Non-Votes: If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws.
HOW WILL MY SHARES BE VOTED AT THE MEETING?
At the Meeting, the Proxy Committee appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:
•FOR the election of each of the Director nominees named in this Proxy Statement;
•FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year;
•FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
•AGAINST the shareholder proposals.

2025 Proxy Statement Pfizer	101

Annual Meeting Information
WHO WILL COUNT THE VOTES?
Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.
WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?
If you are a registered shareholder, you can revoke your proxy before it is exercised by:
•giving written notice to our Corporate Secretary;
•delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•voting at the virtual Annual Meeting by following the instructions available on the virtual Annual Meeting website.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following its instructions for how to do so.
Proxy Materials
WHY DID I RECEIVE THESE PROXY MATERIALS?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2025 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting.
The Notice of 2025 Annual Meeting and Proxy Statement and a proxy card or voting instruction form are being mailed or made available to shareholders starting on or about March 13, 2025.
CAN I ACCESS THE PROXY MATERIALS AND THE 2024 ANNUAL REPORT ON FORM 10-K ON THE INTERNET?
This Notice of 2025 Annual Meeting and Proxy Statement and the 2024 Annual Report on Form 10-K are available on our website at https://investors.pfizer.com/financials/annual-reports/default.aspx. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.
Registered Shareholders: If you vote on the Internet at www.investorvote.com/PFE, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to http://www.computershare.com/investor and following the enrollment instructions.
Beneficial Owners: Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.
HOW CAN I ELIMINATE DUPLICATE MAILINGS?
A single Notice of 2025 Annual Meeting and Proxy Statement and 2024 Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, may be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder. If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-733-9393 or writing to Computershare at P.O. Box 43119, Providence, RI, 02940-5110. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

102	Pfizer 2025 Proxy Statement

Annual Meeting Information
Other Questions
WHAT IS A BROKER NON-VOTE?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.“ In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation or the shareholder proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER AND HOLDING SHARES AS A BENEFICIAL OWNER?
If your shares are registered in your name with Pfizer’s transfer agent, Computershare, you are the “registered shareholder” of those shares. This Notice of 2025 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Pfizer.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of 2025 Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the Internet.
WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?
Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have hired Sodali & Co. 333 Ludlow Street, 5th Floor, South Tower, Stamford CT 06902, to distribute and solicit proxies. We will pay Sodali & Co. a fee of $35,000, plus reasonable expenses, for these services.
Other Business
The Board is not aware of any matters that are expected to come before the 2025 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.
The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our By-laws and the procedures described below.

2025 Proxy Statement Pfizer	103

Annual Meeting Information
Submitting Proxy Proposals and Director Nominations for the 2026 Annual Meeting

Type	Deadline	Submission Requirements*
Proposals for Inclusion in Our 2026 Proxy Materials	November 13, 2025	Must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended

Director Nominations Pursuant to Our Proxy Access By-law	Between October 14, 2025 and November 13, 2025	Must include the information set forth in our By-laws

Other Proposals or Nominations to be Brought before Our 2026 Annual Meeting
If the 2026 Annual Meeting is to be held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 24, 2025), then Pfizer must receive your notice not less than 90 days nor more than 120 days in advance of the anniversary of the 2025 Annual Meeting, or no earlier than December 25, 2025 and no later than January 24, 2026.
If the 2025 Annual Meeting is to be held on a date not within 25 days before or after such anniversary, then Pfizer must receive your notice no later than 10 days following the first to occur of:
•the date on which notice of the date of the 2025 Annual Meeting is mailed; or
•the date public disclosure of the date of the 2025 Annual Meeting is made.
Must include the information set forth in our By-laws

*    Proposals and/or nominations must be received at our principal executive offices at 66 Hudson Boulevard East, New York, NY, 10001-2192, Attention: Corporate Secretary.
For any other meeting, nominations (other than by proxy access) or items of business must be received by the 10th day following the date on which public disclosure of the date of the meeting is made.
Upon written request, we will provide, without charge, a copy of our By-laws. Requests should be directed to our principal executive offices at 66 Hudson Boulevard East, New York, NY, 10001-2192, Attention: Corporate Secretary.
CONSIDERATION OF POTENTIAL DIRECTOR CANDIDATES
On an ongoing basis, the Governance Committee considers potential candidates identified on its own initiative, as well as those identified by other Directors, members of management, search firms, shareholders and other sources (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance Committee as described in “How to Communicate with Our Directors” earlier in this Proxy Statement.
All candidates are required to meet the criteria outlined in this Proxy Statement, as well as those outlined in our Principles and other governing documents, as applicable, as determined by the Governance Committee. Further, each candidate must also meet the criteria in our Director Qualification Standards outlined above under “Director Independence.” Shareholder-recommended candidates will be evaluated by the Governance Committee in the same manner as other nominees.
Shareholder nominations must be made according to the procedures required under our By-laws (including via our proxy access by-law) and described above.

104	Pfizer 2025 Proxy Statement

Let’s Outdo **Cancer**

A world where people with cancer live better and longer lives. That’s Pfizer’s vision. We are accelerating breakthrough cancer medicines that bring new hope to patients everywhere.

Pfizer Inc.
66 Hudson Boulevard East
New York, NY 10001-2192
(212) 733-2323

www.pfizer.com
©2025 Pfizer Inc.
All rights reserved.

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Pfizer

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/PFE**
or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the US, US territories and Canada. Outside the US, US territories & Canada, call +1-781-575-2300. Standard rates apply.

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/PFE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Voting Matters

The Board of Directors recommends votes "FOR" the Director nominees listed below.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Ronald E. Blaylock	☐	☐	☐
02 - Albert Bourla	☐	☐	☐
03 - Mortimer J. Buckley	☐	☐	☐
04 - Susan Desmond-Hellmann	☐	☐	☐
05 - Joseph J. Echevarria	☐	☐	☐
06 - Scott Gottlieb	☐	☐	☐
07 - Susan Hockfield	☐	☐	☐
08 - Dan R. Littman	☐	☐	☐
09 - Shantanu Narayen	☐	☐	☐
10 - Suzanne Nora Johnson	☐	☐	☐
11 - James Quincey	☐	☐	☐
12 - James C. Smith	☐	☐	☐
13 - Cyrus Taraporevala	☐	☐	☐

+

The Board of Directors recommends a vote "FOR" Proposals 2 and 3.

Proposal	For	Against	Abstain
2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2025	☐	☐	☐
3. 2025 advisory approval of executive compensation	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" Proposals 4 and 5.

Proposal	For	Against	Abstain
4. Shareholder Vote Regarding Golden Parachutes	☐	☐	☐
5. Issue a Report Evaluating the Risks Related to Religious Discrimination Against Employees	☐	☐	☐

1 U P X +

0442NC

The 2025 Annual Meeting of Pfizer Inc. Shareholders

You will need to provide your control number which appears in the upper shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.investorvote.com/PFE

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at **www.investorvote.com/PFE**

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Pfizer Inc.

The 2025 Annual Meeting of Shareholders
Proxy Solicited by the Board of Directors of Pfizer Inc.

The undersigned appoints Albert Bourla, Douglas M. Lankler and Margaret M. Madden and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 26, 2025, the "record date," at the Annual Meeting of Shareholders to be held on April 24, 2025 at 9:00 a.m., Eastern Daylight Time, or any adjournment or postponement. The 2025 Annual Meeting will be held in a virtual meeting format only. To access the virtual Annual Meeting, please visit https://meetnow.global/PFE2025.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" PROPOSALS 1 - 3 AND "AGAINST" PROPOSALS 4 - 5, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

For Participants in the Pfizer Savings Plans Only
If you, the undersigned, are a participant in a Pfizer qualified defined contribution savings plan (the "Plans") who invests in one or more of the Pfizer stock funds in the Plans, this card will also be used to provide voting instructions to the Plans' Trustees for any shares of common stock of Pfizer Inc. held in the Plans, or any other qualified employee benefit plan or trust on the record date, as set forth in the Notice of 2025 Annual Meeting and Proxy Statement. Under the Plans, participants are entitled to direct the voting of shares held in their accounts. The Trustee will vote the shares in accordance with your instructions, subject to the terms of the applicable plan(s) and/or trust(s). In some cases, the Trustee may vote the shares held for you even if you do not direct the Trustee how to vote. In these cases, the Trustee will vote any shares for which the Trustee does not receive instructions in the same proportion as the Trustee votes the shares for which the Trustee does receive instructions, unless otherwise required by the Employee Retirement Income Security Act or the applicable plan(s) and/or trust(s). The voting deadline for plan participants is 10:00 a.m., Eastern Daylight Time, on April 21, 2025.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.